As Filed with the Securities and Exchange Commission on January 3, 2005 Registration No. 333-105407

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM SB-2

POST-EFFECTIVE AMENDMENT NO. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HEALTH SCIENCES GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado (State or other jurisdiction of incorporation or organization)	2833 (Primary Standard Industrial Classification Code Number)	91-2079221 (I.R.S. Employer Identification Number)

Howard Hughes Center

6080 Center Drive, 6th Floor

Los Angeles, California 90045

(310) 242-6700

(Address of Principal Executive Offices)

Fred E. Tannous, Chief Executive Officer

Howard Hughes Center

6080 Center Drive, 6th Floor

Los Angeles, California 90045

(310) 242-6700

(Name, address, including zip code, and telephone number, including area code, of Agent for Service)

Copies to

Leib Orlanski, Esq.

Kirkpatrick & Lockhart LLP

10100 Santa Monica Blvd., 7th Floor

Los Angeles, CA  90067

Telephone (310) 552-5000 Facsimile (310) 552-5001

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

PROSPECTUS

3,593,274 Shares

HEALTH SCIENCES GROUP, INC.

COMMON STOCK

This prospectus relates to 3,593,274 shares of common stock of Health Science Group, Inc. that may be sold from time to time by the selling shareholders named in this prospectus.

These shares are comprised of the following:

(1)

471,429 shares underlying the 12% $300,000 Convertible Debenture held by Cedar Crescent Holdings, Ltd.;

(2)

65,455 shares issued to Cedar Crescent Holdings, Ltd., in lieu of cash interest on the 12% $300,000 Convertible Debenture for the period February 25, 2003 to February 25, 2004;

(3)

13,957 shares issued to Cedar Crescent Holdings as a penalty for not procuring the registration effectiveness of their shares by August 30, 2003;

(4)

488,235 shares underlying the 12% $500,000 Convertible Debenture held by Castlerigg Master Investments, Ltd.;

(5)

70,588 shares issued to Castlerigg Master Investments, Ltd., in lieu of cash interest on the 12% $500,000 Convertible Debenture for the period May 23, 2003 to May 22, 2004;

(6)

657,140 shares underlying a $0.60 warrant held by Cedar Crescent Holdings, Ltd., and related parties;

(7)

676,470 shares underlying a $1.10 warrant held by Castlerigg Master Investments, Ltd., and related parties;

(8)

1,000,000 shares held by Fred Tannous and Bill Glaser, originally issued as shares subject to a pledge made to procure the 12% $300,000 Convertible Debenture;

(9)

150,000 shares held by Richardson & Patel, LLP for legal fees.

We will not receive any proceeds from the sales by the selling shareholders.

Our common stock is traded on the Over-The-Counter Bulletin Board maintained by the National Association of Securities Dealers, Inc. under the symbol “HESG.OB.”

The securities offered by this prospectus involve a high degree of risk.  See “Risk Factors” beginning on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is January 3, 2005

INSIDE FRONT COVER

TABLE OF CONTENTS

Page

PROSPECTUS SUMMARY

3

RISK FACTORS

7

CAPITALIZATION

13

USE OF PROCEEDS

13

MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

13

DIVIDEND POLICY

14

SELECTED CONSOLIDATED FINANCIAL DATA

14

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

  AND RESULTS OF OPERATIONS

16

SELECTED FINANCIAL DATA ON QUALITY BOTANICAL INGREDIENTS, INC.

34

BUSINESS

36

MANAGEMENT

49

CERTAIN TRANSACTIONS

55

DESCRIPTION OF CAPITAL STOCK

58

SHARES ELIGIBLE FOR FUTURE SALE

61

THE SELLING SHAREHOLDERS

62

PLAN OF DISTRIBUTION

63

LEGAL MATTERS

64

EXPERTS

64

ADDITIONAL INFORMATION

64

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LA-69502 v1 1002950-0201

WHERE YOU CAN FIND MORE INFORMATION

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov.  You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office

450 Fifth Street, N.W.

Room 1024

Washington, D.C.  20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.  Callers in the United States can also call 1-800-732-0330 for further information on the operations of the public reference facilities.

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LA-69502 v1 1002950-0201

PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information regarding our company and the common stock being sold in this offering, including “Risk Factors” and our consolidated financial statements and related notes, included elsewhere in, or incorporated by reference into, this prospectus.

Our Company

We are a vertically integrated provider of innovative products and services in the nutraceutical and cosmeceutical industries.  When we use the term “vertically integrated” we mean that we purchase raw materials and manufacture the end product from such materials.  The term “nutraceutical” means nutritional food supplements.  The term “cosmeceutical” means products which improve the appearance of the skin.

We offer value-added ingredients, bioactive formulations, and proprietary technologies used in nutritional supplements, functional foods and beverages, and skin care products.  When we use the term “bioactive formulations” we mean formulations of vitamins, herbs, minerals and other chemical compounds, which when ingested, affect the chemical processes taking place within the human organism.  The term “value-added ingredients” means raw materials, such as herbs, which are combined, processed and formulated in accordance with customer specifications and as a result have greater value to the customer than the raw material value of the ingredients.  “Nutritional supplements” means vitamins, minerals, herbs and chemical compounds designed to supplement nutrients derived from food for the purpose of maintaining the bodily requirements for proper health and nutrition.  “Functional foods” means nutritional supplements which provide some of the same material elements as found in foods.

We provide specialty compounding pharmacy services focused on delivering full service pharmacology solutions to customers with chronic ailments that require long-term therapy.  “Compounding pharmacy services” means pharmacy services provided by a licensed pharmacist which involve the combination of multiple ingredients to create specialty drugs derived from the constituent ingredients.  By “pharmacology” we mean compounds created based on the science of drugs.

We develop and sell high-margin products based on proprietary technologies in the areas of transdermal drug delivery, cosmeceuticals, and integrative medicine to customers who manufacture and distribute compounded pharmaceuticals, functional foods, skin care products and cosmetics.  By “transdermal” drug delivery we mean the ability of a lotion to penetrate the human skin and deliver a chemical compound into the bloodstream.  By “integrative medicine” we mean the combination of traditional medicine with alternative health care treatments.

We manufacture and process bulk botanical materials and nutritional ingredients for the nutraceutical, pharmaceutical and cosmetic industries.  By “nutraceutical” we mean nutritional food supplements.  We also developed a number of proprietary formulations which combine vitamins, herbs and other food supplements with traditional over-the-counter generic drugs.

Our business strategy is to develop new customer relationships in our core business, expand our marketing program by increasing existing product lines, marketing through new outlets and securing new distribution relationships, and by so doing increase our revenues.  We had net losses attributed to common shareholders of $8,447,276, $4,283,936 and $735,096 for our fiscal years ended in December 31, 2003, 2002, and 2001.  Our cumulative losses for the last three years amount to $13,466,308.  Our losses are substantial and increasing.

Our product offerings fall into the categories which are described below:

Bulk Botanical Products.  We manufacture and process bulk botanical herbs and nutritional ingredients which are sold to the nutraceutical, pharmaceutical and cosmetics industries.  We offer a selection of herbs and concentrated and standardized herbal extracts and a wide array of guaranteed potency herbs, bioflavinoids, antioxidants and beehive products.  These products are mixed and processed to customer specifications and do not have individual product names.

Specialty Pharmacy Products.  We mix and compound prescription drugs at our compounding pharmacy for the use by chronically ill patients.  The drugs which we compound include many of the currently available prescription

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medications and over-the-counter products which are prescribed by the patients’ physicians and which involve the mixing of different ingredients, FDA approved drugs and chemicals to the specifications determined by the patients’ physicians.

Transdermal Products.  We produce and sell a line of topical and transdermal drug delivery products in the form of a neutral base to which prescribed drugs can be added thereby enabling medicinal and therapeutic treatments to penetrate the skin.  These products include a variety of Hormone Replacement Therapy (HRT) bases, high absorption liposomal bases, anti-inflammatory bases and various skin care products, such as moisturizers and sunscreens.

New Products.  We plan to introduce a new product line, called CoCare™, which is based on pharmaceutical and nutraceutical ingredient combinations.  Our CoCare™ products are based upon our patented technology which combines over-the-counter pharmaceutical drugs with synergistic herbal ingredients.  Our CoCare ™ product line includes a combination of an anti-inflammatory product such as acetametophin with a synergistic formulation of select anti-oxidants such as green tea, astragalus root and elderberry and a liver protectant such as the herb, milk thistle.  We also have patents pending for products which include combinations of over the counter acid reflux, migraine headache and pain relief products combined with herbal products that mix synergistically with the over-the counter pharmaceutical product with which it is combined.

Summary of Risk Factors

The following summarizes certain of the risk factors which are set forth below under heading, “RISK RACTORS”, as follows:

•

Our auditors have provided a “going concern” qualification to our Consolidated financial statements.

•

There is a risk that we will be unable to obtain additional funds as we need them.

•

We face significant competition.

•

There is a risk that we may not be able to establish a marketing organization.

•

There is no assurance that we will be able to develop or acquire complementary products.

•

There may be insufficient consumer acceptance of integrative medicine products.

•

We may not be able to establish strategic alliances in order to market our products.

•

Government regulation could adversely affect the vitamin and supplement business.

•

We may be unable to retain or acquire additional skilled employees.

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The Offering

Common stock offered by selling shareholders	3,593,274 shares
Common stock to be outstanding after the offering	21,449,368 shares
Use of proceeds	We will not receive any proceeds from the sale of the common stock.
OTC Bulletin Board	HESG.OB

The above information is based on 17,856,094 shares of common stock outstanding as of December 15, 2004, assumes conversion into common stock of 471,429 shares underling the 12% $300,000 Convertible Debenture, conversion of 488,235 shares underlying the 12% $500,000 Convertible Debenture, exercise of the $0.60 warrant for 657,140 shares and of the $1.10 warrant for 676,470 by the selling shareholders and excludes:

•

4,926,000 shares of common stock issuable upon exercise of outstanding vested stock options at exercise prices ranging from $0.55 to $2.05 per share;

•

6,124,294 shares of common stock issuable upon exercise of outstanding warrants at exercise prices ranging from $0.85 to $4.25 per share;

•

1,000,000 shares of common stock issuable upon exercise of performance stock options, issued to Jacob Engel, at exercise prices ranging from $1.25 to $2.75 per share;

•

Between 1,000,000 and 1,500,000 shares of common stock issuable upon exercise of a callable performance, contingent warrant issued to Steven Antebi, exercisable at prices ranging from $1.25 to $2.75 per share.

•

882,353 shares of common stock issuable upon conversion of 30 shares of Series B Preferred Stock at a conversion price of $0.85 per share.

•

2,352,948 shares issuable upon conversion of 2,352,948 shares of Series A Preferred Stock at a conversion price of $0.85 per share.

Additional Information

Our executive offices are located at 6080 Center Drive, 6th Floor, Los Angeles, California 90045, and our telephone number is (310) 242-6700.  We are a Colorado corporation.

In this prospectus, the terms “we,” “us,” and “our” refer to Health Sciences Group, Inc., a Colorado corporation and its consolidated subsidiaries, as appropriate in the context, and, unless the context otherwise requires, “common stock” refers to the common stock, par value $0.001 per share, of Health Sciences Group, Inc., to which we may also refer as “HESG”.

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Summary Consolidated Financial Data

	Nine Months Ended September 30,	Year ended December 31,
	2004	2003	2002	2001

Consolidated Statements of Operations Data:
Net sales	$ 7,727,083	$ 17,771,050	$ 5,537,991	$ 341,813
Cost of sales	6,859,581	15,494,037	4,049,126	258,824
Operating expenses	4,905,067	7,829,092	5,568,983	908,455
Operating loss	(4,037,565)	(5,552,079)	(4,080,118)	(825,466)
Other income (expenses)	148,022	(1,866,983)	(203,818)	90,370
Net loss	(3,889,543)	(7,419,062)	(4,283,936)	(735,096)
Preferred Dividends	(456,341)	(1,028,214)	--	--
Net loss attributable to common shareholders	(4,345,884) =============	$ (8,447,276) =============	$ (4,283,936) =============	$ (735,096) ============
Basic and diluted loss per common share	$ (0.33) =============	$ (0.76) =============	$ (0.74) =============	$ (0.22) ============
Basic and diluted weighted average common shares outstanding	13,359,215	11,101,217	5,835,319	3,292,278

	September 30, 2004	December 31, 2003	December 31, 2002
Balance Sheet Data:
Cash and cash equivalents	$ 96,538	$ 265,060	$ 169,024
Working capital	(3,680,247)	(1,429,493)	(67,839)
Total current assets	2,347,919	4,802,130	1,267,831
Total assets	7,529,086	10,900,021	5,971,410
Total current liabilities	6,028,166	6,231,623	1,335,670
Total liabilities	9,404,630	9,981,095	1,501,442
Total stockholders’ (deficit) equity	(1,875,544)	918,926	4,469,968

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RISK FACTORS

This offering and any investment in our securities involve a high degree of risk.  You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our securities.  If any of the following risks actually occur, our business, financial condition and results of operations could be harmed.  The trading price of our common stock could decline, and you may lose all or part of your investment in our securities.

RISKS RELATED TO OUR COMPANY

The auditors’ report contains a statement that our net loss and limited working capital raise substantial doubt about our ability to continue as a going concern.

Our independent certified public accountants have stated in their report included elsewhere in this prospectus that we have incurred losses from operations and have limited working capital that raise substantial doubt about our ability to continue as a going concern.  We had net losses attributable to common shareholders of $8,447,276, $4,283,936 and $735,096 for our fiscal years ended in December 31, 2003, 2002 and 2001.  Our cumulative losses for the last three years amount to $13,466,308.  We hope to continue to fund operations through additional debt and equity financing arrangements that we believe may be sufficient to fund our capital expenditures, working capital, and other cash requirements for the year ending December 31, 2004.  The successful outcome of future financing activities cannot be determined at this time and there are no assurances that if achieved, we will have sufficient funds to execute our intended business plan or generate positive operational results.

There is a risk that we will be unable to obtain additional funds to maintain our operations.

We have limited cash liquidity and capital resources.  Our future capital requirements will depend, in the near-term, completely on obtaining additional debt or equity funding from new or existing investors.  We anticipate that we will need to raise approximately $2,000,000 in additional funding over the course of the next six months, assuming we do not engage in any acquisitions.  If we do engage in acquisitions, we will need to raise funds in amounts necessary to finance any such acquisitions.  There can be no assurance that we will be able to raise any such additional funds.  Moreover, if we obtain debt financing, there can be no assurance we will be able to service the debt.

We face significant competition.

The market for health-related retail goods and services is characterized by intense competition.  Nearly all of our existing and potential competitors have longer operating histories, greater experience, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than we do.  Because of their greater resources, our competitors are able to undertake more extensive marketing campaigns for their brands and services, and make more attractive offers to potential employees, retail affiliates, and others.  We cannot assure you that we will be able to compete successfully against our current or future competitors or that our business and financial results will not suffer from competition.

Our Stockholders may be diluted as a result of future financings.

Any equity financings would result in dilution to our then-existing shareholders.  Furthermore, the possible sale of restricted shares issued and outstanding may, in the future, dilute the percentage of free-trading shares held by a shareholder or subsequent purchaser of our securities in the market, and may have a depressive effect on the price of our securities.  Further, such sales, if substantial, might also adversely affect our ability to raise additional equity capital in the future.

There is no assurance we will be able to establish a marketing organization.

Our long term business plan is to market the dermatological and cosmeceutical products which we develop, either through the utilization of contract sales representatives or through the establishment of our own sales force.  If we do not

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establish a marketing organization, we may be hampered in the sale of our products.  We have not yet begun to develop such marketing channels as to do so would require an investment of substantial amounts of capital, approximately $2,500,000, which we currently do not possess and which we may never be able to access.  Accordingly, despite our plans, we may be unable to develop our own marketing channels and would therefore be relying on marketing partnerships with other companies with whom we have not yet established relationships nor arrangements.

There is no assurance that we will be able to develop or to acquire complimentary products.

Although we are presently focusing on the in-house development of our pharmaceutical and nutraceutical products, we may seek to acquire products, technologies or companies with products, manufacturing and distribution capabilities consistent with our commercial objectives.  We have not yet, however, at this stage identified such other products, technologies or other companies and there can be no assurance that we will be able to acquire such products or companies.  We presently do not have the capital to make acquisitions.  Accordingly, in the near term, any such acquisitions would most likely require that we issue stock in our Company to effect acquisitions which would result in dilution to our shareholders.

There may be insufficient consumer acceptance of integrative medicine products.

While we have developed a number of proprietary formulations that integrate traditional over-the-counter generic drugs with complimentary alternative medications such as vitamins, herbs and other nutraceutical supplements which we intend to market under the CoCare® brand name to address heart disease, cold and flu, arthritis, migraine, allergy and other conditions, there can be no assurance that the nascent field of integrative medicine will result in an established market for our products or that consumers will find our products more beneficial than existing over-the-counter generic drugs.

There can be no assurance we will be able to successfully brand our CoCare® products.

Creating a new brand normally requires a significant investment in advertising and promotion which would be beyond the current resources of our Company.  Without such financial and other resources, it would be extremely difficult to establish CoCare® as a brand.

We may not be able to establish strategic alliances in order to develop markets for our products.

Our business strategy for the exploitation of our CoCare® family of proprietary pharmaceutical and nutraceutical products require that we enter into strategic alliances and partnerships with pharmaceutical, nutraceutical and/or biotechnology companies in order to market and distribute such products.  We have explored such potential relationships with several such companies but to date have not entered into any such alliances and there can be no assurance that we will be able to enter into such alliances or agreements.  Failure to do so poses the risk that it may be difficult or impossible for us to realize our business plan objectives to develop or market our proprietary pharmaceutical and nutraceutical products.

Moreover, if we do enter into such agreements for alliances with pharmaceutical, nutraceutical and/or biotechnology companies, there can be no assurance that such agreements or alliances will be entered into upon terms which generate significant revenues or enable us to achieve profitability.  Furthermore, our plan is to retain exclusive or co-marketing co-promotion rights in the United States to our products, while out-licensing rights for other uses to our strategic partners and alliances.  There can be no assurance that we will be able to negotiate agreements which enable us to retain such rights.

We may be unable to protect our proprietary rights.

Although we have developed a number of proprietary formulations to integrate over-the-counter generic drugs with complimentary alternative medications for which there are patents pending, there can be no assurance that such patents will be issued or that our formulations do not infringe on other parties patents or proprietary rights.  Furthermore, there can be no assurance that even if we receive patents on our formulations we will be able to defend such patents against competitors with larger financial resources.  We have to date not encountered any litigation or threats in regard to proprietary rights.

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Because we are controlled by our officers and directors, shareholders may be unable to change our management.

Our officers and directors as a group collectively beneficially own approximately 33.5% of our outstanding common stock.  As a result, it would be difficult for other shareholders to remove our board of directors or effect a change in control or direct and control our operations, policies, and business decisions.

There is a risk that we will be unable to retain or acquire skilled employees to execute our growth plans.

Our potential for success depends significantly on our two executive officers, our Chief Executive Officer, Fred E. Tannous, and President, Bill Glaser.  We do not carry key-man life insurance on either executive.  Given the early stage of our development and our plans for rapid expansion, the loss of the services of either executive or the services of any other key employees we may hire in the future would have a substantial, adverse effect on our business.  We believe that our future success will depend in large part on our ability to attract and retain highly skilled technical, marketing and management personnel.  If we are unable to hire the necessary personnel, the development of our business would likely be delayed or prevented.  Competition for these highly-skilled employees is intense.  As a result, we cannot assure you that we will be successful in retaining our key personnel or in attracting and retaining the personnel we require for expansion.

We have employment agreements with Messrs. Fred Tannous and Bill Glaser, that commenced January 1, 2002 and end January 1, 2005.  The base salary under both of these employment contracts is $190,000 per year.  These contracts provide for incentive compensation of $20,000 per year each if our revenue per year is projected to be, based on fourth fiscal quarter of the prior year, equal to or greater than $10 million for such fiscal year, plus an additional $20,000 for each $5 million increment in such annual revenue per year.  If these employment contracts are terminated by us without good cause, or if we are in breach of the agreement, or if we assign the executive without his consent to a lesser responsibility status than his current position, or require the executive to be based elsewhere other than our principal executive office, then we are required to pay six months’ termination pay and accrued benefits prorated through the date of termination.

We may be subject to product liability claims for our products.

Customers and end users may sue us if any of our products sold to them fail to perform properly or injure the user.  Liability claims could require us to spend significant time and money in litigation and pay significant damages.  As a result, any of these claims, whether or not valid or successfully prosecuted, could have a substantial, adverse effect on our business and financial results.  We currently have product liability insurance limited to $1 million, however, we expect to increase the amount of coverage when we have sufficient funds to pay for such increase in coverage.  Although not a product liability case, one of our subsidiaries is a defendant in a $400,000 lawsuit which alleges we did not deliver a product in accordance with specifications.  See “Legal Proceedings” below.

RISKS RELATED TO THE INDUSTRY

Government regulation could adversely affect viability of selling vitamins, supplements and minerals.

In the United States, extensive federal government regulations may restrict the way dietary supplement products are sold, resulting in restrictions on these products and content which may result in significant additional expenses to us.  Also, numerous U.S. governmental agencies may regulate the manufacture, packaging, labeling, advertising, promotion, distribution and sale of dietary supplement products.  The primary regulatory agency in the United States for these products is the Food and Drug Administration (FDA).  The laws, regulations and enforcement policies governing dietary supplement products are relatively new and still evolving, and we cannot predict what enforcement positions the FDA or other governmental agencies may take with respect to our products.  In general, the dietary supplement industry has adopted different interpretations of these laws than have the relevant regulatory agencies.  We can not at this time determine the extent to which FDA regulation will impact our business.

Next, U.S. federal, state and local government regulations may restrict the products which we manufacture.  The U.S. FDA regulates vitamin, supplements and other health care products under the Federal Food, Drug and Cosmetic Act and regulations promulgated thereunder.  These products are also subject to regulation by, among other regulatory entities, the Consumer Product Safety Commission, the U.S. Department of Agriculture, and the Environmental Protection

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Agency.  Additionally, the U.S. Federal Trade Commission regulates advertising and other forms of promotion and methods of marketing of these products under the Federal Trade Commission Act.  Also, various state and local agencies may also regulate the manufacture, labeling and advertising of these products.

We cannot be certain that we comply with all laws and regulations in this area.  Enforcement actions by any of these regulatory agencies can result in civil and criminal penalties, an injunction to stop or modify certain selling methods, seizure of products, adverse publicity or voluntary recalls and labeling changes.  If any governmental agency were to undertake an enforcement action against us, this could cause an immediate decrease in our revenues, cause us to incur significant additional expenses and result in a decrease in our stock price.

There is a risk that the nutraceutical industry may become saturated.

We are part of the nutraceutical industry which has experienced the entry of new participants and suppliers on an ever increasing basis.  If this trend continues, the industry may reach a saturation point at which none of the suppliers will be able to sell their products at a profit.  Should that occur, our company would be adversely affected.

RISKS RELATED TO THE TRADING MARKET

We are listed on the NASD OTC Electronic Bulletin Board, which can be a volatile market.

Our common stock is quoted on the OTC Electronic Bulletin Board (“OTCBB”).  It is a more limited trading market than the NASDAQ SmallCap Market, and timely, accurate quotations of the price of our common stock may not always be available.  You may expect trading volume to be low in such a market.  Consequently, the activity of only a few shares may affect the market and may result in wide swings in price and in volume.

In 2001, our stock price ranged from a high of $4.90 to a low of $0.07; in 2002, our stock price ranged from a high of $4.20 to a low of $0.55; in 2003, our stock price ranged from a high of $1.80 to a low of $0.65; and in 2004, our stock price ranged from a high of $1.50 to a low of $0.49.

The stock market has experienced significant price and volume fluctuations, and the market prices of nutraceutical companies, particularly small capitalization companies such as HESG, have been highly volatile.  Investors may not be able to sell their shares at or above the then current, OTCBB price.  Recent changes in the rules of the OTCBB may make it difficult for small companies such as ours to continue to be quoted on the OTCBB.  In addition, our results of operations during future fiscal periods might fail to meet the expectations of stock market analysts and investors.  This failure could lead the market price of our common stock to decline.

The market price of our common stock could also fluctuate substantially due to:

•

quarterly fluctuations in operating results;

•

announcements of new products or product enhancements by us or our competitors;

•

technological innovations by us or our competitors;

•

general market conditions or market conditions specific to our or our customers’ industries; or

•

changes in earnings estimates or recommendations by analysts.

In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has at times been instituted against that company.  If we become subject to securities litigation, we could incur substantial costs and experience a diversion of management’s attention and resources.

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The market for our stock may be adversely affected by the penny stock rule.

Our common stock is subject to the requirements of Rule 15(g)9, promulgated under the Securities Exchange Act as long as the price of our common stock is below $5.00 per share.  Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser’s consent prior to the transaction.  The Securities Enforcement Remedies and Penny Stock Reform Act of 1990 also requires additional disclosure in connection with any trades involving a stock defined as a penny stock.  Generally, the Commission defines a penny stock as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $5.00 per share.  The required penny stock disclosures include the delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it.  Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market.

Future issuances of our common stock could dilute current shareholders and adversely affect the market.

We have the authority to issue up to 50,000,000 shares of common stock and to issue options and warrants to purchase shares of our common stock and preferred stock without stockholder approval.  These future issuances could be at values substantially below the price paid for our common stock by our current shareholders.

Future sales of our common stock could adversely affect the market.

Future sales of our common stock into the market, including sales by our officers, directors and principal shareholders, may also depress the market price of our common stock.  Sales of these shares of our common stock or the market’s perception that these sales could occur may cause the market price of our common stock to fall.  These sales also might make it more difficult for us to sell equity or equity related securities in the future at a time and price that we deem appropriate or to use equity as consideration for future acquisitions.  The conversion of the Series A Preferred Stock and exercise of outstanding option and warrants will dilute our common stockholders and may depress the price of our common stock.

Future sales of preferred stock could also adversely affect the rights of our common stock and have an anti-takeover effect.

We have the authority to issue up to 5,000,000 shares of preferred stock without shareholder approval.  The issuance of preferred stock by our Board of Directors could adversely affect the rights of the holders of our common stock.  An issuance of preferred stock could result in a class of outstanding securities that would have preferences with respect to voting rights and dividends and in liquidation over the common stock and could, upon conversion or otherwise, have all of the rights of our common stock.  Our Board of Directors’ authority to issue preferred stock could discourage potential takeover attempts or could delay or prevent a change in control through merger, tender offer, proxy contest or otherwise by making these attempts more difficult or costly to achieve.

READ CAREFULLY

Please read this prospectus carefully.  It describes our business, our financial condition and results of operations.  We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely on the information contained in this prospectus.  We have not authorized anyone to provide you with information different from that contained in this prospectus.  The information contained in this prospectus is accurate only as of the date of the prospectus, regardless of the time the prospectus is delivered or the securities sold.

11

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

In addition to historical information, this prospectus contains statements relating to our future business and/or results, including, without limitation, the statements under the captions “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.”  These statements include certain projections and business trends that are “forward-looking” within the meaning of the United States Private Securities Litigation Reform Act of 1995.  You can identify these statements by the use of words like “may,” “will,” “could,” “should,” “project,” “believe,” “anticipate,” “expect,” “plan,” “estimate,” “forecast,” “potential,” “intend,” “continue” and variations of these words or comparable words.  Forward-looking statements do not guarantee future performance and involve risks and uncertainties.  Actual results will differ, and may differ materially, from projected results as a result of certain risks and uncertainties.  These risks and uncertainties include, without limitation, those described under “Risk Factors” and those detailed from time to time in our filings with the SEC, and include, among others, the following:

•

our limited operating history;

•

continuing depletion of our assets as a result of having no net income;

•

our ability to obtain additional funds to maintain our operations; and

•

other factors referenced or incorporated by reference in this prospectus.

These risks are not exhaustive.  See “Risk Factors.”  Moreover, new risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or to the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.  These forward-looking statements are made only as of the date of this prospectus.  Except for our ongoing obligation to disclose material information as required by federal securities laws, we do not intend to update you concerning any future revisions to any forward-looking statements to reflect events or circumstances occurring after the date of this prospectus.

12

CAPITALIZATION

The following table presents the actual capitalization of our Company at September 30, 2004.  You should read this table in conjunction with our financial statements and the related notes thereto, and the other financial information included elsewhere in this prospectus.

At September 30, 2004

Warrant liability	$ 2,374,684

Preferred stock, par value $0.001 per share, 5,000,000 shares authorized;

   2,352,941 shares of Series A Convertible Preferred Stock, net of unamortized discount of $704,469;

   30 shares of Series B Convertible Preferred Stock, net of

unamortized discount of $396,662

$ 1,001,780
Shareholders’ equity:

Common stock, par value $0.001 per share, 50,000,000 shares authorized, 13,581,773 shares issued and outstanding	$ 14,689
Additional paid-in capital	$ 14,778,687
Cost of treasury shares	$ (52,500)
Prepaid compensation expense	$ (253,136)

Accumulated deficit	$ (16,363,284)
Total shareholders’ deficit	$ (1,875,544)
Total capitalization	$ 1,500,920 =============

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares by the selling shareholders.

MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

Our common stock began trading in the OTC Bulletin Board on August 3, 2001 and currently trades under the symbol “HESG.OB”.  The following table sets forth the high and low bid price per share quotations as reported on the OTC Bulletin Board of the common stock for the periods indicated.  These quotations reflect inter-dealer prices, without retail mark up, mark down or commission and may not necessarily represent actual transactions.  Actual prices may vary.

Fiscal Year Ending December 31, 2004:

High

Low

First Quarter Ended March 31, 2004…………………………………………………….…

$1.50

$1.13

Second Quarter Ended June 30, 2004…………………………………………………….…

$1.29

$0.54

Third Quarter Ended September 30, 2004…………………………………………………….…

$1.01

$0.49

Fiscal Year Ending December 31, 2003:

High

Low

First Quarter Ended March 31, 2003………………………………………………………

$1.25

$0.65

Second Quarter Ended June 30, 2003..........................................................……………….

$1.29

$0.71

Third Quarter Ended September 30, 2003.......................................................……………..

$1.21

$0.80

Fourth Quarter Ended December 31, 2003.......................................................…………..

$1.80

$0.90

Fiscal Year Ending December 31, 2002:

High

Low

13

First Quarter Ended March 31, 2002…………………………………….…………………

$4.20

$2.70

Second Quarter Ended June 30, 2002..........................................................……………….

$3.35

$1.30

Third Quarter Ended September 30, 2002.......................................................……………..

$2.00

$0.80

Fourth Quarter Ended December 31, 2002..........................................................…………..

$1.05

$0.55

At December 15, 2004, we had 176 holders of record of our common stock; we estimate that the Company has approximately 314 additional beneficial holders of our common stock held in names of brokers and securities depositories, amounting to 490 shareholders.  Of the current holders of its common stock, Messrs. Tannous and Glaser together beneficially own approximately 32.7% of the Company.

DIVIDEND POLICY

We currently intend to retain future earnings, if any, to finance the expansion of our business, and we do not expect to pay any cash dividends in the foreseeable future.  The decision whether to pay cash dividends on our common stock will be made by our board of directors, in their discretion, and will depend on our financial condition, operating results, capital requirements and other factors that the board of directors considers significant.  We are required to pay a dividend of 8% per annum on our Series A Convertible Preferred Stock which we may pay in cash or in shares of common stock, which are registered.  We are required to pay a dividend of 6% per annum on the Series B Preferred Stock which we may pay in cash or in shares of our common stock.

SELECTED CONSOLIDATED FINANCIAL DATA

The following table presents summary historical consolidated financial information for the years ended December 31, 2003, 2002 and 2001 and for the quarters ended September 30, 2004 and September 30, 2003, respectively.  The information for the years ended December 31, 2003 and 2002 is derived from our audited consolidated financial statements included elsewhere in this prospectus.  The summary historical consolidated financial information does not purport to indicate results of operations as of any future date or for any future period.  In our opinion, all necessary adjustments, consisting only of normal recurring adjustments, have been included to present fairly the financial position and results of operations for the period presented in our unaudited financial statements.  The summary historical consolidated financial information has been derived from and should be read in conjunction with “Management’s Discussion and Analysis of Results of Operations and Financial Condition,” of our consolidated financial statements and notes thereto, which are included elsewhere in this prospectus.

Summary Consolidated Financial Data Year ended December 31,

	2003	2002	2001

Consolidated Statements of Operations Data:
Net sales	$ 17,771,050	$ 5,537,991	$ 341,813
Cost of sales	15,494,037	4,049,126	258,824
Operating expenses	7,829,092	5,568,983	908,455
Operating loss	(5,522,079)	(4,080,118)	(825,466)
Other income (expenses)	(1,866,983)	(203,818)	90,370
Net loss	(7,419,062)	(4,283,936)	(735,096)
Preferred Dividends	(1,028,214)	--	--
Net loss attributable to common shareholders	$ (8,447,276) =============	$ (4,283,936) =============	$ (735,096) ============
Basic and diluted loss per common share	$ (0.76) ============	$ (0.74) =============	$ (0.22) ============
Basic and diluted weighted average common shares outstanding	11,101,217	5,835,319	3,292,278

14

Summary of Consolidated Financial Data

Quarters ended September 30, 2004, and 2003

	September 30, 2004	September 30, 2003
Consolidated Statements of Operations Data:
Net sales	$ 1,815,923	$ 4,293,373
Cost of sales	1,776,578	3,381,197
Operating Expenses	1,609,040	1,760,658
Operating Loss	(1,569,695)	(848,482)
Other income (expenses)	(601,777)	(144,639)
Net loss	(2,171,472)	(993,121)
Preferred dividends	(51,051)	(1,027,886)
Net loss attributable to common shareholders	(2,222,523)	(2,021,007)
Basic and diluted loss per common share	$ (0.15)	$ (0.18)
Basic and diluted weighted average shares outstanding	14,605,902	11,263,623

Balance Sheet Data

	Quarter Ended September 30, 2004	December 31, 2003	December 31, 2002

Cash and cash equivalents	$ 96,538	$ 265,060	$ 169,024
Working capital	(3,680,247)	(1,429,493)	(67,839)
Total current assets	2,347,919	4,802,130	1,267,831
Total assets	7,529,086	10,900,021	5,971,410
Total current liabilities	6,028,166	6,231,623	1,335,670
Total liabilities	9,404,630	9,981,095	1,501,442
Total stockholders’ equity	(1,875,544)	918,926	4,469,968

15

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  The Company's actual results could differ materially from those set forth as a result of general economic conditions and changes in the assumptions used in making such forward-looking statements.  The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the unaudited financial statements and accompanying notes.  The financial information presented is for the quarters ended September, 2004 and 2003.

Overview

Health Sciences Group, Inc. (the “Company”), a Colorado corporation, is an integrated provider of innovative products and services to the nutraceutical, pharmaceutical, and cosmeceutical industries offering value-added ingredients, bioactive formulations, and proprietary technologies used in nutritional supplements, functional foods and beverages, and skin care products.  Its subsidiaries include Quality Botanical Ingredients (“QBI”), a leading manufacturer and contract processor of bulk botanical materials and nutritional ingredients for the nutraceutical, pharmaceutical and cosmetic industries; XCEL Healthcare, a fully licensed, specialty compounding pharmacy focused on delivering full service pharmacology solutions to customers with chronic ailments that require long-term therapy; and BioSelect Innovations, which develops and sells products based on proprietary technologies in the areas of topical and transdermal drug delivery, cosmeceuticals, and integrative medicine to a global network of customers who manufacture and distribute compounded pharmaceuticals, functional foods, skin care products and cosmetics.

We strive to differentiate ourselves through the use of:

•

Proprietary/patented technologies;

•

Pharmaceutical research and/or clinical trials; and

•

Strategic marketing and distribution partnerships

We plan to leverage the benefits of our public status and the collective knowledge and capital resources of our executive management team, advisory board, and strategic resources to internally expand our current operations while developing the business strategies, operations and management of the companies we acquire.  We expect to provide strategic guidance and operational support in areas such as finance, sales, distribution, production and manufacturing in order to maximize earnings potential.  We envision creating a collaborative forum where the promotion of opportunities for synergistic business relationships occurs between and among our subsidiary companies.

Business Strategy

Our objective is to become a recognized leader in providing innovative and proprietary products and ingredients that promote a positive health benefit for a wide variety of consumer needs in the dietary supplement, food and beverage, and personal care segments of the nutraceutical industry.  To achieve our objective, we intend to:

1.

Focus on the acquisition of differentiated product companies or technologies which offer increasing value creation potential;

2.

Pursue deliberate cross-pollination of these companies and/or technologies to create novel, intellectual property-rich product lines;

3.

Leverage our current customer base and intra-company supply chain to accelerate the market entry of our proprietary products; and

4.

Form strategic alliances and partnerships to further accelerate the commercialization process.

Growth by Internal Expansion

16

We expect to increase revenues of our current operations by capitalizing on key customer relationships through new product introductions, developing new customer relationships in our core business, expanding our business-to-business marketing program by increasing existing product lines, marketing through new media outlets and securing new distribution relationships.  We also intend to strengthen our financial position by effectively managing our cost structure.  We believe we can successfully implement our strategy by continuing to capitalize on our (i) core product development and manufacturing strengths; (ii) ability to develop innovative science-based products; (iii) adherence to stringent quality control and assurance standards; (iv) utilization of fully integrated manufacturing and distribution; and (v) leadership of our experienced management team.

Growth by Synergistic Acquisitions

The consistent growth in the fragmented nutraceutical market creates tremendous market opportunities to acquire companies.  Within this market, there exist companies which have significant market potential for their products but lack the strategic guidance, operational support, and capital resources in order to maximize scales of efficiency in production and distribution channels to yield higher margins.  These companies offer quality products and/or services and often are well positioned in their respective markets, but lack these elements necessary to catapult them to the next level of growth.  The recent economic down-turn and reduced accessibility to capital markets, further constraining growth, presents us with an opportunity to make accretive acquisitions.

Critical Accounting Policies

Our discussion and analysis of results of operations and financial condition are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America (PCAOB).  The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities.  We evaluate our estimates on an on-going basis, including those related to provisions for uncollectible accounts, contractual allowance for accounts receivable, inventories, goodwill, intangible assets, and contingencies and litigation.  We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions.

Note 2 of the "Notes to Consolidated Financial Statements,” included in our annual report contained in Form 10-KSB filed on April 15, 2004, includes a summary of the significant accounting policies and methods used in the preparation of our consolidated financial statements.  The following is a brief description of the more significant accounting policies and methods we use.

Impairment of Intangible Long-lived Assets.  Intangible assets such as excess of fair value of net assets acquired, patents and formulas could become impaired and require a write-down if circumstances warrant.  Conditions that could cause an asset to become impaired include lower-than-forecasted revenues, changes in our business plans or a significant adverse change in the business climate.  The amount of an impairment charge would be based on estimates of an asset’s fair value as compared with its book value.  In accordance with the Financial Accounting Standards Board’s (“FASB”) Statement of Financial Accounting Standards (“SFAS”) Nos. 142 and 144, we perform a valuation, at least annually and whenever other circumstances arise, of our intangible long-lived assets to determine if any impairment exists.

Contractual Allowance.  The difference between our established billing rates and the amount estimated by us as reimbursable from health insurance companies is the contractual allowance.  The contractual allowance could vary if there is a change in the health insurance company’s established policies relating to covered services or billing rates.  In evaluating the contractual allowance, we consider a number of factors, including the age of the accounts, changes in collection patterns and the composition of patient accounts.  Actual collections of accounts receivable in subsequent periods may require changes in the estimated contractual allowance.  We review our contractual allowance and, if warranted, adjust the allowance on a quarterly basis.

Inventory.  Our inventory consists of herbs and nutritional supplements in the raw material, blended and processed stages.  Herbs and nutritional supplement inventory is reviewed at least annually for obsolescence or permanent markdowns. Inventory also includes pharmaceutical and over-the-counter medications.  Inventory is stated at the lower of

17

cost or market.  Costs for pharmaceutical and over-the-counter products generally being determined on a first in, first out basis while the cost for herbs and nutritional supplements are determined on an average cost basis.  Pharmaceutical and over-the-counter medications, which have expired, are returned for credit or refund at amounts that approximate our purchase price.  As a result, we have no obsolete inventory related to our pharmaceutical and over-the-counter medications.

Results of Operations for the Three Months Ended September 30, 2004 and 2003

The results described herein reflect the consolidated operations of the Company and its three wholly-owned subsidiaries, Quality Botanical Ingredients, Inc., XCEL Healthcare, Inc. and BioSelect Innovations, Inc. for the three months ended September 30, 2004 and 2003.

Selected Statement of Operations Information

Fiscal Quarters Ended September 30,

2004

2003

Net sales

$

1,815,923

$

4,293,373

Gross profit

$

39,345

$

912,176

Net loss

$

(2,171,472)

$

(993,121)

Net loss attributable to

  common shareholders

$

(2,222,523)

$

(2,021,007)

Net loss per share available

  to common shareholders

$

(0.15)

$

(0.18)

Quarter ended September 30, 2004 compared to quarter ended September 30, 2003

Net Sales.  Our consolidated net sales for the quarters ended September 30, 2004 and 2003 is as follows:

Fiscal Quarters Ended September 30,

2004

2003

Amount

% Sales

Amount

% Sales

Nutraceutical group

$

955,237

52.6%

$

2,937,412

68.4%

Pharmaceutical and

    Research and

    Development group

   860,686

47.4%

1,355,961

31.6%

$

1,815,923

100%

$

4,293,373

100%

The nutraceutical group’s sales decreased in the third quarter 2004 to $955,237, or 52.6% of net sales, compared to $2,937,412, or 68.4% of net sales, during the same period in 2003 due to management’s decision to discontinue certain products driven by gross margin criteria.

The pharmaceutical and research and development group’s sales decreased to $860,686, or 47.4% of net sales, in 2004 from $1,355,961, or 31.6% of net sales, in 2003.  This decline is significantly due to declining reimbursement amounts from insurance payors for our compounded drugs.  Medi-Cal, our primary insurance payor, reimbursements are decreasing and drug costs are increasing, the pharmaceutical group is analyzing other patient categories to which the group can service effectively while achieving its target gross profit.  Also, during the third quarter of 2004, management continued to analyze its patient base and refocus its targeted market to specific patient groups for which the billed claims have increased reimbursement amounts from the insurance payors, higher gross profit margins and increased medication usage per patient.  This allows us to more effectively service our patients and provide the level of service they expect from us.  The research and development group accounts for less than one percent of the Company’s net sales. The group continues its development of cosmetic products that utilize ingredients and herbs to form specialized cosmetics bases for the Company’s current and future customers.

Cost of Goods Sold  Cost of goods sold for the quarters ended September 30, 2004 and 2003 totaled $1,776,578 and $3,381,197, or 97.8% and 78.8% of net sales, respectively.  This resulted in gross profits totaling $39,345 and $912,176, or 2.2% and 21.2% of net sales for the quarters ended September 30, 2004 and 2003, respectively.  The increase

18

in the percentage of cost of goods sold is attributable to fixed overhead costs as a percentage of revenues for the nutraceutical group and the increased medication cost and lower reimbursement from insurance payors relating to the Pharmaceutical group.  Management hopes to be able to reduce the cost of goods sold as a percentage of sales through increased purchasing power and operational efficiencies.

Cost of goods sold for the quarters ended September 30, 2004 and 2003 is as follows:

Fiscal Quarters Ended September 30,

2004

2003

Amount

% Sales

Amount

% Sales

Nutraceutical group

$

1,055,785

58.1%

$

2,244,807

52.3%

Pharmaceutical and

    Research and

    Development group

720,793

39.7%

1,136,390

26.5%

Cost of goods sold

1,776,578

97.8%

3,381,197

78.8%

Gross profit

$

39,345

2.2%

$

912,176

21.2%

Cost of goods sold for the nutraceutical group totaled $1,055,785, or 58.1% of net sales, and $2,244,807, or 52.3% of net sales, for the quarters ended September 30, 2004 and 2003, respectively.

Cost of goods sold for the pharmaceutical and research and development groups totaled $720,793 and $1,136,390, or 39.7% and 26.5% of net sales, for the quarters ended September 30, 2004 and 2003, respectively.  The increase in the cost of goods sold is primarily due to increased medication costs.  Management is in negotiations with its primary vendor to obtain better pricing on high volume purchased items.  The cost of goods sold for the research and development group is less than one percent of the Company’s net sales.

Selling, General and Administrative.  Total consolidated operating expenses for the quarters ended September 30, 2004 and 2003 totaled $1,609,040 or 88.6% of net sales, and $1,760,658, or 41.0% of net sales, respectively.  Our operating expenses primarily include the following amounts:

Quarters Ended September 30,

2004

2003

Expense

$ Amount

% Sales

$ Amount

% Sales

Salary expenses

$

352,147

19.4%

$

647,968

15.1%

Professional, legal

   and accounting fees

$

550,355

30.3%

$

452,885

10.5%

Depreciation and amortization

$

122,467

6.7%

$

190,886

4.4%

Research and development

$

3,373

0.2%

$

14,807

0.3%

Other selling, general and

  administrative expenses

$

   580,698

32.0%

$

   454,112

10.6%

$

1,609,040

88.6%

$

1,760,658

41.0%

Professional, legal and accounting include fees paid to consultants for investor relations services including providing financial communication programs, and fees paid for accounting and legal services provided.

Other selling, general and administrative expenses include such items as automobile expenses, delivery and freight costs, office supplies and services, rent, travel, and utilities.

Other expenses.  Interest expense totaled approximately $212,496 and $290,509 for the quarters ended September 30, 2004 and 2003, respectively and includes interest paid on lines of credit, notes payable, capital leases and amortization of discount on the sale of convertible debentures and the issuance of convertible preferred stock.  Amortization of discounts on debentures and preferred stock represent the interest cost associated with issuing the convertible debentures and preferred stock with warrants and the intrinsic value of the beneficial conversion feature, which totaled $161,568 and $264,511 for the quarter ended September 30, 2004 and 2003, respectively, and are non-cash expenditures.

19

The change in fair value of warrant liability totaled approximately ($389,281) and represents the change in fair value of warrants issued with registration rights to various professionals and the purchasers of our preferred stock.  At the date of issuance, the Company did not have an effective registration statement and, therefore, per EITF-0019, recorded the value of the warrants issued at the date of grant as a liability.  The decrease in the fair value is included as other income on our statement of operations for the quarter ended September 30, 2004.  The balance of the preferred stock warrant liability, approximately $2,374,700, and any increase or decrease in fair value was recorded in stockholders’ equity when the associated registration statement becomes effective.

Net Loss.  Net loss for the quarters ended September 30, 2004 and 2003 totaled ($2,171,472) or (119.6%) of net sales, and ($993,121) or (23.1%) of net sales, respectively.  Net loss per share of common stock was ($0.15) and ($0.18) and for the quarters ended September 30, 2004 and 2003, respectively.  Net loss for the quarters ended September 30, 2004 and 2003 for the subsidiary company operations totaled ($681,057) and ($175,964) or (37.5%) and (4.1%) of net sales, respectively.  There can be no assurance that we will ever achieve profitability or that a stream of revenue can be generated and sustained in the future.

Results of Operations for the Nine Months Ended September 30, 2004 and 2003

The results described herein reflect the consolidated operations of the Company and its three wholly-owned subsidiaries, Quality Botanical Ingredients, Inc., XCEL Healthcare, Inc. and BioSelect Innovations, Inc. for the nine months ended September 30, 2004 and 2003.

Selected Statement of Operations Information

Nine Months Ended September 30,

2004

2003

Net sales

$

7,727,083

$

13,996,765

Gross profit

$

867,502

$

2,644,791

Net loss

$

(3,889,543)

$

(2,807,791)

Net loss attributable to

  common shareholders

$

(4,345,884)

$

(3,835,677)

Net loss per share available

  to common shareholders

$

(0.33)

$

(0.36)

Nine months ended September 30, 2004 compared to nine months ended September 30, 2003

Net Sales.  The Company’s net sales for the nine months ended September 30, 2004 and 2003 totaled $7,727,083 and $13,996,765, respectively.

Nine Months Ended September 30,

2004

2003

Amount

% Sales

Amount

% Sales

Nutraceutical group

$

4,890,513

63.3%

$

9,850,784

70.4%

Pharmaceutical and

    Research and

    Development group

2,836,570

36.7%

4,145,981

29.6%

$

7,727,083

100.0%

$

13,996,765

100.0%

Cost of Goods Sold.  Cost of goods sold for the nine months ended September 30, 2004 and 2003 totaled $6,859,581 and $11,351,974, or 88.8% and 81.1% of net sales, respectively.  This resulted in gross profits totaling $867,502 and $2,644,791, or 11.2% and 18.9% of net sales for the nine months ended September 30, 2004 and 2003, respectively.  Included in the cost of goods sold for the nine months ended September 30, 2003 is approximately $546,000 of non-recurring expense due to the high basis of inventory on-hand, which was stepped up at the date of acquisition of QBI, thereby causing an increase in the cost of goods sold percentage.  Without this charge, the cost of goods sold for the

20

nine months ended September 30, 2003 would have been approximately $10,806,000 or 77.2%, which would have resulted in gross profits of approximately $3,191,000 or 22.8% of net sales.

Cost of goods sold for the nine months ended September 30, 2004 and 2003 is as follows:

Nine Months Ended September 30,

2004

2003

Amount

% Sales

Amount

% Sales

Nutraceutical group

$

4,457,176

57.7%

$

8,041,442

57.5%

Pharmaceutical and

    Research and

    Development group

2,402,405

31.1%

3,310,532

23.7%

Cost of goods sold

6,859,581

88.8%

11,351,974

81.1%

Gross profit

$

867,502

11.2%

$

2,644,791

18.9%

Selling, General and Administrative.  Total consolidated operating expenses for the nine months ended September 30, 2004 and 2003 totaled $4,905,067 or 63.5% of net sales, and $4,944,272, or 35.3% of net sales, respectively.  Our operating expenses primarily include the following amounts:

Nine Months Ended September 30,

2004

2003

Expense

$

Amount

%  Sales

$    Amount

%  Sales

Salary expenses

$

1,331,558

17.2%

$

2,020,569

14.4%

Professional, legal

   and accounting fees

$

1,631,403

21.1%

$

1,072,637

7.7%

Depreciation and amortization

$

373,592

4.8%

$

443,590

3.2%

Research and development

$

4,021

0.1%

$

34,786

0.2%

Other selling, general and

  administrative expenses

$

1,564,493

20.2%

$

1,372,690

9.8%

$

4,905,067

63.5%

$

4,944,272

35.3%

Professional fees include accounting, consulting and legal services performed. Consulting expenses include fees paid to consultants for investor relations services including providing financial communication programs, increasing general market awareness, educating retail brokers and institutional networks, assisting management with the development of strategic approaches to accessing the equity and debt markets, and identifying and reviewing potential acquisition candidates.  Consulting expenses also include fees paid to consultants relating to the business development of Health Sciences Group and its subsidiary companies, QBI, XCEL and BioSelect.  These services include developing corporate strategies, planning for the Company’s anticipated commercialization of new products, formulating and evaluating potential corporate options, and expanding subsidiary company operations through an integrated process of analysis.  Approximately $786,000 and $396,000 of these costs were paid by the issuance of our common stock, options or warrants for the nine months ended September 30, 2004 and 2003, respectively, and therefore, did not affect cash flows.

Other selling, general and administrative expenses include such items as automobile expenses, delivery and freight costs, office supplies and services, rent, travel, and utilities.

Other expenses.  Interest expense totaled approximately $810,812 and $641,476 for the nine months ended September 30, 2004 and 2003, respectively and includes interest paid on lines of credit, notes payable, capital leases and amortization of discount on the sale of convertible debentures and the issuance of convertible preferred stock.  Amortization of discounts on debentures and preferred stock represent the interest cost associated with issuing the convertible debentures and preferred stock with warrants and the intrinsic value of the beneficial conversion feature, which totaled $610,404 and $460,787 for the nine months ended September 30, 2004 and 2003, respectively, and are non-cash expenditures.

21

The change in fair value of warrant liability totaled approximately $974,522 and represents the change in fair value of warrants issued with registration rights to various professionals and the purchasers of our preferred stock.  At the date of issuance, the Company did not have an effective registration statement and, therefore, per EITF-0019, recorded the value of the warrants issued at the date of grant as a liability.  The decrease in the fair value is included as other income on our statement of operations for the nine months ended September 30, 2004.  The balance of the preferred stock warrant liability, approximately $2,374,700, and any increase or decrease in fair value was recorded in stockholders’ equity when the associated registration statement becomes effective.

Net Loss.  Net loss for the nine months ended September 30, 2004 and 2003 totaled ($3,889,543) or (50.3%) of net sales, and ($2,807,791) or (20.1%) of net sales, respectively.  Net loss per share of common stock was ($0.33) and ($0.36) for the nine months ended September 30, 2004 and 2003, respectively.  Net loss for the nine months ended September 30, 2004 and 2003 for the subsidiary company operations totaled ($1,668,002) and ($813,611) or (21.6%) and (5.8%) of net sales, respectively.  There can be no assurance that we will ever achieve profitability or that a stream of revenue can be generated and sustained in the future.

Capital Resources and Liquidity

Assets.  Our current assets totaled $2,347,919 and $7,586,868 at September 30, 2004 and 2003, respectively.  Total assets were $7,529,086 and $13,815,233 at September 30, 2004 and 2003, respectively.  The decrease in current and total assets is primarily due to reductions in inventory and net accounts receivable through operations and from the return of shares resulting in an approximate $370,800 reduction in fixed assets.  At September 30, 2004, assets consisted primarily of inventory of $1,508,884, net intangibles totaling $3,799,798, net accounts receivable totaling $713,207, net furniture and equipment totaling $881,216, excess of cost over fair value of net assets acquired resulting from the purchase of XCEL and BioSelect totaling $350,546, and cash on hand of $96,538. At September 30, 2003, assets consisted primarily of inventory of $3,767,073, patents totaling $3,300,000, net accounts receivable totaling $2,373,247, net furniture and equipment totaling $1,389,898, net formula costs totaling $596,888, excess of cost over fair value of net assets acquired resulting from the purchase of XCEL and BioSelect totaling $350,546, net agreements not-to-compete totaling $151,667, and cash on hand of $1,320,624.

Liabilities and Working Capital.  Our current liabilities totaled $6,028,166 and $7,830,825 at September 30, 2004 and 2003, respectively.  This resulted in a working capital deficit totaling ($3,680,247) and ($243,957) at September 30, 2004 and 2003, respectively.  Total liabilities were $9,404,630 and $10,899,430 at September 30, 2004 and 2003, respectively.   At September 30, 2004 and 2003, liabilities consisted primarily of accounts payable and accrued expenses totaling $2,641,959 and $3,629,089, respectively.  Lines of credit totaled $2,116,514 and $3,138,172 at September 30, 2004 and 2003, respectively.  Notes payable totaled $258,753 and $454,014 at September 30, 2004 and 2003, respectively.  Warrants liability totaled $2,374,684 and $2,202,747 at September 30, 2004 and 2003, respectively.

Cash Requirements and Additional Funding

We generated financial growth primarily through cash flows provided by financing activities.  Cash flows provided by financing activities totaled approximately $194,000 and $1,774,000 for the nine months ended September 30, 2004 and 2003, respectively.  Funds totaling approximately $1,313,000 were received during the nine months ended September 30, 2004 and derived from the sale of Series B Convertible Preferred Stock, the sale of common shares and loans from shareholders. Funds totaling approximately $2,800,000 were received during the nine months ended September 30, 2003 and derived from the sale of convertible debentures in February and May 2003, $800,000, and the issuance of common stock, $2,000,000.  For the nine months ended September 30, 2004, we used cash flows for operations totaling approximately $345,000 as compared to the nine months ended September 30, 2003, we used cash flows for operations totaling approximately $342,000.  Cash flows used for investing activities were approximately $17,000 for the nine months ended September 30, 2004 versus $280,000 for the nine months ended September 30, 2003.  Approximately $242,000 of the amount for the nine months ended September 30, 2003 was paid to consultants who provided services relating to the assets purchased and liabilities assumed from AAA.

We believe that cash on hand will be insufficient to meet our anticipated needs for working capital, capital expenditures and business development for the next twelve months. In order to expand our operations, we will need to raise additional financing.  If we are unable to raise additional funds, we may be forced to curtail or cease operations.

22

Even if we are able to continue our operations, the failure to obtain debt or equity financing could have a substantial adverse effect on our business and financial results, and we may need to delay purchases of additional companies.  Although we have historically relied upon financing provided by our officers and directors to supplement operations, they are not legally obligated to provide the Company with any additional funding in the future.

In the future, we may be required to seek additional capital by selling debt or equity securities, selling assets, or otherwise be required to bring cash flows in balance when it approaches a condition of cash insufficiency.  The sale of additional equity securities, if accomplished, may result in dilution to our shareholders.  We cannot assure shareholders, however, that financing will be available in amounts or on terms acceptable to us, or at all.

As of September 30, 2004, our principal commitments consisted of agreements with various consultants who will provide with business development, public and financial relations, and raising additional debt or equity financing in exchange for stock of the Company or a portion of proceeds from the sale of stock.

Subsequent Events

Consulting Agreements

In October 2004, the Company entered into an agreement with a business development company to provide services for a period of one year.  In November, the Company issued approximately 294,000 shares of common stock as consideration.  The value of the shares totaled approximately $206,000 and was determined based on the fair market value of the Company’s common stock at the date of issuance.

Acquisition of Polymann Technologies, Inc.

In October 2004, the Company acquired Polymann Technologies, Inc. (PTI), a wholly-owned subsidiary of UTEK Corporation in a tax-free stock-for-stock exchange.  PTI holds a license to a patented technology known as Low Molecular Weight Polymannuronate (“Polymann”).  The Company issued 1,160,000 unregistered shares of its common stock valued at $810,000, based on the fair market value of the Company’s common stock at the date of issuance, to UTEK Corporation in exchange for 100% of the issued and outstanding shares of capital stock of PTI.  The shares issued in the exchange are restricted and may only be resold pursuant to the requirements of the Securities Act of 1933.  The amount of consideration was determined by arms-length negotiations between the parties and the exchange was consummated in accordance with applicable law.

The acquisition of PTI provides the Company with an exclusive worldwide (excluding Korea) licensing right for Polymann, a nutraceutical product derived, in part, from sea mustard and kelp.  Polymann has been shown to reduce serum and liver cholesterol and control serum and liver triglyceride levels in humans and animals.  Polymann can be used in a variety of compositions including capsules, beverages, candy and powdered drink mixes.  It is anticipated that all compositions of Polymann will be GRAS-certified (Generally Recognized as Safe).

Notice of Default on Loan Agreement

In October 2004, the Company received a letter from LaSalle Business Credit, LLC (LaSalle) that declared the Company’s subsidiary, Quality Botanical Ingredients (QBI), in default of a Loan Agreement for failure to adhere to certain covenants. LaSalle made a demand for repayment of the outstanding principal balance of $2,067,990, plus approximately $10,543 in accrued interest and fees.  The outstanding balance bears interest at a rate which is two percent per annum in excess of the rate which would otherwise be applicable until payment in full.  The demand was made pursuant to terms outlined in an Amended Loan and Security Agreement dated as of February 21, 2003 between QBI and LaSalle.  The Company is a guarantor of the obligations of QBI pursuant to a Continuing Unconditional Corporate Guaranty dated as of February 21, 2003.

Discontinued Operations of Wholly-Owned Subsidiary

In October 2004, the Board of Directors of the Company elected to discontinue operations of its wholly-owned subsidiary, Quality Botanical Ingredients, Inc.  Possession of and control over QBI’s assets were turned over to La Salle

23

Business Credit, LLC, QBI’s primary secured lender, for liquidation.  Proceeds from the sale of such assets will be used to repay QBI’s creditors for outstanding obligations.  At this time, management is unable to make a determination of the expected completion date and costs expected to be incurred in connection with such action.

The Company is a guarantor of the obligations of QBI pursuant to a Continuing Unconditional Corporate Guaranty dated as of February 21, 2003.  The current amount of obligations in which the Registrant is a guarantor is approximately $2 million.  However, the sales of QBI’s assets and collection of outstanding receivables is expected to significantly reduce this amount.  At this time, management can not provide an accurate estimate of the expected proceeds from the sale of such assets.  Management believes the Company’s continuing operations will not be adversely affected by this action.

Conversion of Preferred Stock

In October 2004, the Company issued 58,824 shares of common stock upon a conversion request made by the hold of 58,824 shares of the Company’s Series A Convertible Preferred Stock.  The instrument’s conversion floor was $0.85 per share valuing the common stock issued at approximately $50,000.

Share Cancellation

In November 2004, an agreement between the Company, as the employer, and the holder, as the employee, canceled approximately 6,000 shares of common stock based upon performance criteria.  The Company recognized a reduction of paid-in-capital of approximately $5,000 based upon the fair market value of the Company’s common stock on the date of issuance.

Claim of Wrongful Termination

In November 2004, an attorney for Jacob Engel, wrote a letter to the Company alleging that Health Sciences Group, Inc. failed to pay Mr. Engel his salary since January 1, 2004 at the rate of $150,000 per annum and wrongfully terminated his participation in the Company’s health insurance coverage leaving him uninsured for three months during which he incurred medical expenses which would have been covered and compelling his acceptance, with a reservation of rights of COBRA coverage for which he has been obliged to pay premiums since September 2004.  The letter stated that in the event cure is not fully effected by December 5, 2004, Mr. Engel will terminate his Employment Agreement for Good Reason pursuant to the Employment Agreement.  The letter further stated that unless the defaults are fully cured prior to December 5, 2004, in addition to all unpaid base salary since January 1, 2004 through the date of termination and the reimbursement of COBRA payments made by Mr. Engel, the Company will be obligated to pay Mr. Engel one year of his base salary and all accrued vacation pay and to restore Mr. Engel to coverage under the health insurance plan.  The letter further stated that in addition, Mr. Engel is entitled to have his rights in his stock options until December 5, 2005 and that Mr. Engel is owed $18,000 for legal expenses; has a claim for breach of the agreement between him and the Company by which he agreed to accept shares of the Company’s stock in lieu of $100,000 of his 2003 salary and has a claim for the automobile allowance of $350 per month which the Company agreed to provide him.  The Company does not agree with the allegations made and is prepared to vigorously assert its position.

Swiss Research Acquisition

In August 2004, the Company announced that it has signed a letter of intent to acquire the assets and operations of Swiss Research, Inc. which markets and sells wellness products addressing a broad range of categories including weight management, arthritis support and cholesterol reduction through national retail distribution channels.  To date, the Company has been conducting its due diligence and structuring the terms of the acquisition.  Management believes it will enter into a definitive agreement to acquire Swiss Research before year end.

Additional Issuances of Securities

Since August 2004, the Company has issued an aggregate total of 3,680,000 shares of common stock related to a financing transaction and compensation for an acquisition, legal and consulting services and as bonuses to certain key employees.

24

Results of Operations – December 31, 2003 and 2002

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the audited financial statements and accompanying notes and the other financial information appearing else where in this prospectus.  The Consolidated financial information presented is for the two year period January 1, 2002 to our fiscal year end, December 31, 2003.

The results described herein reflect the consolidated operations of the Company and its three wholly-owned subsidiaries, Quality Botanical Ingredients, Inc., XCEL Healthcare, Inc. and BioSelect Innovations, Inc.  As the Company completed its acquisition of QBI pursuant to an Asset Purchase Agreement effective January 2003, the results of operations for the nutraceutical group are included in the twelve months of operations for the fiscal year ended December 31, 2003.  Included in the twelve months of operations for the fiscal year ended December 31, 2002 include those operations relating to XCEL and BioSelect.

Selected Statement of Operations Information

Fiscal Year Ended December 31,

2003

2002

Net sales

$

17,771,050

$

5,537,991

Gross profit

$

2,277,013

$

1,488,865

Net loss

$

(7,419,062)

$

(4,283,936)

Net loss attributable to

  common shareholders

$

(8,447,276)

$

(4,283,936)

Net loss per share available

  to common shareholders

$

(0.76)

$

(0.73)

Fiscal year ended December 31, 2003 compared to fiscal year ended December 31, 2002

Net Sales.  Our consolidated net sales for the fiscal years ended December 31, 2003 and 2002 totaled $17,771,050 and $5,537,991, respectively.  The increase in net sales is due to the acquisition of QBI, which was effective January 1, 2003.  QBI’s net sales accounted for 69.8%, or $12,405,971, of the total net sales for the year ended December 31, 2003.  The remaining 30.2%, or $5,365,079, of the total net sales is due to sales from XCEL.  XCEL’s sales decreased slightly from 2002 due to the decline in demand for its drug delivery creams, while its sales from other pharmaceutical products remained somewhat constant at approximately $5,200,000 for the year ended December 2003 as compared to approximately $5,100,000 for the year ended December 31, 2002.  Decreased reimbursement amounts from insurance payors were primarily from the sale of our compounded drugs.  For the year ended December 31, 2003, compounded medication reimbursements represented 5.2% of net sales as compared to 9.6% for the year ended December 31, 2002.  As Medi-Cal, our primary insurance payor, reimbursements are decreasing and drug costs are increasing, the pharmaceutical group is analyzing other patient categories to which the group can service effectively while achieving its target gross profit.  These groups include oncology and respiratory patients.  Additionally, XCEL is looking to provide these services in a more focused area such as bed and care and nursing home facilities to allow us to increase sales while keeping our administrative costs somewhat constant.

For the year ended December 31, 2003, the pharmaceutical group decreased its patient base by approximately 11% to 823 as compared with the year ended December 31, 2002 of 927 patients and increased its prescriptions by approximately 12% for the year ended December 31, 2003.  The increase in prescriptions is due to the change in the way we dispense our compound medications, dispensing several times per month as compared to once per month, which provides better service to and safer administration by our customers.  Even though we are dispensing more prescriptions, the reimbursement cost from the insurance payor has decreased, resulting in slightly lower net sales for XCEL.  In the third quarter of 2003, the group analyzed its patient categories it was servicing and has re-focused its targeted market to specific patient groups for which the billed claims have increased reimbursement amounts from the insurance payors, higher gross profit margins and increased medication usage per patient.  This allows us to more effectively service our patients and provide the level of service they expect from us.  The research and development group continues its development of cosmetic products that utilize ingredients and herbs to form specialized cosmetics bases for the Company’s current and future customers.

25

Cost of Goods Sold.  Cost of goods sold for the years ended December 31, 2003 and 2002 totaled $15,494,037 and $4,049,126, or 87.2% and 73.1% of net sales respectively.  This resulted in gross profits totaling $2,277,013 and $1,488,865, or 12.8% and 26.9% of net sales for the years ended December 31, 2003 and 2002, respectively.  Included in the cost of goods sold for the year ended December 31, 2003 is approximately $546,000 of expense due to the high basis of inventory on-hand, which was stepped up at the date of acquisition of QBI, thereby causing an increase in the cost of goods sold percentage.  Without this charge, the cost of goods sold for the year ended December 31, 2003 would have been $14,947,991 or 84.1% of net sales, which would have resulted in gross profits of $2,823,059 or 15.9% of net sales.  Due to accounting rules, we are required to step up the basis of purchased inventory to include the profits that we would have received if purchased subsequent to the acquisition.  Therefore, the $546,000 is not reflective of future costs that will be included in our cost of goods sold for QBI.

Cost of goods sold for the nutraceutical group totaled $11,125,176 or 89.7% of its sales for the year ended December 31, 2003, resulting in gross profits totaling $1,280,795 or 10.3% of its net sales.  Included in the cost of goods sold for the year ended December 31, 2003 is approximately $546,000 of expense due to the high basis of inventory on-hand.  Without this charge, the nutraceutical group’s cost of goods sold for the year ended December 31, 2003 would have been $10,579,130 or 85.3% of its net sales, which would have resulted in gross profits of $1,826,841 or 14.7% of net sales.  In 2003, we recorded a write-down in inventory of approximately $500,000 due to a lower than anticipated selling cost, which is less than our purchase price.  The nutraceutical group anticipates reducing its cost of goods by obtaining better pricing terms from its vendors and reducing stand-by labor costs and overhead.  Savings from these measures is expected to be approximately $500,000 in the next year.

Cost of goods sold for the pharmaceutical group totaled $4,368,861 and $4,049,126 or 81.4% or 73.1% of its net sales for the years ended December 31, 2003 and 2002, respectively.  The increase in the cost of goods sold is primarily due to increased medication costs.  Medication costs increased by approximately 8.4% of net sales for the year ended December 31, 2003 as compared to 2002.  Management is in negotiations with its primary vendor to obtain better pricing on high volume purchased items.  Additionally, the group is marketing its drug delivery creams to potential buyers.  When marketed and priced effectively, the compounding creams provide for gross profits of approximately 50%.

Selling, General and Administrative.  Total consolidated selling, general and administrative expenses for the fiscal years ended December 31, 2003 and 2002 totaled $7,829,092, or 44.1% of net sales, and $5,568,983, or 100.6% of net sales, respectively.  Operating expenses include selling expenses, which consists of salaries and commissions paid to sales people totaling approximately $920,000 and $29,000 for the fiscal years ended December 31, 2003 and 2002, respectively.  Our operating expenses primarily include the following approximate amounts (in thousands):

Fiscal Years Ended December 31

2003

2002

Expense

Amount

% Sales

Amount

% Sales

Salary expenses

$

2,996

16.9%

$

1,319

23.8%

Consulting and legal expenses

$

1,706

9.6%

$

3,126

56.5%

Depreciation and amortization

$

600

3.4%

$

292

  5.3%

Commissions expense

$

363

2.0%

$

29

  0.5%

Payroll taxes

$

214

1.2%

$

105

  1.9%

Insurance

$

161

0.9%

$

50

  0.9%

Accounting fees

$

152

0.9%

$

105

1.9%

Other selling, general and

  administrative expenses

$

1,637

9.2%

$

543

9.8%

Salary expenses decreased by 6.9% of net sales from 2002 to 2003 as a result of the acquisition of QBI, which allowed for increased net sales and include amounts paid to pharmacists, sales and office personnel.  Salary expense for QBI totaled approximately $1,513,000 for the year ended December 31, 2003.  The remainder of approximately $1,483,000 represents salary expenses for Health Sciences, XCEL and BioSelect.  Approximately $552,000 and $418,000 of total salary expenses were paid by the issuance of our common stock for the years ended December 31, 2003 and 2002, respectively, and, therefore, did not affect cash out-flows.  Included in salary expense for the years ended December 31, 2003 and 2002 is the value of our common stock issued to Messrs. Tannous and Glaser, our officers and major shareholders of Health Sciences, which totaled approximately $300,000 and $409,000, respectively.  We expect salary

26

expense to decrease further as a percentage of net sales as our net sales increase and additional companies are added and operational efficiencies are achieved.

Consulting and legal expenses decreased by 45.4% or $1,420,000 in 2003 and include fees paid to consultants for investor relations services including providing financial communication programs, increasing general market awareness, educating retail brokers and institutional networks, assisting management with the development of strategic approaches to accessing the equity and debt markets, and identifying and reviewing potential acquisition candidates and fees paid for legal services provided.  Consulting expenses also include fees paid to consultants relating to the business development of Health Sciences Group and our subsidiary companies, QBI, XCEL and BioSelect.  These services include developing corporate strategies, planning for our anticipated commercialization of new products, formulating and evaluating potential corporate options, and expanding subsidiary company operations through an integrated process of analysis.  In 2002, warrants valued at approximately $1,281,000 were issued to two investment relations firms for services provided through December 31, 2002.  We did not renew the agreements with the firms but instead looked to alternative companies to provide the same or better service at a reduced cost.  This resulted in a reduction in consulting fees for 2003.  Approximately $1,387,000 and $2,384,000 of these costs were paid by the issuance of our common stock, options, or warrants for the years ended December 31, 2003 and 2002, respectively, and therefore, did not affect cash out-flows.

We expect to continue to increase market awareness, continue to develop our strategic approaches, perform due diligence on acquisition candidates and acquire them accordingly.  However, we plan to use internal resources as much as possible, which will reduce expenses.

Depreciation and amortization expense increased by approximately $308,000 to approximately $600,000.  Of this amount, approximately $249,000 relates to the amortization of loan fees associated with our convertible debentures and lines of credit, which were obtained in 2003.  Loan fee expenditures for the debentures and lines of credit totaled approximately $493,000 and are being amortized over the life of the related debentures and lines of credit, which range from 1 to 3 years.  The remainder of the increase of approximately $59,000 relates to the depreciation and amortization of assets acquired with the purchase of QBI.

Commission expenses increased to approximately $363,000 for the year ended December 31, 2003 as compared to approximately $29,000 for the year ended December 31, 2002.  To remain competitive in the industry, QBI, our new subsidiary, pays commission at rates which vary from 5% - 15% over a base amount of collected sales.  Different rates are based on sales levels and geographic locations.

Insurance expense charged to selling, general and administrative expenses increased from the prior year as a result of the purchase of QBI.  Our insurance expense allocated to general and administrative expenses totaled approximately $54,000 for QBI.  The remainder of the increase is due to increased insurance rates at XCEL for liability and workers’ compensation insurance.

Accounting fees totaled approximately $152,000 and $105,000 for the years ended December31, 2003 and 2002, respectively.  Accounting fees increased by approximately $47,000 as a result of the acquisition of QBI and the additional accounting requirements required by new legislation and accounting regulations such as Sarbanes-Oxley.

Other selling, general and administrative expenses are those whose aggregate amounts are less than $150,000 for each of the years ended December 31, 2003 and 2002 and include such items as automobile expenses, delivery and freight costs, office supplies and services, rent, travel, and utilities.

Selling, general and administrative expenses for our subsidiary companies, QBI, XCEL, and BioSelect, totaled approximately $4,517,000 or 25.4% of net sales and $1,704,000 or 30.8% of net sales for the years ended December 31, 2003 and 2002, respectively, resulting in an increase of approximately $2,813,000.  Approximately $3,020,000 of the operating expenses in 2003 relate to selling, general and administrative expenses expended for QBI’s operations.  We anticipate reductions in operating expenses for our subsidiary companies as we reduce salary expense, sales commission rates and allowance for uncollectible accounts.

Other expenses.  Interest expense totaled approximately $1,074,000 and $204,000 for the years ended December 31, 2003 and 2002, respectively and includes interest paid on lines of credit, notes payable, capital leases and amortization

27

of discount on the sale of convertible debentures and the issuance of convertible preferred stock.  Amortization of discounts on debentures and preferred stock represent the interest cost associated with issuing the convertible debentures and preferred stock with warrants and the intrinsic value of the beneficial conversion feature, which totaled approximately $704,000 for the year ended December 31, 2003 and is a non-cash expenditure.  Other non-cash expenditures included in interest expense total approximately $16,000 and $141,000 for the years ended December 31, 2003 and 2002, respectively and relate to discounts on notes payable and the value of the issuance of common stock due to a price adjustment provision.

The change in fair value of warrant liability totaled approximately $678,000 and represents the change in fair value of warrants issued with registration rights to various professionals and the purchasers of our preferred stock.  At the date of issuance, we did not have an effective registration statement and, therefore, recorded the value of the warrants issued at the date of grant as a liability.  The change in fair value is included as an expense on our statement of operations for the year ended December 31, 2003.  The fair value of the warrants totaled approximately $2,293,000 on the date of issuance.  In October 2003, one of our registration statements became effective and, as a result, approximately $652,000 of the warrant liability was recorded in stockholders’ equity.  The balance of approximately $2,319,000 and any increase or decrease in fair value will be recorded in stockholders’ equity at the date our second registration statement becomes effective.  We anticipate the effective date to be in the second quarter 2004.

Net Loss.  Net loss for the fiscal years ended December 31, 2003 and 2002 totaled approximately ($7,419,000) or (41.7%) of net sales and ($4,284,000) or (77.4%) of net sales, respectively.  Net loss per share of common stock was ($0.76) and ($0.73) for the fiscal years ended December 31, 2003 and 2002, respectively.  The increase in net loss is due to increased cost of goods from our new subsidiary, QBI, for the year ended December 31, 2003 including additional costs of inventory of approximately $1,046,000.  Moreover, we had financing costs totaling approximately $1,558,000 for the year ended December 31, 2003.  These costs are associated with our debt and equity financing transactions and the issuance of registered shares without an effective registration statement as previously discussed.

Approximately $2,099,000 of the net loss in 2003 resulted from the issuance of our common stock, common stock purchase warrants and options granted to consultants who provided us with business development, public and financial relations, and raising additional debt or equity financing and penalties.  Additionally, approximately $704,000 is due to the amortization of discounts on our convertible debentures and the issuance of preferred stock.  Approximately $500,000 relates to permanent markdowns on inventory for QBI.  We believe this to be a one-time charge and do not anticipate any future markdowns in inventory from our subsidiary.

Net loss for the fiscal years ended December 31, 2003 and 2002 for the subsidiary company operations totaled approximately ($2,634,000) and ($253,000) or (14.8%) and (4.6%) of net sales, respectively.  There can be no assurance that we will ever achieve profitability or that a stream of revenues can be generated and sustained in the future.

Capital Resources and Liquidity

Assets.  Our current assets totaled $4,802,130 and $1,267,831 at December 31, 2003 and 2002, respectively.  Total assets were $10,900,021 and $5,971,410 at December 31, 2003 and 2002, respectively.  The increase in current assets is primarily due to the purchase of assets from QBI.  Current assets for QBI totaled approximately $4,243,000 at December 31, 2003.  At December 31, 2003, our assets consisted primarily of net patents totaling approximately $3,276,000, inventory of approximately $2,587,000, net accounts receivable totaling $1,854,000, net machinery and equipment of $1,416,000, net formula costs totaling $586,000, excess of cost over fair value of net assets acquired totaling approximately $351,000, cash on hand of $265,000, and net agreements not-to-compete costs totaling $119,000.  At December 31, 2002, our assets consisted primarily patents totaling $3,300,000, net formula costs totaling of approximately $631,000, net accounts receivable totaling $567,000, excess of cost over fair value of net assets acquired totaling approximately $351,000, net agreements not-to-compete totaling $249,000 and cash on hand of $169,000.

Liabilities and Working Capital.  Our current liabilities totaled $6,231,623 and $1,335,670 at December 31, 2003 and 2002, respectively.  This resulted in working capital deficit of ($1,429,493) and ($67,839) at December 31, 2003 and December 31, 2002, respectively.  Total liabilities were $9,981,095 and $1,501,442 at December 31, 2003 and 2002, respectively.  The increase in liabilities is primarily due to the assumption of liabilities effectuated with the purchase of QBI, which totaled approximately $5,004,000 at December 31, 2003.  Additional increases were due to the warrant liability,  the sale of convertible debentures and the issuance of Series A Preferred Stock, which is to be settled in our

28

registered common stock.  At December 31, 2003, our liabilities consisted primarily of accounts payable and accrued expenses totaling approximately $2,762,000, lines of credit totaling $3,000,000, warrant liability totaling $2,319,000, net Series A Convertible Preferred Stock totaling $794,000, net convertible debentures totaling $512,000 and notes payable totaling $321,000.  At December 31, 2002, our liabilities consisted primarily of accounts payable and accrued expenses totaling approximately $1,021,000 and notes payable totaling $383,000.

Cash Requirements and Additional Funding

We generated financial growth primarily through cash flows provided by financing activities.  In 2003 and 2002, financing activities generated net cash of approximately $1,578,000 and $784,000.  Net proceeds totaling approximately $2,126,000 and $800,000 were received during the year ended December 31, 2003 and were derived from the sale of our equity securities (preferred and common) and convertible debentures, respectively.  Cash flows used by financing activities were primarily payments issued on our lines of credit ($311,000), capital lease obligations ($222,000), notes payable ($565,000) and payments on loan fees ($250,000). For the year ended December 31, 2002, net proceeds totaling approximately and $494,000 resulted from the sale of our common stock and approximately $421,000 was received from Messrs. Tannous and Glaser, our officers and major shareholders. Cash and cash equivalents increased by $96,000 to approximately $265,000 in 2003.   Cash flows used by financing activities were primarily for notes payable ($275,000) and book overdraft ($114,000) for the year ended December 31, 2002.  We anticipate needing to raise approximately $3,000,000 in the next twelve months to fund operations.  If we acquire any other companies we will need additional funds to finance the acquisition.

Convertible Debentures

In February 2003, we sold $300,000 of convertible debentures pursuant to a Securities Purchase Agreement to Brivis Investments, Ltd. (“Brivis”) and to Stranco Investments, Ltd. (“Stranco”).  Additionally, we issued 571,428 of common stock purchase warrants to the debenture holders.  Each warrant entitles the holder to purchase one share of common stock at an exercise price of $0.60.  The warrants expire in February 2008.  The debentures accrue interest at 12% per annum.  The unpaid principal and accrued interest is due on February 24, 2005.  The notes are collateralized by a second position in substantially all assets of the Company and 1,000,000 shares owned by the officers and major shareholders of the Company.  The debentures can be converted at $0.525.

Additionally, we granted 85,712 stock purchase warrants to two consultants unrelated to us, George Matin and FCIM Corp., as consulting services relating to the convertible debentures sold by the Company.  Each warrant entitles the holder to purchase one share of common stock at an exercise price of $0.60.  The warrants expire in February 2008.  The estimated value of the warrants totaled approximately $71,000 at the date of issuance.  The value of the warrants was estimated using the Black-Scholes option pricing model with the following assumptions:  average risk-free interest of 2.82%; dividend yield of 0%; volatility factor of the expected market price of the Company’s common stock of 142%; and a term of five years.

We previously registered the shares of common stock underlying the convertible debentures and warrants issued to Brivis, Stranco, the consultants, George Matin and FCIM Corp., 1,000,000 shares of common stock belonging to Messrs. Tannous and Glaser, originally pledged as collateral to the convertible debenture holders and subsequently released from the pledge and 150,000 shares of common stock issued to Richardson & Patel LLP for legal services.  Brivis and Stranco have assigned their rights to Cedar Crescent Holdings, Inc.

In May 2003 we sold one year, $500,000 12% convertible debentures pursuant to a Securities Purchase Agreement to Castlerigg Master Investments, Ltd. (“Castlerigg”), convertible into 588,235 shares of our common stock.  In addition we issued to Castlerigg 5 year warrants to purchase 588,235 shares of our common stock, exercisable at $1.25 per share.   In connection with the transaction, we issued identical warrants for 88,235 shares to Vestcom.  We also entered into a Registration Rights Agreement with Castlerigg pursuant to which we registered the common stock underlying the 12% debentures and the warrants.  We registered the shares underlying their debenture and related warrants.

29

Line of Credit

In February 2003, our QBI subsidiary entered into an Amended and Restated Loan and Security Agreement (the “Loan Agreement”) with a finance institution for a maximum line of credit totaling $4,000,000.  Interest is due monthly on the outstanding balance at a rate of 1.50% above the prime rate as published in the Wall Street Journal.  At December 31, 2003, the interest rate was 5.5%.  The Loan Agreement expires in October 2004 and is secured by substantially all assets of QBI.  The financial institution will make advances on the loan agreement up to 80% of QBI’s accounts receivable to a maximum of $4 million and 55% of QBI’s inventory to a maximum $1.8 million.  The borrowings are guaranteed by the Company and personally guaranteed by the majority shareholders of the Company.  The credit line is limited as to use by QBI.  At December 31, 2003, the balance of the credit line totaled approximately $2,791,000.

QBI must maintain the following financial ratios:

•

Net income

> $500,000

•

Net worth

> $1,700,000

QBI has entered into a forbearance agreement with regard to this line of credit.  See “Forbearance Agreement” below.

In February 2003, XCEL Healthcare, Inc. entered into a Loan and Security Agreement with a finance company for a maximum line of credit totaling $750,000.  Interest is due monthly on the outstanding balance at a rate of 3.75% above company’s reference rate.  The Loan Agreement expires in February 2006 and is secured by substantially all assets of XCEL.  The finance company will make advances on the loan agreement up to 75% of eligible accounts receivable.  The borrowings are guaranteed by Health Sciences Group and personally guaranteed by the majority stockholders of Health Sciences Group.  The credit line is limited as to use by XCEL.

XCEL must maintain the following financial ratio and covenant:

•

Minimum working capital ratio = .75 to 1

•

XCEL must be profitable

Additionally, we agreed to pay $37,500 and issue 30,000 stock purchase warrants to a consultant for services relating to the line of credit.  Each warrant entitles the holder to purchase one share of common stock at an exercise price of $0.95.  The warrants expire February 2008.

Private Placements – Series A Convertible Preferred Stock

In fall 2003, the Company completed a Private Placement to accredited investors for the sale 2,352,948 units of the Company’s Series A Convertible Preferred Stock (“Series A Preferred”) and one warrant to purchase one share of common stock at a purchase price of $0.85.  As a result, the Company issued 2,352,948 shares of its 5,000,000 authorized shares of preferred stock, which has a par value of $0.001.  The Series A Preferred stock converts into shares of the Company’s common stock at $0.85 per share on the earlier of 1) the request of the Holder; 2) three years from the closing date; or 3) if, after two years from the Closing Date, the Company’s common stock trades at a closing bid price greater than $4.00 for 20 consecutive days.  The Holders of the Series A Preferred stock are entitled to receive dividends at 8% per annum payable in cash or, at the Company’s sole discretion, in registered shares of the Company’s common stock, at the end of each calendar quarter and three years from the date of closing.  Each warrant entitles the holder to purchase one share of the Company’s common stock at an exercise price of $1.10 per share.  The warrants expire three years from the date of closing.  This Private Placement was fully subscribed and the Company issued approximately 2,352,948 units, which generated net proceeds totaling approximately $1,663,000.

Additionally, the Company granted 941,177 stock purchase warrants to Spencer Trask Ventures, Inc. for services relating to the sale of the preferred stock.  Each warrant entitles the holder to purchase one share of common stock at an average exercise price of $1.03.  The warrants expire in August 2008.  Spencer Trask Ventures, Inc., also received a 3% non-accountable expense allowance and 500,000 shares of common stock for consulting services.

30

Securities Purchase Agreements

From January through March 2003 we issued 264,546 shares of common stock to four investors in a private placement for an aggregate consideration of $148,700 which sum included a $25,000 note and interest converted into stock.  We also issued warrants to these investors to purchase an aggregate of 264,546 shares of common stock at $1.00 per share.

In February and March 2003, we entered into Securities Purchase Agreements providing for the sale of 224,546 units, comprised of 224,546 shares of the Company’s common stock and 224,546 common stock purchase warrants at $0.55 per unit.  The shares are restricted pursuant to Rule 144 of the Securities Act of 1933.  Each warrant entitles the holder to purchase one share of common stock at an exercise price of $1.00.  The warrants expire three years from the date of grant.  Proceeds from the sale of shares and warrants totaled $123,500.  We have agreed to register the shares of common stock included in the units and underlying the warrants.

In April 2003, we entered into Securities Purchase Agreements providing for the sale of 132,727 units, comprised of 132,727 shares of the Company’s common stock and 132,727 common stock purchase warrants at $0.80 per unit.  The shares are restricted pursuant to Rule 144 of the Securities Act of 1933.  Each warrant entitles the holder to purchase one share of common stock at an exercise prices of $1.00-$1.25.  The warrants expire three years from the date of grant.  Net proceeds from the sale of shares and warrants through  2003 totaled $106,100.  We have agreed to register the common stock included in the units and the warrants.

In May and June 2003 we issued 61,824 units, comprised of 61,824 shares of our common stock and 61,824 common stock purchase warrants at prices ranging from $0.90 to $1.25 per unit for net proceeds of $52,700.

In July 2003, we entered into Security Purchase Agreements providing for the sale of 58,823 units comprised of 58,823 shares of our common stock and 58,823 common stock purchase warrants at $0.85 per unit.  Each warrant entitles the holder to purchase one share of common stock at $1.25 per share.  The warrants have a 3 year term.  Net proceeds from the sale of the units was $50,000.

We believe that cash on hand will be insufficient to meet our anticipated needs for working capital, capital expenditures and business development for the next twelve months.  We are currently in the process of negotiating the sale of equity securities of up to $3,000,000 and anticipate the closing of this transaction to be in the third quarter of 2004.  If we are unable to raise additional funds, we may be forced to curtail or cease operations.  Even if we are able to continue our operations, the failure to obtain debt or equity financing could have a substantial adverse effect on our business and financial results, and we may need to delay the purchase of additional companies.  Although we have historically relied upon financing provided by our officers and directors to supplement operations, they are not legally obligated to provide the Company with any additional funding in the future.

In the future, we may be required to seek additional capital by selling debt or equity securities, selling assets, or otherwise be required to bring cash flows in balance when it approaches a condition of cash insufficiency.  The sale of additional equity securities, if accomplished, may result in dilution to our shareholders.  We cannot assure shareholders, however, that financing will be available in amounts or on terms acceptable to us, or at all.

The following table summarizes our contractual obligations at December 31, 2003:

Less Than

1 to 3

4 to 5

After

Contractual Obligation

Total

One Year

Years

Years

5 Years

Long-term debt

$

321,213

$

197,313

$

123,900

$

–

$

–

Capital lease obligations

105,586

105,586

–

–

–

Operating leases

3,979,000

233,000

466,000

466,000

2,814,000

Convertible debentures

730,000

730,000

–

–

–

Employment contract – Glaser

380,000

190,000

190,000

–

–

Employment contract – Tannous

380,000

190,000

190,000

–

–

Employment contract – Engel

 300,000

150,000

150,000

                   –

                      –

Total contractual cash obligations

$      6,195,799

$      1,795,899

$      1,119,900

$         466,000

$

2,814,000

31

The capital lease obligations on equipment, operating leases for our offices and warehouse, and employment contracts are operating expenses and are expected to be paid either with cash generated from operations or from financing activities.  The repayment of principal on the long-term debt will either be paid by cash generated from operations or from financing activities.  The convertible debentures are expected to be converted into shares of our common stock pursuant to the agreements, resulting in additional issuances of our common stock.  In 2003, cash used for operating activities totaled ($1,144,947) while cash generated from financing activities totaled $1,577,747.

Additionally, our other principal commitments consist of agreements with various consultants who will provide us with business development, public and financial relations, and raising additional debt or equity financing in exchange for stock of the Company or a portion of proceeds from the sale of stock.  The amount due is based on the fair market price of our stock on the date the transaction is consummated and the value of the transaction.

Subsequent Events

Loans Payable – Officer/Stockholders

Two officers/stockholders loaned a total of $20,000 to us through April 12, 2004.  These loans accrue interest at 8% per annum.  The principal and any unpaid interest are due on demand.

Options and Warrants Exercised for Cash

In January 2004, a business development firm exercised 125,000 options to purchase shares of our common stock.  Options totaling 62,500 were exercised on a “cashless basis” and, as a result, we issued 39,583 shares of our common stock.   The remaining 62,500 options generated net proceeds totaling approximately $34,000 and resulted in the issuance of 62,500 shares of our common stock.

In February 2004, an individual exercised warrants to purchase 305,555 share of our common stock at an exercise price of $0.90 per share.  The transaction generated net proceeds totaling $275,000.

Series B Placement

In the spring of 2004 we closed on a $750,000 private placement of Series B Convertible Preferred Stock.  882,353 shares of common stock are issuable upon conversion of the Series B Preferred Stock at a conversion price of $0.85 per share.  In this transaction, we also issued: 88,235 shares of common stock issuable upon exercise of a warrant held by First Montauk Securities (“Montauk”), a placement agent, exercisable at $.85 per share, issued in connection with the private placement of Series B Convertible Preferred Stock; (i) 441,180 shares issuable upon exercise of a Series B warrant at $1.25 per share issued to the purchasers of the Series B Convertible Preferred Stock; (ii) 441,180 shares issuable upon exercise of a Series C warrant at $1.50 per share issued to the purchasers of the Series B Convertible Preferred Stock; (iii) 441,180 shares issuable upon exercise of a Series D warrant at $1.25 per share issued to the purchasers of the Series B Convertible Preferred Stock if the purchaser invests $750,000 in additional shares of Series B Preferred Stock within 90 days of April 21, 2004; (iv) 441,180 shares issuable upon exercise of a Series E warrant at $1.50 per share issued to the purchasers of the Series B Convertible Preferred Stock if the purchaser invests $750,000 in additional shares of Series B Preferred Stock within 90 days of April 21, 2004.  Montauk also received cash fees of 13% of the gross proceeds of the placement.

Forbearance Agreement

In March 2004, Quality Botanical Ingredients, Inc. (“QBI”), one or our subsidiaries,  entered into a forbearance agreement, which is in the process of being signed with a financial institution (referred to above under “Line of Credit”) as to certain obligations under a credit facility (Notes 9 and 10).  The financial institution had previously expressed its desire to no longer service accounts with credit facilities that are less than five million dollars and operate in QBI’s industry sector.  Pursuant to the agreement, the financial institution will forbear from exercising its rights and remedies as a result of all existing and continuing defaults through August 31, 2004 at which time, all amounts due the financial institution are due and payable.  The financial institution may reduce the maximum line of credit by $1 million to $3 million and may reduce the maximum amount related to the inventory by $100,000 to $1.7 million.  The financial institution has not exercised its right to impose these restrictions on QBI.  Additionally, the monthly payment due to the financial institution on a note payable shall be increased to $30,000 from $22,793.  The interest rates on all current obligations will increase by

32

2% per annum in excess of the rates that would otherwise be applicable.  The Company is currently in discussions with several financial sources for a replacement credit facility.  Management expects to have such replacement credit facility in place by August 31, 2004.

Amendment to Loan and Security Agreement

In March 2004, XCEL entered into a First Amendment to Loan and Security Agreement with a finance company.  Pursuant to the agreement, the maximum line of credit has been reduced by $450,000 to $300,000 and the advance rate was increased by 5% to 80% of XCEL’s eligible accounts receivable.  The eligible accounts receivable has been extended 30 days to 150 days from the date of service.  The interest rate increased from 3.75% above XCEL’s reference rate to approximately 12.8% per annum.  Certain other fees were reduced, which offset the increased interest rate.

Recently Issued Pronouncements

In November 2002, FASB issued FASB Interpretation No. (“FIN”) 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others.”  Among other things, the Interpretation requires guarantors to recognize, at fair value, their obligations to stand ready to perform under certain guarantees.  FIN 45 is effective for guarantees issued or modified on or after January 1, 2003.  The Company does not expect the adoption of this pronouncement to have a material impact to the Company’s financial position or results of operations.

In January 2003, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 46, “Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin (ARB) No. 51.”  This interpretation clarifies the application of ARB No. 51, “Consolidated Financial Statements,” to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties.  In December 2003, the FASB revised FASB Interpretation No. 46 (FIN 46R) which allowed companies with certain types of variable interest entities to defer implementation until March 31, 2004.

In April 2003, the FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.”  SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under Statement 133.  SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003.  The guidance should be applied prospectively.  The adoption of this accounting pronouncement did not have a material impact on the Company’s consolidated financial statements.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.”  SFAS No. 150 clarifies the accounting treatment for certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position.  SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003.  The adoption of this accounting pronouncement did not have a material impact on the Company’s Consolidated financial statements.

In December 2003, the FASB issued Summary of Statement No. 132 (revised 2003), “Employer’s Disclosures about Pensions and Other Post Retirement Benefits – an amendment to FASB Statements No. 87, 88, and 106.”   This statement revises employers’ disclosures about pension plans and other postretirement benefit plans.  However, it does not change the measurement or recognition of those plans as required by FASB Statements No. 87, “Employers’ Accounting for Pensions”, No. 88, “Employers’ Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits”, and No. 106, “Employers’ Accounting for Postretirement Benefits Other Than Pensions.”  This statement requires additional disclosures to those in the original Statement 132 about the assets, obligations, cash flows, and net periodic benefit cost.  This statement also calls for certain information to be disclosed in financial statements for interim period.  The disclosures required by this statement are effective for fiscal year ending after December 15, 2003.  The adoption of this accounting pronouncement did not have a material impact on the Company’s Consolidated financial statements.

33

In January 2004, the FASB issued FASB Staff Position No. FAS 106-1 (“FSP 106-1”), “Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003,” (the “Act”).  FSP 106-1 addresses the accounting impact of the Act, which was signed into law on December 8, 2003.  Among other features, the Act introduces a prescription drug benefit under Medicare Part D and a federal subsidy to sponsors of retiree health care plans that provide a benefit that is at least actuarially equivalent to Medicare Part D.  Companies sponsoring affected postretirement benefit plans may elect to defer recognition of the impact of the Act until (1) final FASB guidance on accounting for the federal subsidy provision of the Act is issued, or (2) a significant event calling for re-measurement of a plan’s assets and obligations occurs.  FSP 106-1 is effective for interim or annual financial statements of fiscal years ending after December 7, 2003.  The adoption of this accounting interpretation is not expected to have a material impact on the Company’s consolidated financial statements.

In March 2004, the Financial Accounting Standards Board (FASB) approved the consensus reached on the Emerging Issues Task Force (EITF) Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments." The objective of this Issue is to provide guidance for identifying impaired investments. EITF 03-1 also provides new disclosure requirements for investments that are deemed to be temporarily impaired. The accounting provisions of EITF 03-1 are effective for all reporting periods beginning after June 15, 2004, while the disclosure requirements for certain investments are effective for annual periods ending after December 15, 2003, and for other investments such disclosure requirements are effective for annual periods ending after June 15, 2004. The Company has evaluated the impact of the adoption of EITF 03-1 and does not believe the impact will be significant to the Company's overall results of operations or financial position.

SELECTED FINANCIAL DATA ON

QUALITY BOTANICAL INGREDIENTS, INC.

(now known as AAA Health Products, Inc.)

The following table presents summary historical financial information for the years ended December 31, 2002 and 2001, which has been derived from the audited financial statements for Quality Botanical Ingredients, Inc. (now known as AAA Health Products, Inc.) included elsewhere in this prospectus.  The summary historical financial information does not purport to indicate results of operations as of any future date or for any future period.  The summary historical financial information has been derived from and should be read in conjunction with our audited financial statements and notes thereto, which are included elsewhere in this prospectus.

	Year Ended December 31,
	2002	2001
Statements of Income Data:
Net sales	$ 14,318,083	$ 12,272,557
Cost of sales	10,840,084	9,556,575
Operating expenses	2,932,070	2,530,838
Operating income	545,929	185,144
Other income (expenses)	(428,203)	254,096
Net income	$ 117,726 ===========	$ 439,240 ============

Basic and diluted income per common share	$ 589 ===========	$ 2,196 ============
Basic and diluted weighted average common shares outstanding	200	200

34

December 31, 2002
Balance Sheet Data:
Cash and cash equivalents	$ 30,431
Working capital (deficit)	(461,564)
Total current assets	6,574,691
Total assets	8,211,932
Total current liabilities	7,036,255
Note payable to affiliates	100,000
Total liabilities	7,597,901
Total stockholders’ equity	614,031

35

BUSINESS

General

Health Sciences Group, Inc. (“HESG”), a Colorado corporation, is an integrated provider of innovative products and services to the nutraceutical, pharmaceutical, and cosmeceutical industries offering value-added ingredients, bioactive formulations, and proprietary technologies used in nutritional supplements, functional foods and beverages, and skin care products.  Its subsidiaries include Quality Botanical Ingredients (“QBI”), a leading manufacturer and contract processor of bulk botanical materials and nutritional ingredients for the nutraceutical, pharmaceutical and cosmetic industries; XCEL Healthcare, a fully licensed, specialty compounding pharmacy focused on delivering full service pharmacology solutions to customers with chronic ailments that require long-term therapy; and BioSelect Innovations, which develops and sells products based on proprietary technologies in the areas of topical and transdermal drug delivery, cosmeceuticals, and integrative medicine to a global network of customers who manufacture and distribute compounded pharmaceuticals, functional foods, skin care products and cosmetics.

We strive to differentiate ourselves through the use of:

•

Proprietary/patented technologies;

•

Pharmaceutical research and/or clinical trials; and

•

Strategic marketing and distribution partnerships

We plan to leverage our current customer base by introducing new and innovative products, as extensions to products they currently purchases from us, as well as seek new customers for our products.  Some of our current customers include nationally recognized brands of nutraceutical products and beverage companies, none of which makes up more than ten percent of our revenues.

We envision creating a collaborative forum where the promotion of opportunities for synergistic business relationships occurs between and among our subsidiary companies resulting in increased revenues and earnings.

Corporate Background

We were originally founded on June 13, 1996 as Centurion Properties Development Corporation and remained dormant until October 16, 2000 when its name was changed to iGoHealthy.com and it began developing its health-related online shopping mall.  On September 10, 2001, we changed our name to Health Sciences Group, Inc. to reflect our current business strategy.  In December 2001, Health Sciences successfully acquired XCEL Healthcare, Inc. and its affiliate BioSelect Innovations, Inc., two specialty pharmaceutical companies located in Woodland Hills, California.  In February 2003, we closed on its acquisition of Quality Botanical Ingredients, Inc., a manufacturer and contract processor of bulk botanical materials and nutritional ingredients located in South Plainfield, New Jersey.

Business Strategy

Our objective is to become a recognized leader in providing innovative and proprietary products and ingredients that promote a positive health benefit for a wide variety of consumer needs in the dietary supplement, food and beverage, and personal care segments of the nutraceutical industry.  To achieve our objective, we intend to:

1.

Focus on the acquisition of differentiated product companies or technologies which offer increasing value creation potential;

2.

Pursue deliberate cross-pollination of these companies and/or technologies to create novel, intellectual property-rich product lines;

3.

Leverage our current customer base and intra-company supply chain to accelerate the market entry of our proprietary products; and

36

4.

Form strategic alliances and partnerships to further accelerate the commercialization process.

Growth by Internal Expansion

We expect to increase revenues of our current operations by capitalizing on key customer relationships through new product introductions, developing new customer relationships in our core business, expanding our business-to-business marketing program by increasing existing product lines, marketing through new media outlets and securing new distribution relationships.

Growth by Synergistic Acquisitions

The consistent growth in the fragmented nutraceutical market creates tremendous market opportunities to acquire companies.  Within this market, there exist companies which have significant market potential for their products but lack the strategic guidance, operational support, and capital resources in order to maximize scales of efficiency in production and distribution channels to yield higher margins.  These companies offer quality products and/or services and often are well positioned in their respective markets, but lack these elements necessary to catapult them to the next level of growth.  The recent economic down-turn and reduced accessibility to capital markets, further constraining growth, presents us with an opportunity to make accretive acquisitions.

QUALITY BOTANICAL INGREDIENTS, INC. (QBI)

Business

QBI is engaged in the manufacture and contract processing of bulk botanical materials and nutritional ingredients for personal care and health product companies engaged in marketing and distributing products to the nutraceutical, pharmaceutical and cosmetic industries.  QBI offers a wide variety of quality product selections including more than 500 herbs, dried fruits and vegetables, an extensive selection of concentrated and standardized herbal extracts, and a wide array of guaranteed potency herbs, bioflavonoids, antioxidants and beehive products.

Raw Materials

QBI purchases its raw materials from a variety of growers, collectors and brokers.  Generally, it has not experienced any shortage of raw materials that has affected its business other than an occasional increase in price.  Although many botanicals are currently in over-supply, if demand for botanical products grows in the future, the demand pressure for some products could outstrip the capacity of suppliers.  QBI’s standardized products have guaranteed potency, meaning that the products contain a stipulated amount of active ingredients.  Management believes that for the most part, it can acquire sufficient materials for its standardized line and its inventory can be replaced without significant cost increase, however botanicals are subject to substantial variations due to weather, unexpected increase in demand, ground conditions and political problems in the source country and therefore supply will always be somewhat unpredictable and an occasional short fall can be expected.  QBI has in place, in most instances, multiple geographic sources of raw material to minimize this potential problem.  Also, the quality of botanicals varies from season to season and year to year, which can impose a limitation on the ability to produce standardized products and which can result in substantial price changes.

Quality Control

QBI’s facility contains two laboratories: a quality control laboratory devoted to the physical and chemical analysis of products measured against QBI’s customer and compendial specifications; and a microbiology laboratory which evaluates finished products for microbiological purity.  QBI uses state-of-the-art equipment including a Multi-state Mass Spectrometer (LC/Ms/Ms) on line with numerous High Performance Liquid Chromatographs (HPLC), Gas Chromatographs (GC), Thin Layer Chromatography (TLC), Infrared Spectroscopy (IR) and Ultra-violet Spectrophotometer (UV).  QBI provides complete Certificates of Analysis and Material Safety Data Sheets on all of its products.  In order to assure product quality and stability, lot samples are retained for three years.

Manufacturing

The manufacturing process begins and ends in the laboratory.  Incoming botanical materials are evaluated to verify species, variety and quality.  Technicians then sift through the material to ensure there are no foreign objects.  A

37

powerful rare-earth magnet is also used to ensure there are no metal fragments.  The material is then moved by conveyor belt into the cutter, which reduces it to a manageable particle size.  Moved to a special cryogenic chamber, the material is subjected to an air-swept pulverizer, which pounds the chilled material against a hard surface reducing it to a fine powder.  This patented cryogenic processing technology preserves volatile herbal oils and active compounds in the materials and allows fine particle milling of hydroscopic and aromatic botanicals.

Throughout the manufacturing process the processed botanical material is subjected to a series of tests, which examine physical and chemical properties such as active constituents, color, flavor and purity.  The material is then either stored in a finished state, available for further processing when an order is received or further processed involving blending, densifying, or granulating the powder making it ready for delivery to the customer who will then use it in a finished product.  Prior to delivery, each item undergoes final testing to assure quality.

Customers

QBI services over 300 customers worldwide, primarily manufacturers and brokers of natural and functional food products.  These customers represent several industry sectors, including vitamin & minerals, food & beverages, herbal tea, pharmaceuticals, diet & sports supplements, health & beauty care, and pet & equine.

Discontinued Operations

On October 20, 2004, the Board of Directors of the Registrant elected to discontinue operations of its wholly-owned subsidiary, Quality Botanical Ingredients, Inc. ("QBI").  Possession of and control over QBI’s assets were turned over to La Salle Business Credit, LLC, QBI’s primary secured lender, for liquidation.  Proceeds from the sale of such assets will be used to repay QBI’s creditors for outstanding obligations.  At this time, management is unable to make a determination of the expected completion date and costs expected to be incurred in connection with such action.  The Registrant is a guarantor of the obligations of QBI pursuant to a Continuing Unconditional Corporate Guaranty dated as of February 21, 2003.  The current amount of obligations in which the Registrant is a guarantor is approximately $2 million.  However, the sales of QBI’s assets and collection of outstanding receivables is expected to significantly reduce this amount.  At this time, management can not provide an accurate estimate of the expected proceeds from the sale of such assets.  Management believes the Registrant’s continuing operations will not be adversely affected by this action.  Management expects to increase its focus on the development and acquisition of proprietary products and technologies in order to boost operating margins and achieve long-term profitability.

Nutraceutical Industry Overview

The U.S. Nutraceutical Industry can be divided into four segments: Dietary Supplements, Functional Foods & Beverages, Natural and Organic Foods, and Personal Care products.

The use of dietary supplements as forms of alternative or complementary medicines is growing in the United States.  The key factors driving the growth include aging populations; interest in healthy living; emphasis on preventative measures to control healthcare costs; increased acceptance of ‘alternative’ treatments; expanding body of scientific and clinical research to validate effectiveness and safety; and rising acceptance among doctors, pharmacists and health professionals.

Another leading factor fueling the interest in supplements is the substantial evidence linking poor diet to certain diseases.  Both herbal products and nutrients have been found to produce benefits in many diseases and recent reviews have found many of these to be efficacious for the treatment of cardiovascular disease, mood disorder, and a host of other medical conditions.

Functional foods and beverages, defined as products which deliver a benefit to health and well-being over and above their nutritional value, is the fastest growing food category in many countries.  Advances in bio-technology and nutritional sciences have shed increasing light on the links between health and nutrition.  The ability of both specialized and natural ingredients to bring specific benefits is increasingly recognized and newly approved ingredients and claims are being regularly introduced.  Many of these products are aimed at enhancing healthy lifestyles, aiding prevention of disease or aiding specific activities.  This definition can thus encompass products within several existing food categories,

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such as diet and sports, as well as covering many broader aspects.  Some products are aimed at a clear area of benefit such as heart or joints while others offer broader benefits such as mental energy.

The market for natural and organic foods was, until recently, classified as a niche market.  Today, this segment of the nutraceutical industry is global and growing at a rapid pace driven by many factors, primarily increased awareness by health-conscious consumers.  An increasing number of consumers have become aware of the quality of food, the ingredients that the foods contain and the processes that the foods go through (e.g. treatment with pesticides, use of antibiotic drugs in animal feed, food irradiation).

Competition

In the United States, companies selling bulk natural products include domestic natural product manufacturers such as PureWorld, U.S. Nutraceuticals, Hauser and Triarco; foreign manufacturers such as Indena, Euromed and Martin Bauer; and a large number of brokers and distributors selling products that are manufactured worldwide.  QBI competes with these companies for both the purchase of natural products and sales of natural product extracts.

We believe competition among manufacturers of vitamin and supplement products is based, among other things, on price, timely delivery, product quality, safety, availability, product innovation, marketing assistance and customer service.  The competitive position of QBI will likely depend upon continued acceptance of its products, its ability to attract and retain qualified personnel, future governmental regulations affecting vitamins and nutritional supplements, and publication of vitamin product safety and efficacy studies by the government and authoritative health and medical authorities.  Management believes that its focus on quality and expertise in the production, marketing and sale of bulk natural products will permit QBI to effectively compete in the sale of these products to manufacturers and marketers of consumer products.  We are considering bringing suit against a competing business and one of our former employees on the ground that the competing business is utilizing confidential information which our former employee provided to them.  The former employee is a principal of the corporation from whom we acquired the assets comprising our QBI operations.

Government Regulation

QBI’s business is subject to comprehensive regulation throughout the world.  In the United States, QBI’s business is regulated by federal agencies such as the Food and Drug Administration (“FDA”), the U.S. Environmental Protection Agency (“EPA”), the U.S. Bureau of Alcohol, Tobacco and Firearms, the U.S. Drug Enforcement Agency (“DEA”), the U.S. Departments of Interior and Agriculture and various state and local government agencies.  QBI is also subject to regulation under the Occupational Safety and Health Act, the Toxic Substances Control Act, the Resource Conservation and Recovery Act, the Federal Water Pollution Control Act, and other federal, state and local statutes and regulations.

Products manufactured or sold by QBI are defined as “Dietary Supplements,” as defined by the Dietary Supplement Health and Education Act (“DSHEA”), and are governed by DSHEA.  DSHEA governs claims and statements of nutritional support regarding dietary supplements.  DSHEA establishes labeling practices regarding quality standards for supplements, including requirements concerning purity, disintegration and compositional specifications and also amends nutrition labeling and nutrient content claim requirements for dietary supplements under the Nutrition Labeling and Education Act of 1990.

Failure to comply with applicable laws, regulations and permits can result in injunctive actions, product seizures, damages and civil and criminal penalties.  Although QBI believes it is in substantial compliance with current applicable federal, state and local regulations, the FDA, the EPA, the Departments of the Interior and Agriculture and other governmental agencies may in the future change existing regulations or adopt additional regulations that may affect QBI’s ability to acquire necessary raw materials, manufacture natural product extracts or develop or manufacture new products.

The United States FDA has proposed detailed Good Manufacturing Practices (“GMP”) for nutritional supplements but has not yet adopted final regulations.  Management of QBI believes it complies with GMP as proposed by the FDA.

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XCEL HEALTHCARE, INC.

Business

XCEL Healthcare is fully-licensed specialty pharmacy, which provides prescription drugs and other supplies and services to chronically ill consumers who suffer from diseases such as cystic fibrosis, cancer, quadra- and paraplegias, multiple sclerosis and liver disease.  This specialized, under-served customer niche is characterized by low churn, steady growth, and high revenue per individual customer.  These attractive customer characteristics are driven by changes within the healthcare industry, and more specifically, the manner in which pharmacies care for chronically ill patients.  Chronically ill patients, who traditionally have been cared for in a hospital setting, are increasingly reliant on physician office-based and home-based therapy.  Yet, the expansive needs of these chronically ill patients typically outstrip the product line, operational, financial, and logistical capabilities of traditional providers.

XCEL specializes in compounding prescription medications for the customized needs of its patients.  It operates in niche illness segments that are generally insulated from the competition of the national discount pharmacy chains and large independent pharmacies.

Strategy

XCEL’s objective is to continue to grow rapidly and enhance its market position as a leading specialty pharmacy provider by capitalizing on its business strengths and pursuing the following strategy:

•

Continue to focus on and further penetrate the alternate site market.  By focusing on the alternate site market, XCEL has targeted growth segments of the health care industry.  It intends to increase its alternate site market presence by expanding its product and service offerings, increasing its sales and marketing personnel and focusing on group accounts.

•

Accelerate growth of its higher margin, patient-specific pharmacy business by leveraging relationships with existing customers.  Management believes that a number of physicians that order pharmaceuticals and supplies from XCEL also treat patients who require patient-specific biopharmaceuticals.  XCEL’s information database identifies these cross-selling opportunities, and management believes it is well-positioned to capture incremental revenue from these customers.

•

Pursue acquisitions to complement existing product offerings and further penetrate markets.  Management believes that the highly fragmented specialty pharmacy industry affords it an opportunity to grow through selective acquisitions.  By acquiring complementary businesses, XCEL can increase its customer base, expand its product and geographic scope and leverage its existing infrastructure.

•

Continue to develop physician and payor networks that enhance XCEL’s alliance capabilities with manufacturers.  Management believes that with strong physician and payor networks, the relationships with its manufacturers will be enhanced, thereby increasing the potential for alliances, which could expand its products, service and geographic scope.  In addition, contracts with payors generate significant new patient volumes and, therefore, revenue growth.

•

Maintain cost control while investing in infrastructure.  XCEL’s goal is to remain a low-cost provider of specialty products and services yet increase the value-added services it provides to customers, such as 24-hour on-call support, patient counseling and specialized shipping.

Sales & Marketing

XCEL strives to generate new customers and solidify existing customer relationships through frequent direct marketing contact that emphasizes its broad product lines in specialty markets, competitive prices, and responsive service.  XCEL targets larger customers with customized approaches developed by management and its key account team.  XCEL’s sales personnel service both in-bound and out-bound calls and are responsible for assisting customers in purchasing decisions, answering questions and placing orders.  Sales personnel also initiate out-bound calls to market

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XCEL’s services to those customer accounts identified as being high volume accounts, high order frequency accounts or cross- selling opportunity accounts.  All sales personnel work to establish long-term relationships with XCEL’s customers through regularly scheduled phone contact and personalized service, including direct sales calls on key customers.

Specialty Pharmaceutical Market Overview

The specialty pharmacy market is fragmented with several public and many small private companies focusing on different product or customer niches.  Few companies offer a wide range of pharmaceuticals and related supplies targeted to multiple customer groups, specifically office-based physicians and patients self-injecting at home.  Historically, cancer therapy, renal dialysis and most other treatments for chronic and life-threatening medical conditions were administered almost exclusively in a hospital inpatient setting.  In recent years, the frequency with which these treatments have been administered outside the hospital has increased dramatically.

The service needs of office-based physicians and patients self-administering at home differ markedly from those of the hospital market, creating logistical challenges and increasing administrative costs for those offices.  Office-based physicians and clinics generally order relatively small quantities of drugs at irregular intervals and do not have inventory management systems or sufficient pharmacy staffing.  Challenges facing these caregivers include having necessary administrative and financial resources, managing relationships with multiple suppliers, managing inventories, billing patients and third-party payors, and monitoring new clinical developments.  XCEL believes that the shift from hospital-based to office-based or home-based therapy administration has created a significant opportunity, particularly with quadra- and paraplegias, cystic fibrosis, renal dialysis, oncology, Multiple Sclerosis as well as other chronic diseases

Competition

The specialty pharmaceutical and medical supply industry is highly competitive and is experiencing both horizontal and vertical consolidation.  The industry is fragmented, with several public and many small private companies focusing on different product or customer niches.  Some of XCEL’s current and potential competitors include independent specialty distributors; national full-line, full-service wholesale drug distributors that operate their own specialty distribution businesses; retail pharmacies; specialty pharmacy divisions of prescription benefit managers; institutional pharmacies; hospital-based pharmacies; home healthcare agencies; mail order distributors that distribute medical supplies on a regional or national basis; and certain manufacturers that own distributors or that sell their products both to distributors and directly to users, including clinics and physician offices.  Some of XCEL’s competitors have greater financial, technical, marketing and managerial resources than XCEL.  While competition is primarily price and service oriented, it can also be affected by depth of product line, technical support systems, specific patient requirements and reputation.  There can be no assurance that competitive pressures will not have a material adverse effect on XCEL.

Government Regulation

XCEL is subject to extensive government regulation, including numerous laws directed at preventing fraud and abuse, and laws regulating reimbursement under various governmental programs, as more fully described below.

Medicare and Medicaid Reimbursement.  As part of the Social Security Amendments of 1965, Congress enacted the Medicare program, which provides for hospital, physician and other statutorily-defined health benefits for qualified individuals such as persons over 65 and the disabled.  The Medicaid program, also established by Congress in 1965, is a joint federal and state program that provides certain statutorily-defined health benefits to financially needy individuals who are blind, disabled, aged, or members of families with dependent children.  In addition, Medicaid generally covers financially needy children, refugees and pregnant women.  A substantial portion of XCEL’s revenue is attributable to payments received from third-party payors, including the Medicare and Medicaid programs.

Medicare Legislation.  In December 2000, federal legislators enacted the Medicare, Medicaid and SCHIP Benefits Improvement and Protection Act of 2000.  Among other items, this legislation provides the home healthcare industry with some relief from the effects of the Balanced Budget Act of 1997, which contained a number of provisions that are affecting, or could potentially affect, XCEL’s Medicare reimbursement levels. The Medicare Balanced Budget Refinement Act of 1999 also mitigated some of the effects of the Balanced Budget Act of 1997.

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The Medicare, Medicaid and SCHIP Benefits Improvement and Protection Act of 2000 provided reinstatement in 2001 of the full annual cost of living adjustment for durable medical equipment and provided minimal increases in 2002 for durable medical equipment and oxygen.  The Balanced Budget Act of 1997 had frozen such adjustments for each of the years 1998 through 2002.

During 2000, the Secretary of the U.S. Department of Health and Human Services (“HHS”) wrote to the durable medical equipment regional carriers and recommended, but did not mandate, that Medicare claims processors base their payments for covered outpatient drugs and biologicals on pricing schedules other than the Average Wholesale Price listing, which historically has been the industry’s basis for drug reimbursement.  The suggested alternative pricing methodology was offered in an effort to reduce reimbursement levels for certain drugs to more closely approximate a provider’s acquisition cost, but it would not have covered the costs that homecare pharmacies incur to prepare, deliver or administer the drugs to patients.  Billing, collection and other overhead costs also would have been excluded.  Under current government reimbursement schedules, these costs are not clearly defined but are implicitly covered in the reimbursement for the drug cost. The healthcare industry has taken issue with the HHS’s approach for several reasons, primarily because it fails to consider the accompanying costs of delivering and administering these types of drug therapies to patients in their homes. Further, if providers choose to discontinue providing these drugs due to inadequate reimbursement, patient access may be jeopardized.  The Medicare, Medicaid and SCHIP Benefits Improvement and Protection Act of 2000 delayed the adoption of proposed drug price changes and directed the General Accounting Office to conduct a thorough study, by September 2001, to examine the adequacy of current payments and to recommend revised payment methodologies.  The study was completed but the authors acknowledged that 1) the limited scope and deadline associated with the study did not allow for a thorough analysis of the homecare pharmacy aspect of covered services, 2) legitimate service components and related costs do exist, and 3) different methods of determining drug delivery and administration payments may be necessary for different types of drugs. Currently, the timing and impact of such pricing methodology revisions are not known.

In addition, some states have adopted, or are contemplating adopting, some form of the proposed alternate pricing methodology for certain drugs and biologicals under the Medicaid program. In several states, these changes have reduced the level of reimbursement received by XCEL to an unacceptable level without a corresponding offset or increase to compensate for the service costs incurred.  In those states, XCEL has elected to stop accepting new Medicaid patient referrals for the affected drugs. The company is continuing to provide services to patients already on service, and for those who receive other Medicaid-covered respiratory, home medical equipment or infusion therapies.

The Balanced Budget Act of 1997 granted authority to the Secretary of HHS to increase or reduce the reimbursement for home medical equipment, including oxygen, by 15% each year under an inherent reasonableness procedure. However, under the provisions of the Medicare Balanced Budget Refinement Act of 1999, reimbursement reductions proposed under the inherent reasonableness procedure have been delayed pending (1) a study by the General Accounting Office to examine the use of the authority granted under this procedure, and (2) promulgation by the Centers for Medicare & Medicaid Services (formerly the Health Care Financing Administration), of a final rule implementing the inherent reasonableness authority. This regulation has not yet been issued.

Further, the Balanced Budget Act of 1997 mandated that the Centers for Medicare & Medicaid Services conduct competitive bidding demonstrations for Medicare Part B items and services. The competitive bidding demonstrations, currently in progress, could provide the Centers for Medicare & Medicaid Services and Congress with a model for implementing competitive pricing in all Medicare programs. If such a competitive bidding system were implemented, it could result in lower reimbursement rates, exclude certain items and services from coverage or impose limits on increases in reimbursement rates. The administration is seeking authority to implement nationwide competitive bidding for all Part B products and services (except physician’s services). Congress has rejected similar proposals in the past. It is not clear whether Congress will adopt this latest proposal.

Claims Audits.  Durable medical equipment regional carriers are private organizations that contract to serve as the federal government’s agents for the processing of claims for items and services provided under Part B of the Medicare program.  These carriers and Medicaid agencies also periodically conduct pre-payment and post-payment reviews and other audits of claims submitted.  Medicare and Medicaid agents are under increasing pressure to scrutinize healthcare claims more closely. In addition, the home healthcare industry is generally characterized by long collection cycles for accounts receivable due to complex and time-consuming requirements for obtaining reimbursement from private and governmental third-party payors. Such long collection cycles or reviews and/or similar audits or investigations of XCEL’s

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claims and related documentation could result in denials of claims for payment submitted by XCEL.  Further, the government could demand significant refunds or recoupments of amounts paid by the government for claims which, upon subsequent investigation, are determined by the government to be inadequately supported by the required documentation.

HIPAA.  The Health Insurance Portability and Accountability Act mandates the adoption of standards for the exchange of electronic health information in an effort to encourage overall administrative simplification and to enhance the effectiveness and efficiency of the healthcare industry. Ensuring privacy and security of patient information - “accountability” - is one of the key factors driving the legislation. The other major factor - “portability” - refers to Congress’ intention to ensure that individuals can take their medical and insurance records with them when they change employers.

In December 2000, HHS issued final regulations concerning the privacy of healthcare information. These regulations regulate the use and disclosure of individuals’ healthcare information, whether communicated electronically, on paper or orally. All affected entities, including XCEL, are required to comply with these regulations by April 14, 2003. The regulations also provide patients with significant new rights related to understanding and controlling how their health information is used or disclosed.  In March 2002, HHS issued proposed amendments to the final regulations, which, if ultimately adopted, would make XCEL’s compliance with certain of the requirements less burdensome.

In addition, in the Spring of 2002, HHS issued final regulations concerning the security of healthcare information maintained or transmitted electronically.  Security regulations proposed by HHS in August 1998 would require healthcare providers to implement organizational and technical practices to protect the security of such information. Once the security regulations are finalized, the company will have approximately two years to comply with such regulations.

Although the enforcement provisions of HIPAA have not yet been finalized, sanctions are expected to include criminal penalties and civil sanctions. At this time, the company anticipates that it will be fully able to comply with the HIPAA regulations that have been issued by their respective mandatory compliance dates.  Based on the existing and proposed HIPAA regulations, the company believes that the cost of its compliance with HIPAA will not have a material adverse effect on its business, financial condition or results of operations.

The Anti-Kickback Statute.  As a provider of services under the Medicare and Medicaid programs, XCEL is subject to the Medicare and Medicaid fraud and abuse laws (sometimes referred to as the “anti-kickback statute”).  At the federal level, the anti-kickback statute prohibits any bribe, kickback or rebate in return for the referral of patients, products or services covered by federal healthcare programs.  Federal healthcare programs have been defined to include plans and programs that provide health benefits funded by the United States Government, including Medicare, Medicaid, and TRICARE (formerly known as the Civilian Health and Medical Program of the Uniformed Services), among others. Violations of the anti-kickback statute may result in civil and criminal penalties and exclusion from participation in the federal healthcare programs.  In addition, a number of states in which XCEL operates have laws that prohibit certain direct or indirect payments (similar to the anti-kickback statute) or fee-splitting arrangements between healthcare providers, if such arrangements are designed to induce or encourage the referral of patients to a particular provider. Possible sanctions for violation of these restrictions include exclusion from state-funded healthcare programs, loss of licensure and civil and criminal penalties. Such statutes vary from state to state, are often vague and have seldom been interpreted by the courts or regulatory agencies.

Physician Self-Referrals.  Certain provisions of the Omnibus Budget Reconciliation Act of 1993, commonly known as “Stark II”, prohibit XCEL, subject to certain exceptions, from submitting claims to the Medicare and Medicaid programs for “designated health services” if XCEL has a financial relationship with the physician making the referral for such services or with a member of such physician’s immediate family.  The term “designated health services” includes several services commonly performed or supplied by XCEL, including durable medical equipment and home health services.  In addition, “financial relationship” is broadly defined to include any ownership or investment interest or compensation arrangement pursuant to which a physician receives remuneration from the provider at issue. Violations of Stark II may result in loss of Medicare and Medicaid reimbursement, civil penalties and exclusion from participation in the Medicare and Medicaid programs.  In January 2001, the Centers for Medicare & Medicaid Services issued the first of two phases of final regulations to clarify the meaning and application of Stark II.  Phase II was issued in August, 2002, however, Phase I addresses the primary substantive aspects of the prohibition and several key exceptions.  Significantly, the final regulations define previously undefined key terms, clarify prior definitions, and create several new exceptions for certain “indirect compensation arrangements”, “fair market value” transactions, arrangements involving non-monetary

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compensation up to $300, and risk-sharing arrangements, among others.  The regulations also create a new “knowledge” exception that permits providers to bill for items provided in connection with an otherwise prohibited referral, if the provider does not know, and does not act in reckless disregard or deliberate ignorance of, the identity of the referring physician.  The effective date for the bulk of Phase I of the final regulations was January 4, 2002.  In addition, a number of the states in which XCEL operates have similar prohibitions on physician self-referrals.  Finally, recent enforcement activity and resulting case law developments have increased the legal risks of physician compensation arrangements that do not satisfy the terms of an exception to Stark II, especially in the area of joint venture arrangements with physicians.

False Claims.  The False Claims Act imposes civil and criminal liability on individuals or entities that submit false or fraudulent claims for payment to the government.  Violations of the False Claims Act may result in treble damages, civil monetary penalties and exclusion from the Medicare and Medicaid programs.

The False Claims Act also allows a private individual to bring a qui tam suit on behalf of the government against a healthcare provider for violations of the False Claims Act. A qui tam suit may be brought by, with only a few exceptions, any private citizen who has material information of a false claim that has not yet been previously disclosed. Even if disclosed, the original source of the information leading to the public disclosure may still pursue such a suit. Although a corporate insider is often the plaintiff in such actions, an increasing number of outsiders are pursuing such suits.

In a qui tam suit, the private plaintiff is responsible for initiating a lawsuit that may eventually lead to the government recovering money of which it was defrauded.  After the private plaintiff has initiated the lawsuit, the government must decide whether to intervene in the lawsuit and become the primary prosecutor. In the event the government declines to join the lawsuit, the private plaintiff may choose to pursue the case alone, in which case the private plaintiff’s counsel will have primary control over the prosecution (although the government must be kept apprised of the progress of the lawsuit and will still receive at least 70% of any recovered amounts).  In return for bringing the suit on the government’s behalf, the statute provides that the private plaintiff is entitled to receive up to 30% of the recovered amount from the litigation proceeds if the litigation is successful. Recently, the number of qui tam suits brought against healthcare providers has increased dramatically.  In addition, at least five states - California, Illinois, Florida, Tennessee and Texas - have enacted laws modeled after the False Claims Act that allow those states to recover money which was fraudulently obtained by a healthcare provider from the state (e.g., Medicaid funds provided by the state).

Other Fraud and Abuse Laws.  The Health Insurance Portability and Accountability Act of 1996 created in part, two new federal crimes: “Health Care Fraud” and “False Statements Relating to Health Care Matters”.  The Health Care Fraud statute prohibits knowingly and willfully executing a scheme or artifice to defraud any healthcare benefit program.  A violation of this statute is a felony and may result in fines and/or imprisonment.  The False Statements statute prohibits knowingly and willfully falsifying, concealing or covering up a material fact by any trick, scheme or device or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services.  A violation of this statute is a felony and may result in fines and/or imprisonment.

Recently, the federal government has made a policy decision to significantly increase the financial resources allocated to enforcing the healthcare fraud and abuse laws.  In addition, private insurers and various state enforcement agencies have increased their level of scrutiny of healthcare claims in an effort to identify and prosecute fraudulent and abusive practices in the healthcare area.

Internal Controls.  XCEL maintains several programs designed to minimize the likelihood that it would engage in conduct or enter into contracts in violation of the fraud and abuse laws. Contracts of the types subject to these laws are reviewed and approved by the corporate contract services and/or legal departments.  XCEL also maintains various educational programs designed to keep its managers updated and informed on developments with respect to the fraud and abuse laws and to remind all employees of XCEL’s policy of strict compliance in this area. While XCEL believes its discount agreements, billing contracts and various fee-for-service arrangements with other healthcare providers comply with applicable laws and regulations, XCEL cannot provide any assurance that further administrative or judicial interpretations of existing laws or legislative enactment of new laws will not have a material adverse effect on XCEL’s business.

Healthcare Reform Legislation.  Economic, political and regulatory influences are subjecting the healthcare industry in the United States to fundamental change.  The legislative and administrative branches of the federal government have formulated healthcare reform proposals. In addition, some of the states in which XCEL operates

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periodically consider various healthcare reform proposals. XCEL anticipates that federal and state governmental bodies will continue to review and assess alternative healthcare delivery systems and payment methodologies and public debate of these issues will continue in the future.  Due to uncertainties regarding the ultimate features of reform initiatives and their enactment and implementation, XCEL cannot predict which, if any, of such reform proposals will be adopted or when they may be adopted or that any such reforms will not have a material adverse effect on XCEL’s business and results of operations.

Healthcare is an area of extensive and dynamic regulatory change. Changes in the law or new interpretations of existing laws can have a dramatic effect on permissible activities, the relative costs associated with doing business and the amount of reimbursement by government and other third-party payors.  Recommendations for changes may result from an ongoing study of patient access by the General Accounting Office and from the potential findings of the National Bipartisan Commission on the Future of Medicare.

BIOSELECT INNOVATIONS, INC.

Business

BioSelect Innovations produces a line of topical and transdermal bases for drug delivery and functional skin care products that are marketed by other pharmacies.  As an outgrowth of its expertise and experience in compounding prescriptions, BioSelect has developed a number of proprietary formulations that have patents pending.  These patents address the unique integration of selective traditional over-the-counter generic drugs with complementary alternative medications such as vitamins, herbs and other natural nutraceutical supplements.  BioSelect expects to become a pioneer in this nascent field of integrative medicine.  Slated to be marketed and distributed through alliances with major pharmaceutical companies, this breakthrough in integrative medicine addresses heart disease, cold & flu, arthritis, migraine, allergy and other conditions.

Strategy

BioSelect intends to become a leader in the field of integrative medicine, topical and transdermal drug delivery and the development and marketing of specialty pharmaceutical and cosmeceutical products that are applied to the skin.  Key elements of its business and commercialization strategy include the following:

Lower Risk Strategy for Selecting Product Candidates for Development.  BioSelect does not intend to focus its product development efforts on development of new chemical entities.  Instead, it will focus on applying its proprietary technologies in the following three areas:

(1)

development of topical and transdermal formulations of new chemical entities in partnership with innovative pharmaceutical or biotechnology companies;

(2)

development of new, high performance cosmeceutical products that address the skin care needs of the increasing number of affluent middle-aged and older people; and

(3)

development and launch of a new family of proprietary pharmaceutical/nutraceutical products through alliances with major pharmaceutical companies.

Leveraging of Corporate Alliances.  BioSelect plans to enter into strategic alliances with established pharmaceutical companies for the development of its drug delivery products.  These alliances generally will provide research or clinical funding and other support during the product development process.  Its partners generally will provide established and trained marketing and sales forces to sell the products.

Internal Focus on the Dermatology Market.  BioSelect plans to retain exclusive or co-marketing/co-promotion rights in the United States to dermatological and related uses of the products it develops, while out-licensing rights for other uses.  Similarly, whenever possible, it will attempt to retain commercial rights to dermatological and other specialty pharmaceutical uses of products developed under partner sponsored research collaborations.  BioSelect ultimately plans to

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market the dermatological and cosmeceutical products it develops, either through the utilization of contract sales representatives or through the establishment of its own sales force.

Acquisition of Complementary Products, Technologies or Businesses.  Although BioSelect is focusing on in-house development of its innovative pharmaceutical/nutraceutical products and technologies, it may opportunistically acquire products, technologies or companies with products, manufacturing and distribution capabilities consistent with its commercial objectives.

Drug Delivery Market Overview

Drug delivery companies develop technologies to improve the administration of therapeutic compounds.  These technologies are designed to enhance safety, efficacy, ease-of-use and patient compliance with prescribed therapy.  Drug delivery technologies provide opportunities for pharmaceutical and biotechnology companies to extend their drug franchises as well as develop new and innovative products.

The vast majority of drugs currently on the market are taken orally or are administered by injection.  Oral drug delivery methods, while simple to use, typically subject drugs to first-pass metabolism in the body, which results in drug degradation in the stomach and further neutralization in the liver before reaching the bloodstream.  In order to achieve efficacy, higher drug dosages are often used, with increased risks of side effects.  The injection of pharmaceuticals, while avoiding first-pass metabolism in the body, also has major limitations, including pain, which can lead to decreased patient acceptance and compliance with prescribed therapy.  A decline in patient compliance can increase the risk of medical complications and lead to higher healthcare costs.  Also, the costs of injectable drugs typically are higher as a result of the additional costs associated with medical personnel to administer the injections and the costs associated with the purchase and disposal of syringes.

Pharmaceutical and biotechnology companies look to drug delivery enhancements as a way of gaining a competitive advantage.  Alternative drug delivery technologies, which avoid first-pass metabolism and are less invasive, are often sought by pharmaceutical and biotechnology companies to extend the period of market exclusivity for a branded drug and thus postpone competition from generic drugs.  In order to maintain the competitiveness of their proprietary drug candidates, large pharmaceutical companies seek delivery enhancements that will increase safety and efficacy, reduce side effects and make administration more convenient.  Further, drug delivery companies can apply their technologies to off-patent products to formulate their own proprietary products, which they often commercialize by seeking marketing collaborations with larger pharmaceutical companies that have greater capabilities and resources.

Skin Health and Restoration Market Overview

In the United States, dermatologists and plastic surgeons primarily manage skin health and restoration.  Skin conditions are typically treated with products such as prescription drugs, over-the-counter drugs and cosmetics, as well as office-based procedures such as chemical-based skin peels.  In recent years, physicians have taken on an increasingly active role in the management of skin restoration.  This trend reflects both the increased use of existing in-office procedures and the introduction of new procedures such as laser skin resurfacing, laser hair removal and microdermabrasion, a procedure where the surface layer of the skin is physically removed.  We believe that the growth also represents efforts of skin care physicians to broaden their practices and sources of revenue to include more cosmetically-based products and procedures.  Third-party reimbursement policies have limited patient access to dermatologists and imposed limits on the level of reimbursement for physician procedures, which has resulted in a loss of revenue to physicians.  Physicians have tried to compensate for this lost revenue by focusing on cosmetic procedures, which are typically elective and paid for directly by the patients and not subject to the reimbursement restrictions imposed by third-party payors.  Furthermore, the aggregate number of physician-mediated cosmetic procedures, including non-skin based procedures such as facelifts, hair transplants and breast augmentations, have grown significantly in recent years, resulting in increased office visits and opportunities for the sale of physician-mediated skin health and restoration products.

We believe that the skin health and restoration market will continue to experience strong growth as a result of several factors, including the development of new products and procedures for a wider range of cosmetic treatments and the gradual aging of the U.S. population.  Older segments of the population tend to control large amounts of disposable income and are highly motivated to improve their personal appearance.

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Research and Development

Research and development efforts are generally devoted to four principal areas: (1) development of new technologies; (2) application of our existing technologies to new products; (3) improvement of existing processes; and (4) formulation of existing and new biologically active compounds.  We have spent approximately $49,000 and $54,000 on Company-sponsored research and development in fiscal years ended December 31, 2003 and 2002, respectively.

Patents and Trademarks

BioSelect has developed a number of proprietary formulations that have patents pending.  These patent claims address the unique integration of selective traditional over-the-counter generic drugs with complementary alternative medications such as vitamins, herbs and other natural nutraceutical supplements.  The product development effort focuses on developing proprietary formulations for existing products and on the creation of formulations for product line extensions.  The preservation and improvement of the quality of BioSelect’s products are also integral parts of its overall strategy.

BioSelect maintains and has applied for patent, trademark and copyright protection in the United States relating to certain of its existing and proposed products and processes, including COCARE, CONASE, COPROFEN, EPIGEST ESSENTIALS, FEMDERM ESSENTIALS, FEMGEST ESSENTIALS, and TRANSLIPOBASE.  There can be no assurance that BioSelect will be able to successfully protect its intellectual property.

Employees

At December 15, 2004, we employed 20 persons at XCEL, BioSelect and the corporate offices, 19 of which were full-time and 1 part-time.  Prior to the discontinuation of QBI’s operations, there were a total of 70 employees, 68 of which we full-time and 2 part-time.  Employees include pharmacists, technicians, accounting, sales and marketing, administrative, delivery and executive personnel.  A standard package of employee benefits is provided to all full-time employees in addition to on-the-job training and advancement opportunities.  None of the Company’s employees are covered by a collective bargaining agreement and none are represented by labor unions.  We do not have key man insurance on any employee.

Our subsidiaries have entered into Employment Agreements, Nondisclosure and Non-Competition Agreements with each of their respective key employees.  These Agreements include provisions for salary increases and stock options based on revenue and earnings growth that the respective operations may achieve.

At December 31, 2003, we have employment agreements with the following personnel:

Expiration

Annual Base

Employee

Position

Date

Salary

Fred E. Tannous

CEO, Treasurer, Health Sciences Group

December 2005

$

190,000

Bill Glaser

President, Secretary, Health Sciences Group

December 2005

$

190,000

Jacob Engel

General Manager, Operations

December 2005

$

150,000

Joe Schortz1

President and CEO, QBI

December 2005

$

150,000

Ronald Gustilo2

Director of Operations, XCEL Healthcare

December 2004

$

93,236

1As of March 17, 2004, Mr. Schortz is no longer employed with QBI and his employment agreement with QBI is cancelled.

 2As of January 23, 2004, Mr. Gustilo is no longer employed with XCEL Healthcare, and his employment agreement with XCEL Healthcare is cancelled.

Properties

Our executive offices are located at Howard Hughes Center, 6080 Center Drive, 6th Floor, Los Angeles, California.  The annual lease payments for the executive offices totals approximately $22,000.  The lease agreement expires in August 2005.  We also lease a 2,400 square foot facility in Woodland Hills, California for the operations of

47

XCEL and BioSelect.  The annual lease payments for the Woodland Hills facility total approximately $39,000 and are paid on a month-to-month basis.

With the recent acquisition of QBI on February 25, 2003, effective January 1, 2003, the Company assumed the lease on QBI’s 53,000 square foot warehouse and processing facility located in South Plainfield, New Jersey.  The annual lease payments for the New Jersey facility totals approximately $233,000 for the year ended December 31, 2003.  The term of the lease is twenty five years starting on May 1, 1997.  The lessor is MRA Associates, LLC, a New Jersey limited liability company, a third of which is beneficially owned by Joseph R. Schortz, the President and Chief Executive Officer of QBI.  The Company holds an option to purchase the property from MRA Associates for $2,250,000.  The option, which is unrecorded, expires in 2007.  Each of the respective companies is responsible for the rental payments from its own operations.  MRA Associates, LLC (“MRA”) has been notified by the mortgage holder of the New Jersey property that MRA is in default of the mortgage.  There is a possibility that if MRA does not cure its default under the mortgage, QBI’s lease rights in the premises may be impaired.  As part of the ongoing discussions between the Company and the sellers of the QBI assets, we obtained an agreement from the sellers of the QBI assets that accrued rent under the lease be paid by December 31, 2004.  The owner of the mortgage on the property leased to us by MRA has notified us that if we do not pay-off an obligation of approximately $131,000 of MRA’s, it will foreclose its mortgage on the property.

On October 20, 2004, the Board of Directors of the Registrant elected to discontinue operations of its wholly-owned subsidiary, Quality Botanical Ingredients, Inc. ("QBI").  Possession of and control over QBI’s assets were turned over to La Salle Business Credit, LLC, QBI’s primary secured lender, for liquidation.  Proceeds from the sale of such assets will be used to repay QBI’s creditors for outstanding obligations.  At this time, management is unable to make a determination of the expected completion date and costs expected to be incurred in connection with such action.  The Registrant is a guarantor of the obligations of QBI pursuant to a Continuing Unconditional Corporate Guaranty dated as of February 21, 2003. The current amount of obligations in which the Registrant is a guarantor is approximately $2 million.  However, the sales of QBI’s assets and collection of outstanding receivables is expected to significantly reduce this amount.  At this time, management can not provide an accurate estimate of the expected proceeds from the sale of such assets.  Management believes the Registrant’s continuing operations will not be adversely affected by this action.  Management expects to increase its focus on the development and acquisition of proprietary products and technologies in order to boost operating margins and achieve long-term profitability.

Legal Proceedings

In August 2003, our QBI subsidiary was served as a defendant in an action entitled Fortress Systems LLC v. AAA Health Products, Inc. (aka Quality Botanical Ingredients, Inc.), filed by the plaintiff in U.S. Bankruptcy Court for the District of Nebraska.  In this case, the plaintiff, Fortress Systems LLC, is seeking damages of approximately $402,200 resulting from products shipped by our QBI subsidiary to Fortress Systems LLC which allegedly did not meet specifications.  QBI has responded to this complaint by denying liability.  The case is in the early stages of discovery and the outcome can not at this time be predicted.  The sellers from which we purchased the QBI assets have agreed to deposit 400,000 shares of Health Sciences Group, Inc. common stock owned by them in escrow as an offset against the possibility that we might be required to pay the claim which is the basis for this suit.

48

MANAGEMENT

The following table sets forth the name, age, position, and the start date of each director and executive officer of Health Sciences Group, Inc. and its subsidiaries at September 30, 2004.  There are no other persons who can be classified as a promoter or controlling person of the Company.

_____________________________________________________________________________________________

Position

Name

Age

Title

Held Since

Fred E. Tannous

38

Co-chairman of the Board, Chief Executive

Officer, and Treasurer

2000

Bill Glaser

38

Co-chairman of the Board, President, and Secretary

2000

John Park

44

President and Chief Executive Officer, XCEL

Healthcare, Inc. and BioSelect Innovations, Inc.

2003

Dr. Daniel I. Gelber

53

Director of Research & Development,

BioSelect Innovations, Inc.

2001

William T. Walker, Jr.

73

Director

2003

_____________________________________________________________________________________________

Health Sciences Group, Inc.

Fred E. Tannous has been Co-chairman, Chief Executive Officer, and Treasurer, of Health Sciences Group since October 2000.  From 2000 to 2001, Mr. Tannous was employed at DIRECTV, Inc. where he was involved in various capacities including valuing, structuring, and executing strategic investments.  From 1999 to 2000, Mr. Tannous was with the corporate treasury organization of Hughes Electronics Corporation where he assisted in conducting valuations and effectuating financing transactions for the company’s satellite and network communication units.  From February 1996 to May 1999, Mr. Tannous served as Treasurer and Chief Financial Officer of Colorado Casino Resorts, Inc., a gaming and lodging concern with operations in Colorado.  In addition to overseeing the company’s finance and accounting operations, he was accountable for all corporate finance and treasury activities.  Previously, as principal of his own consulting firm, Mr. Tannous consulted to several start-up ventures in various industries where he was instrumental in developing business plans, advising on business strategy and capital structure, and arranging venture financings.  Mr. Tannous received an MBA in finance and accounting from the University of Chicago Graduate School of Business.  He also holds a Masters and Bachelors degree in Electrical Engineering from the University of Southern California.

Bill Glaser has been Co-chairman, President, and Secretary of Health Sciences Group since October 2000.  From 1994 to 2000, Mr. Glaser was founder and Chief Executive Officer of Zenterprise, Inc., a comprehensive investment banking and corporate consulting firm which focused primarily on capital formation, M&A advisory, business strategy, marketing, and management consulting services for public and private companies.  From September 1991 to July 1994, Mr. Glaser was a registered principal of a regional stock brokerage firm where he gained diverse experience in finance, management, marketing, sales, and public company relations.  Previously, he was a registered representative at Drexel, Burnham, Lambert and Smith Barney.  Mr. Glaser holds a Bachelors degree in finance and economics from the Ithaca College - School of Business.

William T. Walker, Jr. is a Director.  Mr. Walker was appointed to the company’s Board of Directors in May, 2003, and is the founder of Walker Associates, a corporate finance consulting firm that acts as advisor to corporations and investment banks, and has served in that capacity since 1985.  Prior to starting Walker Associates, he was Executive Vice President and Managing Director of Investment Banking for Bateman Eichler, Hill Richards, a regional West Coast NYSE investment banking firm, where he directed its merger into the Kemper Insurance Group.  Mr. Walker currently

49

chairs the board of SupraLife International and its subsidiaries, and serves as a director of King Thomason Group, Stone Mountain Financial Systems, Digid Technologies and Desert Health Products, Inc.  He has served as a board member of the Securities Industry Association, a Governor of the Pacific Coast Stock Exchange, a member of the American Stock Exchange Advisory Committee, President of the Bond Club of Los Angeles, and Chairman of the California District Securities Industry Association.  Mr. Walker graduated from Stanford University and served in the United States Air Force.

XCEL Healthcare, Inc.

Mr. John Park has served as the President and Chief Executive Officer of XCEL Healthcare and BioSelect Innovations, Inc. since October 2003.  From 1994 to 2003, Mr. Park served as Director of Operations for BioMed Corporation, a developer, manufacturer and distribution of unique OTC pharmaceutical and cosmeceutical products and medical devices.  During his nine-year tenure there, he was responsible for supervising the engineering and development of proprietary technologies and obtaining FDA, ISO and GMP compliance, marketing and distribution of the finished products.  From 1987 to 1994, he was an executive at Texas Instruments, where he was responsible for integrating and positioning its semiconductor business.  Previously, he worked for Exxon Chemicals in quality assurance.  Mr. Park holds an MBA degree from Houston Baptist University, and was awarded undergraduate and graduate degrees in Materials Sciences from Rice University.

BioSelect Innovations, Inc.

Dr. Daniel I. Gelber has served as Director of Research and Development for BioSelect Innovations since July 1996 where he managed product development initiatives and oversaw the company’s specialty compounding efforts.  Earlier, Dr. Gelber was Pharmacist Specialist at NMC Homecare, Inc.  Previously, he held several management positions in other segments of the industry, including radiopharmacy, nutritional support, manufacturing, operations and TPN.  Dr. Gelber is a member of several industry associations including the American Pharmaceutical Association, American Nutraceutical Association, and International Academy of Integrated Medicine.  As a recognized leader in his field, Dr. Gelber is frequently asked to participate in educational endeavors for prominent institutions.  Dr. Gelber earned a Doctor of Pharmacy from the University of Southern California.  He also holds a Bachelor of Science degree in Bacteriology from University of California, Los Angeles.  As of January 1, 2004, Dr. Gelber is retained by HESG as a consultant on a part-time basis.

Other Key Personnel and Consultants

Steven Antebi.  In August 2003 we entered into a Consulting Agreement with Mr. Steven Antebi.  Mr. Antebi is currently president of Novante Communications, with which he has been associated with since 1993.  He is primarily involved in asset-backed lending and equity investments.  Previously, he ran Maple Technology Ventures, The Maple Fund and Maple Partners.  From 1973 to 1991, Mr. Antebi was Managing Director at Bear Stearns’ Los Angeles office.  He is currently a director of The Holman Group, and Clientsoft, and sits on the board of Cedars Sinai Hospital.  Pursuant to the Consulting Agreement, Mr. Antebi will provide advice to the Company about financial and related matters and has agreed, subject to our obtaining Directors’ and Officers’ insurance, to become at our request a Director or Chairman of the Board of Directors.  Compensation to Mr. Antebi will be in the form of Warrants to his corporation, Blue & Gold Enterprises LLC, for up to 2,000,000 shares of common stock, of which 500,000 are vested, the balance exercisable upon attaining certain performance benchmarks, at exercise prices ranging from $1.25 to $2.75 per share, and are callable at $.01 per share within 90 days of vesting upon the occurrence of certain events.  Mr. Antebi has invested $250,000 in our Series A Convertible Preferred Stock.

Spencer Trask Ventures, Inc.  In August 2003 we entered into a Consulting Agreement with Spencer Trask whereby Spencer Trask will, apart from acting as the Introducing Agent in connection with our Series A Convertible Preferred Private Placement, for a two-year period, consult with and advise the Company with respect to financial planning, corporate organization and structure, financial matters in connection with the operation of the business of the Company, private and public equity and debt financing, acquisitions, mergers and other similar business combinations, management and directors, and our overall progress, needs and financial condition. In connection with these advisory services, we agreed to issue to Spencer Trask or its designees 500,000 shares of common stock, which shares will not vest and be saleable until after the earlier of a) one year, b) the date the average closing bid price for the common stock has been $3.00 or more (subject to adjustment to reflect stock splits, stock dividends and the like) for ten (10) consecutive

50

trading days, or c) two months after the date the Company’s shares of common stock are first traded on the American Stock Exchange or the NASDAQ SmallCap Market; vesting of the shares will then be at the rate of 25% per calendar quarter.

Jacob Engel.  In August 2003 we entered into an Employment Agreement with Jacob Engel as General Manager of Operations.  Messrs. Tannous and Glaser agreed to vote their shares in favor of Mr. Engel's board position.  From 1990 to 2002, Mr. Engel was a Director and Chief Operating Officer of a family-owned business known as Gel Spice Co, Inc., which is engaged in the manufacturing and distributing of spices and snack foods.  The Employment Agreement with Mr. Engel provides for an annual salary of $150,000 and stock options for up to 2,000,000 shares of common stock, issued under our 2003 Stock Option, Deferred Stock and Restricted Stock Plan.  The options granted to Mr. Engel will be exercisable upon Mr. Engel attaining certain performance benchmarks, at exercise prices ranging from $1.25 to $2.75 per share.  Mr. Engel invested $250,000 in our Series A Convertible Preferred Stock.  In October 2003 Mr. Engel was granted 100,000 shares of common stock in lieu of cash bonuses.

On November 3, 2004, Jacob Engel’s attorney wrote a letter to Health Sciences Group, Inc., alleging that Health Sciences Group, Inc. failed to pay him his salary since January 1, 2004 at the rate of $150,000 per annum and wrongfully terminated his participation in the Company’s health insurance coverage leaving him uninsured for three months during which he incurred medical expenses which would have been covered and compelling his acceptance, with a reservation of rights of COBRA coverage for which he has been obliged to pay premiums since September 2004.  The letter stated that in the event cure is not fully effected by December 5, 2004, Mr. Engel will terminate his Employment Agreement for Good Reason pursuant to the Employment Agreement.  The letter further stated that unless the defaults are fully cured prior to December 5, 2004, in addition to all unpaid base salary since January 1, 2004 through the date of termination and the reimbursement of COBRA payments made by Mr. Engel, the Company will be obligated to pay Mr. Engel one year of his base salary and all accrued vacation pay and to restore Mr. Engel to coverage under the health insurance plan.  The letter further stated that in addition, Mr. Engel is entitled to have his rights in his stock options until December 5, 2005 and that Mr. Engel is owed $18,000 for legal expenses; has a claim for breach of the agreement between him and the Company by which he agreed to accept shares of the Company’s stock in lieu of $100,000 of his 2003 salary and has a claim for the automobile allowance of $350 per month which the Company agreed to provide him.

The Company does not agree with these allegations made in this letter and is prepared to vigorously assert its position.

Directors

Directors are elected annually and hold office until the annual meeting of the shareholders of Health Sciences and until the successors are elected and qualified.  There are no family relationships among Health Sciences’ officers and directors.  Directors of Health Sciences may receive compensation as determined by Health Sciences from time to time by vote of the Board of Directors.  Such compensation might be in the form of stock options.  Health Sciences may reimburse directors for expenses incurred in attending meetings of the Board of Directors.

While we have not established an Audit Committee at the present time, the entire Board of Directors acts as the Audit Committee until such time that an Audit Committee is formed and financial expert is elected.  The Board of Directors adopted a Code of Ethics on July 10, 2003.

Executive Compensation

The following table sets forth, for the fiscal years ended December 31, 2003 and 2002, the compensation paid or accrued by the Company to its below named officers.

51

SUMMARY COMPENSATION TABLE

Annual Compensation

Awards

Restricted

Securities

All

Name and

Other Annual

 Stock

Underlying

Other

Principal Position

Year

Salary($)

Bonus($)

Compensation

Awards($)

Options/SARs

Compensation

Fred E. Tannous

12/31/03

$190,000

--

--

$150,000

--

--

CEO, Treasurer

12/31/02

$190,000

--

--

--

350,000

--

Health Sciences Group, Inc.

Bill Glaser

12/31/03

$190,000

--

--

$150,000

--

--

President, Secretary

12/31/02

$190,000

--

--

--

350,000

--

Health Sciences Group, Inc.

Jacob Engel

12/31/03

$49,615

--

--

$101,000

500,000

--

General Manager of

12/31/02

--

--

--

--

--

--

  Operations

Health Sciences Group, Inc.

John Park

12/31/03

$22,115

--

--

--

300,000(1)

--

President & CEO

12/31/02

--

--

--

--

--

--

XCEL Healthcare, Inc. and

BioSelect Innovations, Inc.

Ronald A. Gustilo(2)

12/31/03

$93,236

--

--

--

--

--

Director of Operations

12/31/02

$84,756

$12,552

--

$95,760

--

--

XCEL Healthcare, Inc.

Daniel I. Gelber(3)

12/31/03

$137,500

--

--

--

--

--

Director of R&D

12/31/02

$125,000

$18,511

--

$95,760

--

--

BioSelect Innovations, Inc.

Joseph R. Schortz(4)

12/31/03

$160,880

--

--

--

--

--

President & CEO

12/31/02

--

--

--

--

--

--

Quality Botanical Ingredients, Inc.

________________________________________________________________________________________________________

(1)

Mr. Park’s options vest equally over a three-year period.

(2)

As of January 23, 2004, Mr. Gustilo is no longer employed with the Company.

(3)

As of January 1, 2004, Dr. Gelber is retained as a consultant on a part-time basis with the Company.

(4)

As of March 17, 2004, Mr. Schortz is no longer employed with the Company.

The table below sets forth information concerning the exercise of options during 2003 along with the aggregate 2003 year-end option holdings of the below named officers of the Company:

52

AGGREGATED OPTION EXERCISES IN 2003 AND YEAR-END OPTION VALUES

COMMON STOCK

___________________________________________________________________________________________________________

Number of securities

Value of unexercised

underlying options at

in-the-money

Shares Acquired

Value

December 31, 2003

options at

Name

on Exercise

Realized

Exercisable/Unexercisable

December 31, 2003

____________________________________________________________________________________________________________

Fred E. Tannous

--

--

350,000/0

$287,000

Bill Glaser

--

--

350,000/0

$287,000

________________________________________________________________________________________________

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information concerning common stock ownership by beneficial owners of five percent or more of our common stock and each of our officers and directors and our officers and directors as a group:

__________________________________________________________________________________________________________

Name and Address

Amount of

Percent of

Title of Class

of Beneficial Owner

Beneficial Ownership (1)

Class

___________________________________________________________________________________________________________

Common

Fred E. Tannous

$0.001 par value

6080 Center Drive, 6th Floor

3,137,578

(2)

16.3%

Los Angeles, CA 90045

Common

Bill Glaser

$0.001 par value

6080 Center Drive, 6th Floor

2,955,397

(2)

15.4%

Los Angeles, CA 90045

Common

UTEK Corporation

$0.001 par value

202 South Wheeler Street

2,460,000

(3)

13.8%

Plant City, FL 33563

Common

William J. Ritger

$0.001 par value

623 Ocean Avenue

1,485,630

(4)

8.3%

Sea Girt, NJ 08750

Common

Jacob M. Engel

$0.001 par value

10 Gel Court

1,203,930

(5)

6.7%

Monsey, NY 10952

Common

Joseph R. Schortz

$0.001 par value

6080 Center Drive, 6th Floor

880,800

(6)

4.9%

Los Angeles, CA 90045

Common

John Liviakis

$0.001 par value

655 Redwood Highway, Suite 255

1,088,236

(7)

6.1%

Mill Valley, CA 94941

Common

Blue & Gold Enterprises, LLC

$0.001 par value

10430 Wilshire Blvd., Suite 203

809,819

(8)

4.5%

Los Angeles, CA 90024

Common

William T. Walker, Jr.

$0.001 par value

6080 Center Drive, 6th Floor

50,000

(9)

0.3%

Los Angeles, CA 90045

Common

All officers and directors

5,582,975

31.3%

$0.001 par value

as a group (three persons)

Common

Total shares issued and outstanding

17,856,094 (10)

53

(1)

Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.  Each beneficial owner’s percentage ownership is determined by assuming that options or warrants that are held by such person and which are exercisable within 60 days of the date of this report have been exercised.  However, the options or warrants are not treated as outstanding for the purposes of computing the percentage of any other person.  The calculation is based on 17,856,094 shares of common stock outstanding as of December 15, 2004, not counting options or warrants, except with respect to a holder of such options or warrants.  As to such holder, his percentage assumes that the shares underlying his options and warrants have been exercised and are added to the base of 17,856,094 shares of common stock outstanding for the purpose of calculations his percentage, and not of any other persons in the table.

(2)

Includes options to purchase 850,000 shares at the exercise price of $0.55 per share, and options to purchase 500,000 shares at $0.85 per share exercisable within 60 days.

(3)

UTEK Corporation’s beneficial ownership presented consists of 100,000 shares of common stock issued as compensation for a one year consulting agreement plus 1,160,000 shares of common stock as a fee for facilitating the acquisition of Polymann Technologies, Inc. and 1,200,000 shares of common stock as a fee for facilitating the acquisition of Apple Peel Technologies, Inc. from Cornell University.

(4)

Mr. Ritger’s beneficial ownership presented consists of 1,147,128 shares of common stock which includes 122,760 shares held in the name of The Research Works and 127,273 shares held in the name of Seaside Partners, LP and 6,944 shares held in the name of his son, Michael Ritger.  Also included in Mr. Ritger’s beneficial ownership are warrants owned by the foregoing to purchase 338,502 shares at exercise price of $0.90, exercisable within 60 days.

(5)

Mr. Engel’s beneficial ownership presented includes 115,694 shares of common stock, 294,118 shares issuable upon conversion of preferred stock, a financing warrant to purchase 294,118 shares at the exercise price of $1.10 per share, and a consulting option to purchase 500,000 shares at the exercise price of $1.25 per share, both exercisable within 60 days.  We have, however, taken the position that the options have not been earned and are in the process of attempting to negotiate a compromise with Mr. Engel.

(6)

Joe Schortz was President and CEO of Quality Botanical Ingredients, Inc., which was acquired by the Company on February 25, 2003, effective January 1, 2003.  Of the 880,800 shares, a total of 433,333 are held in an escrow account for a period of one year and subject to set-off conditions pursuant to the QBI Asset Purchase Agreement.  Of the 433,333 shares held in escrow, 216,667 are issued to Mr. Schortz and 216,666 are issued to The Botanical Trust.  Mr. Schortz has sole voting and dispositive powers with respect to a total of 437,383 shares held by The Botanical Trust, a New Jersey Grantor Trust.  The sole beneficiary of the Trust is Nathan Belkowitz.  Mr. Schortz may receive additional, if any, which may be issued subject to the conditions described in Footnote (9) below.  Shares held by Mr. Schortz are subject to a Lock-Up Agreement.

(7)

Mr. Liviakis’ beneficial ownership presented includes 315,000 shares held in the name of Liviakis Financial Communications, Inc. and 79,598 shares held in the name of his son, Michael Liviakis.  Shares held by Mr. Liviakis, Michael Liviakis and Liviakis Financial Communications, Inc. are subject to lock-up/leak-out provisions as outlined in a Settlement Agreement and Mutual General Release entered into in March 2002.

(8)

Mr. Steven Antebi is the Managing member of Blue & Gold Enterprises, LLC.  The beneficial ownership of Blue & Gold Enterprises, LLC presented includes 15,701 shares of common stock, a financing warrant to purchase 294,118 shares at the exercise price of $1.10 per share, and a consulting warrant to purchase 500,000 shares at the exercise price of $1.25 per share, both warrants exercisable within 60 days.

(9)

Mr. Walker’s beneficial ownership includes options to purchase 50,000 shares at the exercise price of $1.25 per share, exercisable within 60 days.

(10)

Pursuant to an Asset Purchase Agreement dated November 30, 2002 for the purchase of the assets of Quality Botanical Ingredients, Inc. (“QBI”), the Company was contingently obligated to issue additional shares of common stock to the Sellers if the average bid price of the Company’s stock was not more than $2.75 per share for fifteen (15) days during the three month period of November 21, 2003 through January 21, 2004 (“Measurement Period”) in an amount equal to the lesser of (A) 1,250,000 shares or (B) the amount determined by subtracting from $2.75, the highest average closing bid price achieved over a fifteen (15) day moving average during the Measurement Period (the “Highest Price”) and multiplying the resulting dollar amount by 1,000,000 and then dividing the result by the Highest Price.  Pursuant to an Amendment to the Asset Purchase Agreement dated September 26, 2003, the Sellers agreed to reduce the 1,250,000 maximum share amount in the above formula to 750,000 shares and pursuant to an agreement in 2004, the Sellers agreed to the complete cancellation of the Company obligation to issue any such additional shares.  The Asset Purchase Agreement also provided for the issuance of up to 250,000 shares of the Company’s common stock if certain performance benchmarks were to be achieved during the twelve (12) month period from February 21, 2003 through February 21, 2004.  The Sellers of the QBI assets have also agreed to forego any such additional performance shares which the Company believes they would not in any case have been entitled to receive under the benchmarks set in the Asset Purchase Agreement.

54

Executive Compensation

The Company has employment agreements, nondisclosure/non-competition agreements and severance agreements with the following executive officers:

Health Sciences Group, Inc.

Fred E. Tannous.  Pursuant to an Employment Agreement, which became effective January 1, 2002, and is scheduled for expiration on December 31, 2005, Mr. Tannous has served and continues to serve as Health Sciences’ Chief Executive Officer and Treasurer.  The Agreement provides that Mr. Tannous is to receive an annual salary of not less than $190,000, subject to increases at the discretion of the company's Board of Directors.  During fiscal year 2002, Mr. Tannous has accepted deferred payment of such compensation.  Mr. Tannous is also entitled to participate in the Health Sciences’ annual bonus, incentive, stock and other benefit programs generally available to executive officers of the Company.  The agreement also provides for (i) reasonable access to the Company's accountants for personal financial planning, (ii) an automobile allowance, (iii) reimbursement of certain other expenses and (iv) an indemnification of Mr. Tannous on an after-tax basis in the event he incurs an excise tax under Section 4999 of the Internal Revenue Code.

Bill Glaser.  Pursuant to an Employment Agreement, which became effective January 1, 2002, and is scheduled for expiration on December 31, 2005, Mr. Glaser has served and continues to serve as Health Sciences’ President and Secretary.  The Agreement provides that Mr. Glaser is to receive an annual salary of not less than $190,000, subject to increases at the discretion of the company's Board of Directors.  During fiscal year 2002, Mr. Glaser has accepted deferred payment of such compensation.  Mr. Glaser is also entitled to participate in the Health Sciences’ annual bonus, incentive, stock and other benefit programs generally available to executive officers of the Company.  The agreement also provides for (i) reasonable access to the Company's accountants for personal financial planning, (ii) an automobile allowance, (iii) reimbursement of certain other expenses and (iv) an indemnification of Mr. Glaser on an after-tax basis in the event he incurs an excise tax under Section 4999 of the Internal Revenue Code.

CERTAIN TRANSACTIONS

Quality Botanical Ingredients, Inc.

In February 2003, effective January 1, 2003, pursuant to an Asset Purchase Agreement, we formed a new subsidiary, Quality Botanical Ingredients, Inc., a Delaware corporation (“QBI”) and we acquired substantially all of the assets and certain liabilities of Quality Botanical Ingredients, Inc., a New Jersey corporation (now known as AAA Health Products, Inc.) (“AAA”), from Joseph R. Schortz in consideration of 1,200,000 shares of our common stock including the payment of a finders’ fee to two unrelated parties in the amount of 200,000 shares of our common stock.  The value of the shares totaled $1,485,075.  Additional shares not to exceed 1,250,000 of the company’s common stock will be issued to Mr. Schortz should the closing price of the company’s common stock not achieve certain levels following the closing of the acquisition.  Subsequently, this provision was agreed by amendment in 2004 to be eliminated.  We also agreed in the Asset Purchase Agreement to issue an additional 200,000 shares to Mr. Schortz upon reaching certain levels of gross revenues and gross operating margins as compared to the 2001 financial results of AAA.  Subsequently, this provision was agreed by amendment in 2004 to be eliminated.  Pursuant to the Asset Purchase Agreement, we assumed certain liabilities of AAA and paid off certain debts of AAA in the amount of $400,000 and paid other sums to creditors of AAA.   Of the 1,200,000 shares, which we issued in the acquisition of QBI, 433,333 shares were put into an escrow account and subsequently, it was agreed by amendment in 2004 that these shares should be cancelled.  Subsequently, in 2004, Mr. Schortz also agreed to reduce from $450,000 to $128,790 the amount payable to Mr. Schortz in connection with a non-competition agreement and that 400,000 of the 1,200,000 shares paid in consideration of the acquisition would be placed by him in escrow as against potential liability up to $400,000 in the Fortress Systems litigation.  See “Legal Proceedings” above.

With the acquisition of QBI, the Company assumed the lease on QBI’s 53,000 square foot warehouse and processing facility located in South Plainfield, New Jersey.  The term of the lease is twenty five years starting on May 1, 1997.  The lessor is MRA Associates, LLC, a New Jersey limited liability company, a third of which is beneficially owned by Joseph R. Schortz.  The Company holds an option to purchase the property from MRA Associates for $2, 250,000.  The option expires in five years.  The annual unrecorded lease payments are $233,000 per year to MRA Associates LLC.  See

55

“Properties” above for a more detailed description.  The mortgage holder has threatened to declare a default on the mortgage of this property.  See “Business, Properties” above.

On October 20, 2004, the Board of Directors of the Registrant elected to discontinue operations of its wholly-owned subsidiary, Quality Botanical Ingredients, Inc. ("QBI").  Possession of and control over QBI’s assets were turned over to La Salle Business Credit, LLC, QBI’s primary secured lender, for liquidation.  Proceeds from the sale of such assets will be used to repay QBI’s creditors for outstanding obligations.  At this time, management is unable to make a determination of the expected completion date and costs expected to be incurred in connection with such action.  The Registrant is a guarantor of the obligations of QBI pursuant to a Continuing Unconditional Corporate Guaranty dated as of February 21, 2003.  The current amount of obligations in which the Registrant is a guarantor is approximately $2 million.  However, the sales of QBI’s assets and collection of outstanding receivables is expected to significantly reduce this amount.  At this time, management can not provide an accurate estimate of the expected proceeds from the sale of such assets.  Management believes the Registrant’s continuing operations will not be adversely affected by this action.  Management expects to increase its focus on the development and acquisition of proprietary products and technologies in order to boost operating margins and achieve long-term profitability.

Consulting Agreements

In August 2003, we entered into a Consulting Agreement with Mr. Steven Antebi.  Mr. Antebi is currently president of Novante Communications, with which he has been associated with since 1993.  He is primarily involved in asset-backed lending and equity investments.  Previously, he ran Maple Technology Ventures, The Maple Fund and Maple Partners.  From 1973 to 1991, Mr. Antebi was Managing Director at Bear Stearns’ Los Angeles office.  He is currently a director of The Holman Group, and Clientsoft, and sits on the board of Cedars Sinai Hospital.  Pursuant to the Consulting Agreement, Mr. Antebi will provide advice to the Company about financial and related matters and has agreed, subject to our obtaining Directors’ and Officers’ insurance, to become at our request a Director or Chairman of the Board of Directors.  Compensation to Mr. Antebi will be in the form of Warrants to his corporation, Blue & Gold Enterprises LLC, for up to 2,000,000 shares of common stock, of which 500,000 are vested, the balance exercisable upon attaining certain performance benchmarks, at exercise prices ranging from $1.25 to $2.75 per share, and are callable at $.01 per share within 90 days of vesting upon the occurrence of certain events.  Mr. Antebi has invested $250,000 in our Series A Convertible Preferred Stock.

Jacob Engel.  In August 2003 we entered into an Employment Agreement with Jacob Engel as General Manager of Operations.  The Employment Agreement with Mr. Engel provides for an annual salary of $150,000 and stock options for up to 2,000,000 shares of common stock, issued under our 2003 Stock Option, Deferred Stock and Restricted Stock Plan.  The options granted to Mr. Engel will be exercisable upon Mr. Engel attaining certain performance benchmarks, at exercise prices ranging from $1.25 to $2.75 per share.  Mr. Engel invested $250,000 in our Series A Convertible Preferred Stock.  In October 2003, Mr. Engel was granted 100,000 shares of common stock in lieu of cash bonuses.

On November 3, 2004, Jacob Engel’s attorney wrote a letter to Health Sciences Group, Inc., alleging that Health Sciences Group, Inc. failed to pay him his salary since January 1, 2004 at the rate of $150,000 per annum and wrongfully terminated his participation in the Company’s health insurance coverage leaving him uninsured for three months during which he incurred medical expenses which would have been covered and compelling his acceptance, with a reservation of rights of COBRA coverage for which he has been obliged to pay premiums since September 2004.  The letter stated that in the event cure is not fully effected by December 5, 2004, Mr. Engel will terminate his Employment Agreement for Good Reason pursuant to the Employment Agreement.  The letter further stated that unless the defaults are fully cured prior to December 5, 2004, in addition to all unpaid base salary since January 1, 2004 through the date of termination and the reimbursement of COBRA payments made by Mr. Engel, the Company will be obligated to pay Mr. Engel one year of his base salary and all accrued vacation pay and to restore Mr. Engel to coverage under the health insurance plan.  The letter further stated that in addition, Mr. Engel is entitled to have his rights in his stock options until December 5, 2005 and that Mr. Engel is owed $18,000 for legal expenses; has a claim for breach of the agreement between him and the Company by which he agreed to accept shares of the Company’s stock in lieu of $100,000 of his 2003 salary and has a claim for the automobile allowance of $350 per month which the Company agreed to provide him.

The Company does not agree with these allegations made in this letter and is prepared to vigorously assert its position.

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Line of Credit

In February 2003, our subsidiary QBI entered into an Amended and Restated Loan and Security Agreement (the “Loan Agreement”) with a finance institution for a maximum line of credit totaling $4,000,000.  Interest is due monthly on the outstanding balance at a rate of 1.50% above the prime rate as published in the Wall Street Journal.  At December 31, 2003, the interest rate was 5.5%.  The Loan Agreement expires in October 2004 and is secured by substantially all assets of QBI.  The financial institution will make advances on the loan agreement up to 80% of QBI’s accounts receivable to a maximum of $4 million and 55% of QBI’s inventory to a maximum $1.8 million.  The borrowings are guaranteed by the Company and personally guaranteed by the majority shareholders.  The credit line is limited as to use by QBI.  At December 31, 2003, the balance of the credit line totaled approximately $2,791,000.

QBI must maintain the following financial ratios:

•

Net income

> $500,000

•

Net worth

> $1,700,000

QBI defaulted on these covenants and has entered into a forbearance agreement with regard to this line of credit.  See “Forbearance Agreement” under heading, “Subsequent Events.”

On October 7, 2004, the Company received a letter dated October 6, 2004 that declared QBI in default on the Loan Agreement for failure to adhere to certain covenants and LaSalle made a demand for repayment by October 8, 2004 of the outstanding principal balance of $2,067,990, plus approximately $10,543 in accrued interest and fees.  The outstanding balance bears interest at a rate which is two percent per annum in excess of the rate which would otherwise be applicable until payment in full.  The demand was made pursuant to terms outlined in an Amended Loan and Security Agreement dated as of February 21, 2003 between QBI and LaSalle Business Credit, LLC (the “Loan Agreement”).  Health Sciences Group, Inc., the parent corporation of QBI, is a guarantor of the obligations of QBI pursuant to a Continuing Unconditional Corporate Guaranty dated as of February 21, 2003.

In February 2003, XCEL Healthcare, Inc. entered into a Loan and Security Agreement with a finance company for a maximum line of credit totaling $750,000.  Interest is due monthly on the outstanding balance at a rate of 3.75% above company’s reference rate.  The Loan Agreement expires in February 2006 and is secured by substantially all assets of XCEL.  The finance company will make advances on the loan agreement up to 75% of eligible accounts receivable.  The borrowings are guaranteed by Health Sciences Group and personally guaranteed by the majority stockholders of Health Sciences Group.  The credit line is limited as to use by XCEL.

XCEL must maintain the following financial ratio and covenant:

•

Minimum working capital ratio = .75 to 1

•

XCEL must be profitable

XCEL was in default on these covenants and has received a waiver with regard to this line of credit. Additionally, we agreed to pay $37,500 and issue 30,000 stock purchase warrants to a consultant for services relating to the line of credit.  Each warrant entitles the holder to purchase one share of common stock at an exercise price of $0.95.  The warrants expire February 2008.

Mr. William Ritger

From June 2002 through July 2003, we sold an aggregate of 584,596 shares of common stock to William Ritger for an aggregate consideration of $372,640and issued Mr. Ritger warrants to purchase an aggregate 510,902 shares at $0.90 per share.  From November 2001 to February 2003, we issued an aggregate of 122,760 shares to The Research Works, an affiliate of Mr. Ritger, for research reports and finders fees.  In July 2003, we sold 6,944 shares to Michael Ritger, William Ritger’s son, for $5,902.

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In March 2003, we sold 127,273 shares of common stock to Seaside Partners LP, an affiliate of William Ritger’s, for $70,000 and we also issued them warrants to purchase 127,273 shares of common stock at $.90 per share.

Other Stock Issuances

In October 2003, we issued an aggregate of 400,000 shares of common stock to Messrs. Tannous, Glaser and Engel in lieu of cash for bonuses and other expenses.  During the first quarter of 2004 we granted stock options for 500,000 shares to each of Messrs. Tannous and Glaser exercisable at $0.85 per share.

In December 2002, Fred. E. Tannous and Bill Glaser converted an aggregate of $388,976 in promissory notes and accrued interest owed to them by the Company into an aggregate of 707,229 shares of common stock at a conversion price of $0.55 per share.

In December 2002 we issued 744,056 shares of common stock to Messrs. Tannous and Glaser in return for services rendered valued at $409,231 or $.055 per share.  In October 2003, we issued an aggregate of 300,000 shares to Messrs. Tannous and Glaser in return for services valued in the aggregate at $303,000 or $1.01 per share and 100,000 shares to Jacob Engel for services valued at $101,000 or $1.01 per share.

DESCRIPTION OF CAPITAL STOCK

We are authorized to issue 50,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share.  The following description of our capital stock does not purport to be complete and is governed by and qualified by our certificate of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the provisions of applicable Colorado law.

Common Stock

As of August 6, 2004, assuming no exercise of outstanding warrants issued or stock options granted, we had 13,816,173 shares of common stock outstanding, which were held of record and beneficially by approximately 493 stockholders.  Upon completion of this offering, there will be 20,063,246 shares of common stock outstanding, assuming exercise of the warrants and conversion of the convertible preferred stock by the selling shareholders.  See “Prospectus Summary, The Offering,” for exclusions from shares outstanding.

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the shareholders.  The holders of common stock are entitled to receive ratably dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for that purpose.  In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities.  The common stock has no preemptive or conversion rights or other subscription rights.  There are no redemption or sinking fund provisions applicable to the common stock.  All outstanding shares of common stock are fully paid and non-assessable.

We do not intend to pay cash dividends on our common stock in the foreseeable future.  To the extent we have earnings in the future, we intend to reinvest such earnings in our business operations.

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be any equity security that is not traded on a national securities exchange or the NASDAQ Stock Market and that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share.  A security of an issuer, generally, that has net tangible assets in excess of $2 million or $5 million, respectively, depending upon whether the issuer has been continuously operating for less or more than three years, or “average revenue” of at least $6 million for the last three years, would also be excluded from the definition of “penny stock.”  As long as we do not meet these financial requirements and our common stock is trading at less than $5.00 per share on the OTC Bulletin Board, our common stock is governed by rules that impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors.  For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to

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the transaction prior to the purchase, resulting in restrictions on the marketability of our common stock.  Additionally, the Securities and Exchange Commission’s penny stock rules include various disclosure requirements that may restrict the ability of broker-dealers to sell our common stock and may affect the ability of our common stockholders to sell their shares in the secondary market.

Preferred Stock

Under our certificate of incorporation, our Board of Directors has the authority to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the rights, privileges, preferences, powers and designations of the preferred stock, including dividend rights, conversion rights, voting rights, redemption terms, liquidation preferences and the number of shares constituting any series, without any vote or action of our stockholders.  Our Board of Directors has designated a class of preferred stock called “Series A Preferred Stock” which is convertible into or common stock at $0.85 per share provided that if we effect a reverse stock split prior to conversion and within six months of the closing of the Series A Preferred Stock offering, the conversion price will be lowered to the 5 day average closing bid price, beginning on the 11th day after the split, provided such price is lower than the then conversion price.

The holders of the Series A Preferred Stock are entitled to receive dividends at an annual rate of 8% payable in cash or, at the Company’s sole discretion, in registered shares of common stock of the Company at the end of each calendar quarter and on the third anniversary date, and otherwise when, as and if declared by the Board of Directors at the same rate as to which any dividend is declared and paid on shares of common stock.  No dividends shall be declared or paid on any shares of common stock unless an equal or greater dividend is paid on the Series A Preferred Stock in the same year.

In the event of any liquidation, dissolution or winding up of the Company, or merger or sale of substantially all the assets of the Company, the Holders of the Series A Preferred Stock are entitled to receive in preference to the holders of common stock an amount per-share equal to the Purchase Price (estimated to be $0.85 per share) plus any accrued but unpaid dividends.  After the Series A Preferred Stock liquidation preference has been paid, the Series A Preferred Stock will participate with the common stock on an as-converted basis with respect to assets remaining and legally available for distribution.

Holders of the Series A Preferred Stock have the right to convert their shares into fully paid and non-assessable shares of common stock at the Purchase Price (estimated to be $0.85 per share), subject to adjustment in certain events (the “Conversion Price”), at any time prior to the third anniversary of their respective date of issuance.

The Series A Preferred Stock is automatically converted into common stock at the Conversion Price upon (i) the third anniversary; or (ii) if, after two years from the Closing Date of the Series A Preferred Stock offering, the common stock trades at a closing bid price of $4.00 or more for twenty (20) consecutive days.

Holders of the Series A Preferred Stock will have the right to vote on an as-converted basis with the holders of the common stock, together as a single class.   Holders of the Series A Preferred Stock are entitled to vote separately on (i) any alteration of the rights of the Series A Preferred Stock; (ii) any change in the authorized number of shares of the Series A Preferred Stock; (iii) the redemption or repurchase of shares of the Series A Preferred Stock; or (iv) the proposed issuance of any shares with a liquidation preference senior to the Series A Preferred Stock.

We retain the right to issue future classes of preferred stock with a liquidation preference pari-passu with the Series A Preferred Stock.

The holders of Series A Preferred Stock have the right to participate on a pro rata basis in future private offerings of our securities, subject to customary exceptions.

The Conversion Price of the Series A Preferred Stock and the exercise price of the warrants issued in connection with the Units will be reduced to the price at which new equity securities are issued in the future, if such price is below the Purchase Price per Unit, subject to certain exceptions with adjustments.

We are obligated to file a Registration Statement for resale of a the shares of common stock underlying the Series A Preferred Stock, the warrants, and the Introducing Agent warrants issued to Spencer Trask designees; and b) shares

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issuable for dividend payments should issuance of dividends in common stock be elected by us.  We are subject to financial penalties if we do not adhere to our registration obligations.  This prospectus includes such shares.

The holders of Series A Preferred Stock are entitled to elect one director to our Board of Directors.

Our Board of Directors has also authorized and designated a class of preferred stock called Series B Preferred Stock.  Each share of Series B Preferred Stock has a liquidation preference of $25,000, is convertible into 29,412 shares of common stock, subject to certain adjustments.  The total number of Series B Preferred Stock authorized is 130.  The holders of Series B Preferred Stock are entitled to receive dividends at the rate of six percent (6%) per annum, payable at the option of the Company in cash or in shares of common stock.  So long as any shares of Series B Preferred Stock are outstanding, the Company may not declare or pay any dividends on the common stock, unless at the time of such dividend the Company shall have paid all accrued and unpaid dividends on the outstanding shares of Series B Preferred Stock (or on any stock ranking junior to the Series B Preferred Stock.)  In the event of a dissolution or liquidation of the Company, all accrued and unpaid dividends are payable.

The Series B Preferred Stock has certain protective provisions so that so long as any shares of Series B Preferred Stock remain outstanding, the Company may not, without the vote of 3/4ths of the shares of Series B Preferred Stock outstanding at that time, amend its charter provisions pertaining to the Series B Preferred Stock so as to adversely affect any rights of the Series B Preferred Stock, redeem or pay dividends on shares of common stock, amend the Articles of Incorporation or Bylaws so as to affect adversely the Series B Preferred Stock, effect any distribution with respect to shares junior to the Series B Preferred Stock, reclassify the Company’s outstanding securities other than a stock split, voluntarily file for bankruptcy or liquidate or change the nature of the Company’s business.

Except with respect to transactions upon which the Series B Preferred Stock is entitled to vote separately as a class pursuant to the foregoing and, except as otherwise required by Colorado law, the Series B Preferred Stock has no voting rights.  The common stock into which the Series B Preferred Stock is convertible has the same voting rights as the other issued and outstanding common stock of the Company.

In the event of the liquidation, dissolution or winding up of the Company, Series B Preferred Stock is entitled to receive in preference to the common stock and to any other shares that are junior to the Series B Preferred Stock, an amount equal to $25,000 per share of the Series B Preferred Stock plus any accrued and unpaid dividends.  A consolidation or merger of the Company or the sale of substantially all of its assets under circumstances where more than fifty percent (50%) of the voting shares of the Company is disposed or conveyed is not deemed to be a liquidation.  In the event of a merger of the Company with or into another corporation, the Series B Preferred Stock will maintain its relative powers and preferences.

The Series B Preferred Stock is automatically convertible into common stock on the earlier of (A) the date which is three (3) years following the issuance date of the Series B Preferred Stock and (B) the first date that is at least one hundred eighty (180) days following the effective date of the Registration Statement providing for the resale of the shares of common stock issuable upon conversion of the Series B Preferred Stock, that the closing bid price of the common stock exceeds $2.125 for a period of fifteen (15) consecutive trading days and, provided further, that the Registration Statement, which the Company is required to file with the Securities and Exchange Commission, is effective and has been effective for a period of sixty (60) consecutive calendar days and the average daily trading volume of the common stock for the ten (10) trading days is equal to or greater than 150,000 shares per day.  Until the mandatory conversion date, the conversion price is subject to adjustment in the event that the Company should issue shares of common stock at a price lower than $.85 per share and subject to adjustments for stock splits and similar transactions.

In addition to the other rights of the Series B Preferred Stock outlined above, upon the occurrence of certain major transactions, each holder of Series B Preferred Stock has the right, at such holder’s option, to require the Company to redeem all or a portion of such holder’s shares at a price per share equal to one hundred percent (100%) of the liquidation preference amount plus any accrued but unpaid dividends and liquidated damages.  The Company may pay the redemption price in cash or shares of common stock.

In addition, upon the occurrence of a triggering event, each holder of Series B Preferred Stock has the right to require the Company to redeem all or a portion of such holder’s shares of Series B Preferred Stock at a price equal to one

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hundred twenty percent (120%) of the liquidation preference amount plus any accrued but unpaid dividends and liquidated damages.  The Company has the right in certain circumstances to pay the redemption price in cash or shares of common stock.

A major transaction is defined as the merger of the Company, a sale of more than fifty percent (50%) of the Company’s assets or a tender or exchange offer made to the holders of more than fifty percent (50%) of the outstanding shares of common stock.

A triggering event is defined as lapses for any reason of the effectiveness of the Registration Statement which the Company is required to file with respect to the common stock underlying the Series B Preferred Stock or, if the Registration Statement is unavailable to the holders of the Series B Preferred Stock, for sale of the shares of common stock underlying the Preferred Stock, if such lapse or unavailability continues for a period of twenty (20) consecutive trading days, the suspension from listing of the Company’s stock, the Company’s notice of its inability to comply with a conversion request, or the Company breaches any representation or warranty, covenant or other term or condition pertaining to the Series B Preferred Stock.

The shares of common stock underlying the Series B Preferred Stock are subject to a demand registration rights and certain piggy-back rights which if not met subject the Company to certain penalty payments comparable to those pertaining to the registration rights applicable to the Series A Preferred shares.

Stock Options

As of December 15, 2004, there were outstanding stock options to purchase 3,476,000 shares of our common stock that had been issued with exercise prices ranging from $0.55 to $2.05 per share to purchase shares of our common stock.  See “Prospectus Summary, The Offering” for other options and warrants.

Warrants

As of December 15, 2004, there were outstanding warrants to purchase 2,602,435 shares of our common stock that had been issued with exercise prices ranging from $0.60 to $4.25 per share.  See “Prospectus Summary, The Offering” for other options and warrants.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Transfer Online, Inc., 317 SW Alder Street, 2nd Floor, Portland, Oregon, 97204.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have outstanding 16,711,583 shares of common stock assuming conversion of the Debentures and exercise of the warrants, and excluding certain other options and warrants and convertible securities.  See “Summary, the Offering” above.

Rule 144

We are required to register all of the shares of common stock underlying the Debentures and warrants.  Upon such registration becoming effective, all of the shares registered will be tradable under the Securities Act of 1933.  All shares of common stock subject to our stock option plans were registered under Form S-8 of the Securities Act of 1933.  The balance of our shares of common stock were either registered or issued and sold in reliance on exemptions from the registration requirements of the Securities Act of 1933 and may be resold under Rule 144.  If shares are purchased by our “affiliates” as that term is defined in Rule 144 under the Securities Act of 1933, their sales of shares would be governed by the limitations and restrictions that are described below, except for those shares registered for resale under a resale prospectus.

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In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned shares of our common stock for at least one year, including any person who may be deemed to be an “affiliate” (as the term “affiliate” is defined under the Securities Act of 1933), would be entitled to sell, within any three-month period, a number of shares that does not exceed:

•

1% of the number of shares of common stock then outstanding, which as of December 15, 2004 would equal approximately 179,000.

Sales under Rule 144 are also governed by other requirements regarding the manner of sale, notice filing and the availability of current public information about us.  Until the common stock underlying the Series C Preferred and warrants are registered, Rule 144 would govern any resales.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell such shares without complying with the manner of sale, notice filing, volume limitation or notice provisions of Rule 144.  Therefore, unless otherwise restricted, “144(k) shares” may be sold immediately upon the completion of this offering.

THE SELLING SHAREHOLDERS

The following table sets forth certain information regarding the selling shareholders and the shares offered by them in this prospectus.  The term “selling shareholders” also includes any transferees, pledges, donees, or other successors in interest to the selling shareholders named in the table below.  Because the selling shareholders may offer all or some of the shares pursuant to this prospectus, and to our knowledge there are currently no agreements, arrangements or understanding with respect to the sale of any of the shares that may be held by the selling shareholders after completion of this offering, we can give no estimate as to the amount of shares that will be held by the selling shareholders after completion of this offering.  The 3,593,274 shares offered in this prospectus include the following:

Shareholder	Number of Shares Beneficially Owned Prior to This Offering	Number of Shares Being Offered by the Stockholder	Number of Shares Beneficially Owned on Completion of this Offering	Percentage of Class of Shares Beneficially Owned on Completion of this Offering (1)

Fred E. Tannous	3,137,578	500,000(2)	2,637,578	13.7%
Bill Glaser	2,955,397	500,000(2)	2,455,397	12.8%
Cedar Crescent Holdings, Inc. (3)	1,122,269	1,122,269	--	-- %
FCIM Corp.	71,426	71,426	--	-- %
George Matin	14,286	14,286	--	-- %
Richardson & Patel LLP (4)	150,000	150,000	--	-- %
Castlerigg Master Investments, Ltd.	1,147,058	1,147,058	--	-- %
Vestcom	88,235	88,235	--	-- %
TOTAL		3,593,274

____________

(1)

Percentages are based on a total of 17,856,094 shares of common stock outstanding which in the case of Messrs. Tannous and Glaser, includes options for 1,350,000 shares not included in shares outstanding for all other shareholders.  See “Security Ownership of Certain Beneficial Owners and Management” above at footnote 2.

(2)

These shares were released from the pledge agreement and may now be sold by the selling shareholders.

(3)

Assignee of Stranco Investments, Ltd. and Brivis Investments, Ltd.

(4)

These shares are subject to a 90 day lock-up commencing on the date of this prospectus pursuant to the Registration Rights Agreement with the selling shareholders.

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We will not receive any of the proceeds from the sale of the shares by the selling shareholders.  We will, however, receive $1,138,401 if the warrants are exercised.  We have agreed to bear expenses incurred, which are estimated to be $135,000, that relate to the registration of the shares being offered and sold by the selling stockholders, including the Securities and Exchange Commission registration fee and legal, accounting, printing and other expenses of this offering.  Our agreements with the debenture holders provide that the debenture holders may not own more than 4.9% of our outstanding stock following conversion of the debentures and the related warrants are non-exercisable to the extent that the ownership would be in excess of 4.9% of our outstanding stock.

PLAN OF DISTRIBUTION

The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.  Subject to any agreements by the selling shareholders described above, the selling shareholders may sell the shares from time to time at market prices prevailing on the OTC Bulletin Board at the time of offer and sale, or at prices related to such prevailing market prices; or in negotiated transactions; or a combination of such methods of sale directly or through brokers.

The selling shareholders may effect such transactions by offering and selling the shares directly to or through securities broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of the shares for whom such broker-dealers may act as agent or to whom the selling shareholders may sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.

The selling shareholders and any broker-dealers who act in connection with the sale of his shares shall be deemed to be “underwriters” within the meaning of the Securities Act of 1933, and any discounts, concessions or commissions received by them and profit on any resale of the shares as principal shall be deemed to be underwriting discounts, concessions and commissions under the Securities Act of 1933.  We have agreed to indemnify the selling shareholders against certain liabilities, including liabilities under the Securities Act of 1933, as underwriters or otherwise.

We have advised the selling shareholders that they and any securities broker-dealers or others who may be deemed to be statutory underwriters will be governed by the prospectus delivery requirements under the Securities Act of 1933.  Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in a distribution of any of the shares may not simultaneously engage in market activities with respect to the common stock for the applicable period under Regulation M prior to the commencement of such distribution.  In addition and without limiting the foregoing, the selling shareholders will be governed by the applicable provisions of the Securities and Exchange Act of 1934, and the rules and regulations thereunder, including without limitation Rules 10b-5 and Regulation M, which provisions may limit the timing of purchases and sales of any of the shares by the selling shareholders.  All of the foregoing may affect the marketability of the common stock.

We have advised the selling shareholders that the anti-manipulation rules under the Securities Exchange Act of 1934 may apply to sales of shares in the market and to the activities of the selling shareholders and any of their affiliates.  The selling shareholders have advised us that during the time the selling shareholders may be engaged in the attempt to sell shares registered under this prospectus, they will:

•

not engage in any stabilization activity in connection with any of the shares;

•

not bid for or purchase any of the shares or any rights to acquire the shares, or attempt to induce any person to purchase any of the shares or rights to acquire the shares other than as permitted under the Securities Exchange Act of 1934;

•

not effect any sale or distribution of the shares until after the prospectus shall have been appropriately amended or supplemented, if required, to describe the terms of the sale or distribution; and

•

effect all sales of shares in broker’s transactions through broker-dealers acting as agents, in transactions directly with market makers, or in privately negotiated transactions where no broker or other third party, other than the purchaser, is involved.

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The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act of 1933.  Any commissions paid or any discounts or concessions allowed to any broker-dealers, and any profits received on the resale of shares, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933 if the broker-dealers purchase shares as principal.

In the absence of this registration statement, the selling shareholders would be able to sell their shares only pursuant to the limitations of Rule 144 promulgated under the Securities Act of 1933 as described above.

The selling debenture holders have agreed, in the event of a conversion or redemption, to convert or redeem an amount of the greater of (i) an aggregate of $50,000 principal amount of debentures per week or (ii) an aggregate amount equal to 15% of the average daily dollar volume of shares of our common stock for the five days prior to conversion or redemption.

The debenture holders have agreed not to convert there debentures in excess of an amount equal to 4.99% of the Company’s outstanding shares of common stock.

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Koff, Corn & Berger P.C., as to matters of Colorado law.

EXPERTS

Stonefield Josephson, Inc., independent auditors, audited our consolidated financial statements at December 31, 2003, and for the two years ended December 31, 2003, as set forth in their report.  Stonefield Josephson, Inc. audited the financial statements at December 31, 2002 of Quality Botanical Ingredients, Inc. (“QBI”).  We have included these financial statements in the prospectus and elsewhere in the registration statement in reliance on their respective reports given upon their authority as experts in accounting and auditing.

ADDITIONAL INFORMATION

For further information with respect to us and our Common Stock, we refer you to our filing with the Securities and Exchange Commission.  Statements contained in this Memorandum about the contents of any contract or any other document that is filed with the Securities and Exchange Commission are not necessarily complete, and we refer you to the full text of the contract or other document filed.  A copy of the filing and the exhibits and schedules that were filed may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C.  20549, and copies of all or any part of such filings may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee.  Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330.  The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC.  The address of the site is www.sec.gov.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, and in accordance with the Securities Exchange Act of 1934, we file annual, quarterly and special reports, and other information with the Securities and Exchange Commission.  These periodic reports, and other information are available for inspection and copying at the regional offices, public reference facilities and website of the Securities and Exchange Commission referred to above.

64

INDEPENDENT AUDITORS’ REPORT

Board of Directors

Health Sciences Group, Inc. and Subsidiaries

Los Angeles, California

We have audited the accompanying consolidated balance sheets of Health Sciences Group, Inc. and Subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations and other comprehensive loss, stockholders’ equity and cash flows for the two year period ended December 31, 2003.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Health Sciences Group, Inc. and Subsidiaries as of December 31, 2003 and 2002, and the results of their consolidated operations and their consolidated cash flows for the two year period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the consolidated financial statements, the Company’s net loss and negative working capital raise substantial doubt about its ability to continue as a going concern.  Management's plans concerning these matters are also discussed in Note 2.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/  STONEFIELD JOSEPHSON, INC.

CERTIFIED PUBLIC ACCOUNTANTS

Santa Monica, California

March 15, 2004

HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31,

December 31,

2003

2002

ASSETS

Current assets:

  Cash and cash equivalents

$

265,060

$

169,024

  Accounts receivable, net of provision for uncollectible

    accounts and contractual allowance

1,854,339

567,047

  Inventory

2,586,739

156,953

  Prepaid expenses

95,992

93,655

  Deferred acquisition cost

–

281,152

            Total current assets

4,802,130

1,267,831

Machinery, furniture and equipment, net of accumulated depreciation and amortization

1,416,227

131,796

Security deposits held

92,890

–

Loan fees, net of accumulated amortization

242,515

1,333

Excess of cost over fair value of net assets acquired

350,546

350,546

Intangible assets, net of accumulated amortization

3,995,713

4,219,904

$      10,900,021

$      5,971,410

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:

  Accounts payable and accrued expenses

$

2,761,665

$

1,021,349

  Lines of credit

2,999,511

73,150

  Current maturities of notes payable

197,313

217,572

  Obligations under capitalized leases

105,586

21,799

  Other current liabilities

167,548

1,800

            Total current liabilities

6,231,623

1,335,670

Convertible debentures payable, net of unamortized discount of $217,794

512,206

–

Notes payable, less current maturities

123,900

165,772

Warrant liability

2,319,169

–

Series A convertible preferred stock, net of unamortized discount of $869,203

794,197

–

            Total liabilities

9,981,095

1,501,442

Stockholders’ equity:

  Common Stock; $0.001 par value, 50,000,000 shares

    authorized, 12,739,277 and 9,164,183 shares issued and

    outstanding at December 31, 2003 and 2002, respectively

12,739

9,164

  Additional paid-in capital

13,947,598

9,518,570

  Cost of treasury shares

(52,500)

–

  Prepaid compensation expense

(515,170)

–

  Accumulated other comprehensive loss

–

(3,087)

  Accumulated deficit

(12,473,741)

(5,054,679)

          Total stockholders’ equity

918,926

4,469,968

$      10,900,021

$      5,971,410

The accompanying notes are an integral part of the consolidated financial statements.

HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND

OTHER COMPREHENSIVE LOSS

Year ended

Year ended

December 31, 2003

December 31, 2002

Sales, net

$

17,771,050

$

5,537,991

Cost of goods sold

15,494,037

4,049,126

Gross profit

2,277,013

1,488,865

Selling, general and administrative expenses:

  Salary expense – cash portion

2,443,555

900,898

  Salary expense – value of stock issued to employees – non-cash

552,265

417,812

  Legal and consulting expenses – cash portion

318,996

742,849

  Legal and consulting expenses – value of stock, options and warrants issued – non-cash

1,386,631

2,383,516

  Depreciation and amortization

600,255

292,060

  Research and development

48,650

54,050

  Other selling, general and administrative expenses

2,478,740

777,798

Total selling, general and administrative expenses

7,829,092

5,568,983

Loss from operations

(5,552,079)

(4,080,118)

Other (expense) and income:

Interest expense recorded as amortization of discounts

  on convertible debentures

(582,206)

–

Interest expense recorded as amortization of discounts

  on convertible preferred stock

(121,945)

–

Interest expense on all other obligations

(369,701)

(203,818)

Change in fair value of warrant liability

(677,763)

–

Other expense

(211,408)

–

Other income

96,040

–

Total other expense

(1,866,983)

(203,818)

Loss before provision for income taxes

(7,419,062)

(4,283,936)

Provision for income taxes

–

–

Net loss

(7,419,062)

(4,283,936)

Preferred dividends

(1,028,214)

–

Net loss attributable to common shareholders

(8,447,276)

(4,283,936)

Other comprehensive loss –

  unrealized loss on marketable securities

–

(1,425)

Total comprehensive loss

$      (8,447,276)

$     (4,285,361)

Net loss per share available to

  common shareholders - basic and diluted

$              (0.76)

$              (0.73)

Weighted average common shares

  outstanding - basic and diluted

        11,101,217

         5,835,319

The accompanying notes are an integral part of the consolidated financial statements

HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

Additional

Cost of

Prepaid

Other

Total

Common Stock

paid-in

treasury

compensation

comprehensive

Accumulated

stockholders'

Shares

Amount

capital

shares

expense

loss

deficit

equity

Balance at January 1, 2002

6,808,684

$

6,809

$

5,895,738

$

–

$

(145,833)

$

(1,662)

$

(770,743)

$

4,984,309

Return of Company’s Common Stock

  in exchange for investment in equity

  securities

(1,700,000)

(1,700)

(843,277)

–

–

–

–

(844,977)

Issuance of Common Stock

  for services

678,518

679

1,777,340

–

–

–

–

1,778,019

Prepaid compensation expense

  issued as shares to stockholders

–

–

–

–

145,833

–

–

145,833

Stock options exercised for cash

105,000

105

118,645

–

–

–

–

118,750

Stock options exercised by officers of

  the Company on a “cashless” basis

91,962

92

(92)

–

–

–

–

–

Issuance of Common Stock

  for cash

392,929

393

374,607

–

–

–

–

375,000

Issuance of Common Stock pursuant

  to price adjustment provision

94,444

94

92,461

–

–

–

–

92,555

Stock options issued in exchange

  for services

–

–

614,077

–

–

–

–

614,077

Stock options exercised by officers

  of the Company in exchange for

  notes payable

400,000

400

99,600

–

–

–

–

100,000

The accompanying notes are an integral part of the consolidated financial statements.

HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (CONTINUED)

Additional

Cost of

Prepaid

Other

Total

Common Stock

paid-in

treasury

compensation

comprehensive

Accumulated

stockholders'

Shares

Amount

capital

shares

expense

loss

deficit

equity

Issuance of Common Stock to officers

  of the Company in exchange for

  note payable and accrued interest

707,229

707

388,270

–

–

–

–

388,977

Issuance of Common Stock to officers

  of the Company as compensation

744,056

744

408,487

–

–

–

–

409,231

Issuance of Common Stock in exchange

   for note payable

193,066

193

163,913

–

–

–

–

164,106

Issuance of Common Stock pursuant

  to a settlement agreement

648,295

648

400,101

–

–

–

–

400,749

Issuance of warrants in connection

  with notes payable

–

–

28,700

–

–

–

–

28,700

Unrealized loss on investment in

  marketable securities

–

–

–

–

–

(1,425)

–

(1,425)

Net loss

–

–

–

–

–

–

(4,283,936)

(4,283,936)

Balance at December 31, 2002

9,164,183

9,164

9,518,570

–

–

(3,087)

(5,054,679)

4,469,968

Issuance of Common Stock for cash

472,413

472

326,681

–

–

–

–

327,153

The accompanying notes are an integral part of the consolidated financial statements

HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (CONTINUED)

Additional

Cost of

Prepaid

Other

Total

Common Stock

paid-in

treasury

compensation

comprehensive

Accumulated

stockholders'

Shares

Amount

capital

shares

expense

loss

deficit

equity

Stock purchase warrants exercised for

  cash

126,286

126

135,394

–

–

–

–

135,520

Issuance of Common Stock in exchange

  for certain assets and the assumption

  of certain liabilities of AAA Health

  Products, Inc.

1,100,000

1,100

889,900

–

–

–

–

891,000

Issuance of Common Stock

  for services

624,384

624

563,508

–

–

–

–

564,132

Issuance of Common Stock in advance

  of service provided

615,000

615

544,860

–

(545,475)

–

–

–

Amortization of value of Common Stock

  issued in advance of service provided

–

–

–

–

173,725

–

–

173,725

Return of Common Stock issued for

  services and retained in treasury

–

–

–

(52,500)

–

–

–

(52,500)

Issuance of Common Stock in

  exchange for note payable

40,000

40

25,160

–

–

–

–

25,200

Issuance of Common Stock pursuant

  to a settlement agreement

51,705

52

31,705

–

–

–

–

31,757

Debentures converted into shares of

  Common Stock

100,000

100

69,900

–

–

–

–

70,000

Issuance of Common Stock to debenture

  holders as penalties

19,636

20

30,416

–

–

–

–

30,436

The accompanying notes are an integral part of the consolidated financial statements.

HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (CONTINUED)

Additional

Cost of

Prepaid

Other

Total

Common Stock

paid-in

treasury

compensation

comprehensive

Accumulated

stockholders'

Shares

Amount

capital

shares

expense

loss

deficit

equity

Issuance of Common Stock to Series A

  convertible preferred stockholders

  as penalties

95,987

96

129,486

–

–

–

–

129,582

Issuance of Common Stock to Series A

  convertible preferred stockholders

  as dividends

29,683

30

39,970

–

–

–

–

40,000

Issuance of Common Stock to officers

  of the Company for services

300,000

300

299,700

–

–

–

–

300,000

Dividends earned on Series A Preferred

  Stock issued

–

–

(1,068,214)

–

–

–

–

(1,068,214)

Value of discount attributable to the beneficial

  conversion feature from the sale of preferred

  stock

–

–

1,008,852

–

–

–

–

1,008,852

Stock options issued in advance of services

  provided

–

–

75,336

–

(75,336)

–

–

–

Amortization of value of stock options issued

  in advance of service provided

–

–

–

–

67,447

–

–

67,447

Common Stock purchase warrants issued

  in exchange for services

–

–

705,387

–

–

–

–

705,387

Common Stock purchase warrants issued in

  advance of services provided

–

–

304,913

–

(304,913)

–

–

–

The accompanying notes are an integral part of the consolidated financial statements.

HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (CONTINUED)

Additional

Cost of

Prepaid

Other

Total

Common Stock

paid-in

treasury

compensation

comprehensive

Accumulated

stockholders'

Shares

Amount

capital

shares

expense

loss

deficit

equity

Amortization of value of Common Stock purchase

  warrants issued in advance of services

–

–

–

–

169,382

–

–

169,382

Value of Common Stock purchase warrants

  issued in connection with a line of credit

–

24,056

–

–

–

–

24,056

Net value of Common Stock purchase warrants

  issued in connection with convertible debentures

–

–

292,018

–

–

–

–

292,018

Realized loss on sale of marketable securities

–

–

–

–

–

3,087

–

3,087

Net loss

–

–

–

–

–

–

(7,419,062)

(7,419,062)

Balance at December 31, 2003

     12,739,277

$        12,739

$   13,947,598

$    (52,500)

$    (515,170)

$           –

$ (12,473,741)

$   918,926

The accompanying notes are an integral part of the consolidated financial statements.

HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Year ended

Year ended

December 31, 2003

December 31, 2002

Cash flows used for operating activities:

  Net loss

$

(7,419,062)

$

(4,283,936)

  Adjustments to reconcile net loss to net cash

    used for operating activities:

      Stock options and warrants issued for services

1,003,531

614,077

      Depreciation and amortization

759,143

292,061

      Change in fair value of warrant liability

677,763

–

      Issuance of Common Stock for services rendered

600,462

1,778,019

      Amortization of discount on debentures

582,206

–

      Purchased inventory expensed in the current year

546,046

–

      Mark-down on value of inventory

502,064

–

      Issuance of Common Stock to officers as compensation

300,000

409,231

      Provision for contractual allowance and uncollectible accounts

232,292

29,641

      Issuance of Common Stock to preferred shareholders as penalties

129,582

–

      Amortization of discount on preferred stock issued

121,945

–

      Issuance of Common Stock as settlement expense

31,757

400,749

      Issuance Common Stock to debenture holders as penalties

30,436

–

      Amortization of note payable discount

15,718

12,983

      Realized loss on sale of investment in securities

3,320

–

      Issuance of Common Stock as financing costs

3,200

–

      Loss on sale of asset

(370)

–

      Prepaid compensation expense

–

145,833

      Issuance of Common Stock pursuant to price adjustment

–

92,555

      Issuance of Common Stock to officers as interest

–

50,977

  Changes in assets and liabilities:

    (Increase) decrease in assets:

      Accounts receivable

633,715

(226,775)

      Inventory

708,596

(39,884)

      Prepaid expenses and other current assets

91,223

(374,281)

      Security deposits refunded

14,876

–

    Increase (decrease) in liabilities:

      Accounts payable and accrued expenses

(572,792)

502,938

      Dividends payable

19,362

–

      Other current liabilities

(159,960)

–

          Net cash used for operating activities

(1,144,947)

(595,812)

Cash flows used for investing activities:

  Purchase of furniture and equipment

(94,472)

(19,353)

  Purchase of subsidiary net of cash acquired

(242,292)

–

          Net cash used for investing activities

(336,764)

(19,353)

The accompanying notes are an integral part of the consolidated financial statements.

HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

Year ended

Year ended

December 31, 2003

December 31, 2002

Cash flows provided by (used for) financing activities:

  Net proceeds from the issuance of Common Stock

462,673

493,750

  Net proceeds from the issuance of preferred stock

1,663,400

–

  Proceeds from stockholders

–

420,606

  Proceeds from notes payable

–

277,106

  Payments on notes payable

(565,483)

(275,336)

  (Payments on) proceeds from line of credit

(310,615)

150

  Payments on capital lease obligations

(222,183)

(18,571)

  Book overdraft

–

(113,516)

  Proceeds from convertible debentures

800,000

–

  Payments for loan fees

(250,045)

–

          Net cash provided by financing activities

1,577,747

784,189

Net increase in cash and cash equivalents

96,036

169,024

Cash and cash equivalents, beginning of year

169,024

–

Cash and cash equivalents, end of year

$           265,060

$           169,024

Supplemental disclosure of cash flow information:

  Interest paid

$           289,867

$           155,027

  Income taxes paid

$                       –

$                      –

Supplemental disclosure of non-cash investing and financing activities:

  Value of stock options and warrants issued in exchange for services

$        1,084,179

$           614,077

  Value of Common Stock issued for services

$           927,737

$        1,778,019

  Value of Common Stock issued for AAA Health Products, Inc.

$           891,000

$                      –

  Value of warrants and beneficial conversion feature issued to debenture holders

$           800,000

$                      –

  Value of Common Stock issued to officers of the Company as compensation

$           300,000

$          409,231

  Value of warrants issued as loan fees

$           167,685

$                      –

  Value of Common Stock issued to preferred shareholders as

    penalties

$           129,582

$                      –

  Debentures converted into Common Stock

$              70,000

$                      –

  Value of Common Stock issued to preferred shareholders as

    dividends

$              40,000

$                      –

  Value of Common Stock issued pursuant to Settlement Agreement

$              31,757

$           400,749

  Value of Common Stock issued to debenture holders as penalties

$              30,436

$                      –

  Note payable converted to Common Stock

$              22,000

$           164,106

  Value of Common Stock issued as finance costs

$                3,200

$                      –

  Exchange of investment in equity securities for Common Stock

$                       –

$           844,977

  Note payable to officers of the Company converted

    to Common Stock

$                       –

$           488,977

  Accounts payable converted to note payable

$                       –

$           126,000

  Value of Common Stock issued as price adjustment

$                       –

$             92,555

  Value of warrants issued in connection with notes payable

$                       –

$             28,700

The accompanying notes are an integral part of the consolidated financial statements.

HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2003 AND 2002

NOTE  1 – ORGANIZATION

Health Sciences Group, Inc. (the “Company”) was incorporated in the state of Colorado on June 13, 1996 as Centurion Properties Development Corporation.  The Company remained dormant until October 16, 2000 when its name was changed to iGoHealthy.com, Inc.  On September 10, 2001, the Company changed its name to Health Sciences Group, Inc.  The Company acquires and integrates into a collaborative network, companies operating in the fields of pharmaceuticals, nutraceuticals and cosmeceuticals.

Effective December 14, 2001, the Company acquired 100% of the outstanding stock of XCEL Healthcare, Inc., a California corporation, and the outstanding shares of BioSelect Innovations, Inc., a Nevada corporation, for approximately $4.4 million pursuant to a Stock Purchase and Sale Agreement.

On February 24, 2003, effective January 1, 2003, the Company completed its acquisition of Quality Botanical Ingredients, Inc. pursuant to an Asset Purchase Agreement for approximately $1.5 million (Note 3).  Quality Botanical Ingredients is a leading manufacturer and contract processor of bulk botanical materials and nutritional ingredients supplied to buyers in various industries including pharmaceutical, nutraceutical and cosmetics.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

These consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Quality Botanical Ingredients, Inc. (“QBI”), XCEL Healthcare, Inc. (“XCEL”) and BioSelect Innovations, Inc. (“BioSelect”).  All material inter-company accounts have been eliminated in consolidation.  Certain prior year balances have been reclassified to conform to the current year presentation.

Classes of Stock

The Company’s Articles of Incorporation, as amended, authorized the issuance of up to 55,000,000 shares of stock, consisting of 5,000,000 shares of Convertible Preferred Non-voting Equity stock and 50,000,000 shares of Common Stock, which have a par value of $0.001.

Convertible Preferred Stock

Convertible Preferred Non-voting Equity stock will have par terms, preferences and conversion features as determined by the Board of Directors at the time of the issuance of any such shares.  In July 2003, the Board of Directors executed and filed a Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock with the State of Colorado, which authorized the issuance of 2,352,948 shares of Series A convertible preferred stock (Note 14).  There were no convertible preferred shares issued as of December 31, 2002.

Basis of Presentation

As reflected in the accompanying consolidated financial statements, the Company has losses, negative cash flows from operations and negative working capital. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheets is dependent upon continued operations of the Company, which, in turn, is dependent upon the Company's ability to continue to raise capital and generate positive cash flows from operations.  The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classifications of liabilities that might be necessary should the Company be unable to continue its existence.

HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

YEARS ENDED DECEMBER 31, 2003 AND 2002

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Basis of Presentation, Continued

Management plans to take, or has taken, the following steps that it believes will be sufficient to provide the Company with the ability to continue in existence.

•

Through February 2004, the Company has raised approximately $300,000 from the sale of equity funds (Note 18) and anticipates raising additional equity funds of up to $2,000,000 that will be used to fund any capital shortfalls.

•

Management is decreasing expenses by using internal resources to perform due diligence and other acquisition related duties on future acquisitions.

•

Management has streamlined its operation and is developing new products, which are anticipated to have increased gross profit margins.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods.  The Company’s significant estimates include the contractual allowance on accounts receivable and life and estimated value of intangible assets for recoverability.  Actual results could differ from those estimates.

Fair Value of Financial Instruments

For certain of the Company's financial instruments, including accounts receivable, accounts payable and accrued expenses, the carrying amounts approximate fair value due to their relatively short maturities.  The amounts owed on its lines of credit, notes payable and capital leases also approximate fair value because current interest rates and terms offered to the Company are at current market rates.

Cash and Cash Equivalents

Equivalents

Cash equivalents are comprised of certain highly liquid investments with maturity of three months or less when purchased.

Concentration

The Company maintains its cash in bank deposit accounts, which at times, may exceed federally insured limits.  The Company has not experienced any losses in such account.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are accounts receivable arising from the Company’s normal business activities.  QBI routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.  Sales are comprised of approximately 390 customers for the year ended December 31, 2003.  Included in accounts receivable are amounts due from 185 customers at December 31, 2003.  QBI had no customers that represent sales greater than 10% of total sales for the year ended December 31, 2003.

XCEL obtains payments from various insurance payors.  Prior to shipment, XCEL obtains documentation and authorization from the appropriate sources to ensure payment will be received.  If the claim is denied by the insurance payor as a non-covered item,  the patient is responsible for the charge.  Substantially all of XCEL’s accounts receivable are due from two governmental agencies.  Included in accounts receivable is approximately $327,000 and $400,000 due from these two agencies at December 31, 2003 and 2002, respectively.

HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

YEARS ENDED DECEMBER 31, 2003 AND 2002

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Inventory

Inventory consists of herbs and nutritional supplements in the raw material, blended and processed stages.  Herbs and nutritional supplement inventory is reviewed at least annually for obsolescence or permanent markdowns and adjustments, if any, are included in cost of goods sold.  Inventory also includes pharmaceutical and over-the-counter medications.  Inventory is stated at the lower of cost or market.  Costs for pharmaceutical and over-the-counter products generally being determined on a first in, first out basis while the cost for herbs and nutritional supplements are determined on an average cost basis.  Pharmaceutical and over-the-counter medications, which have expired, are returned for credit or refund at amounts that approximate the purchase price.  As a result, the Company has no obsolete inventory related to its pharmaceutical and over-the-counter medications.

Machinery, Furniture and Equipment

Machinery, furniture, equipment and leasehold improvements are stated at cost.  Depreciation is provided on a straight-line basis over the estimated useful lives of the assets as follows:

Estimated useful

life (in years)

Building leasehold improvements

10

Machinery and equipment

5 – 10

Furniture and fixtures

5 – 10

Computer software and systems

3 – 5

Vehicles

5

Leasehold improvements are amortized on the straight-line method over the term of the lease or estimated useful life, whichever is shorter.  Expenditures for maintenance and repairs are charged to operations as incurred, while renewals and betterments are capitalized.

Loan Fees

Loan fees are capitalized and are amortized using the effective interest rate method over the life of the loans (1 – 3 years). Accumulated amortization totaled approximately $273,000 and $6,000 at December 31, 2003 and 2002, respectively.  Amortization expense totaled approximately $267,000 and $6,000 for the years ended December 31, 2003 and 2002, respectively.

Excess of Cost Over Fair Value of Net Assets Acquired

Excess of cost over fair value of net tangible assets acquired arising from the acquisition of XCEL and BioSelect was first attributed to patents, formulas, agreements not-to-compete and website development based upon their estimated fair value at the date of acquisition.  These intangible assets are being amortized over their estimated useful lives, which range from 3-19 years.  Excess of cost over fair value of net assets acquired will be reviewed for impairment pursuant to the Financial Accounting Standards Board’s (“FASB”) Statement of Financial Accounting Standards (“SFAS”) No. 142.

The Company accounts for its intangible assets under the provisions of SFAS No. 142, “Goodwill and Other Intangible Assets”.  In accordance with SFAS No. 142, intangible assets with a definite life are accounted for impairment under SFAS No. 144 and intangible assets with indefinite life are accounted for impairment under SFAS No. 142.  In accordance with SFAS No. 142, goodwill, or the excess of cost over fair value of net assets acquired, is no longer amortized but is tested for impairment using a fair value approach at the “reporting unit” level.  A reporting unit is the operating segment, or a business one level below that operating segment (referred to as a component) if discrete financial information is prepared and regularly reviewed by management at the component level.  The Company recognizes an impairment charge for any amount by which the carrying amount of a reporting unit’s goodwill exceeds its fair value.  The Company uses discounted cash flows to establish fair values.  When available and as appropriate, comparative market multiples to corroborate discounted cash flow results is used.  When a business within a reporting unit is disposed of, goodwill is allocated to the gain or loss on disposition using the relative fair value methodology.

HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

YEARS ENDED DECEMBER 31, 2003 AND 2002

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Intangible and Long-Lived Assets

In October 2001, the FASB issued SFAS No. 144, “Accounting for Impairment of Disposal of Long-Lived Assets”, which supercedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of”, and the accounting and reporting provision of APB Opinion No. 30, “Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions”, for the disposal of a segment of a business.   This statement also amends ARB No. 51, “Consolidated Financial Statements”, to eliminate the exception to consolidation for a subsidiary for which control is likely to be impaired.  SFAS No. 144 requires that long-lived assets to be disposed of by sale, including those of discontinued operations, be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. SFAS No. 144 broadens the reporting of discontinued operations to include all components of an entity with operations that can be distinguished from the rest of the entity and that will be eliminated from the ongoing operations of the entity in a disposal transaction.  SFAS No. 144 also establishes a "primary-asset" approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used.  This statement is effective for fiscal years beginning after December 15, 2001.  The Company’s adoption did not have a material impact to the Company’s financial position or results of operations.

Revenue Recognition

Net sales are recorded when products are delivered to the customer.  QBI processes raw materials based on customer specifications. QBI determines the sales price of the products and assesses the credit worthiness of the customer prior to shipment.  The revenue recognition criteria are completed prior to shipment.

XCEL’s net sales are recorded at its established rates on an accrual basis, net of the provision for contractual allowances when pharmaceutical products are shipped.  A valid prescription and authorization for payment must be received by XCEL for the customer prior to shipment, representing the contract between the customer’s insurance company and XCEL.  On the date the product is shipped, the insurance payor is billed for the sale as the service has been provided to the customer and, at which point, collectibility is assured.  Contractual allowances include differences between established billing rates and amounts estimated by management as reimbursable from third-party payors and others for products shipped.

Research and Development Costs

Research and development costs consist of expenditures for the research and development of patents and new products, which cannot be capitalized.

Advertising Costs

The Company expenses advertising costs as incurred.  Advertising costs totaled approximately $16,000 and $2,800 for the years ended December 31, 2003 and 2002, respectively.

Shipping and Handling Costs

The Company expenses shipping and handling costs as incurred and includes the expense in cost of goods sold for its Nutraceutical subsidiary and in selling, general and administrative expenses for its Pharmaceutical subsidiary.  Shipping and handling costs totaled approximately $433,000 and $58,000 for the years ended December 31, 2003 and 2002, respectively.

Income Taxes

Deferred income taxes result primarily from temporary differences between financial and tax reporting.  Deferred tax assets and liabilities are determined based on the differences between the financial statement bases and tax bases of assets and liabilities using enacted tax rates.  A valuation allowance is recorded to reduce a deferred tax asset to that portion that is expected to more likely than not be realized.

HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

YEARS ENDED DECEMBER 31, 2003 AND 2002

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Net Loss Per Share

The Company uses SFAS No. 128, "Earnings Per Share" for calculating the basic and diluted loss per share.  Basic loss per share is computed by dividing net loss attributable to Common Stockholders by the weighted average number of common shares outstanding.  Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  At December 31, 2003 and 2002, the outstanding number of potentially dilutive common shares totaled approximately 1,256,000 and 1,606,000 shares, respectively.  However, as the Company has net losses, their effect is anti-dilutive and has not been included in the diluted weighted average earnings per share as shown on the Consolidated Statements of Operations.

Pro Forma Information for Stock Options Issued to Employees

SFAS No. 123, “Accounting for Stock-Based Compensation,” establishes and encourages the use of the fair value based method of accounting for stock-based compensation arrangements under which compensation cost is determined using the fair value of stock-based compensation determined as of the date of grant and is recognized over the periods in which the related services are rendered.  The statement also permits companies to elect to continue using the current intrinsic value accounting method specified in Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” to account for stock-based compensation.  The Company has elected to use the intrinsic value based method and has disclosed the pro forma effect of using the fair value based method to account for its stock-based compensation.  The Company uses the fair value method for options granted to non-employees.  If the Company had elected to recognize compensation expense based upon the fair value at the grant date for awards under the Stock Option Plan consistent with the methodology prescribed by SFAS No. 123, the Company’ net loss and loss per share would be reduced to the pro forma amounts indicated below for the years ended December 31, 2003 and 2002:

December 31, 2003

December 31, 2002

Net loss attributable to common

  shareholders, as reported

$

(8,447,276)

$

(4,283,936)

Stock compensation calculated under SFAS 123

(478,867)

(340,295)

Pro forma net loss attributable to

  common shareholders

$               (8,926,143)

$              (4,624,231)

Net loss per share available to common

  shareholders – basic and diluted

     As reported

$                       (0.76)

$                     (0.73)

     Pro forma

$                        (0.80)

$                      (0.79)

Pro forma information using the Black-Scholes method at the date of grant based on the following assumptions:  average risk free interest rate of 2.10% for 2003 and 2.70% for 2002; dividend yield of 0% for each of the years 2003 and 2002; average volatility factor of the expected market price of the Company’s Common Stock of 133.6% for  2003 and 121.7% for 2002; and an expected life of the options of 3 years for each of the 2003 and 2002.

This option valuation model requires input of highly subjective assumptions.  Because the Company’s employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value of estimate, in management’s opinion, the existing model does not necessarily provide a reliable single measure of fair value of its employee stock options.

HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

YEARS ENDED DECEMBER 31, 2003 AND 2002

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements

In November 2002, FASB issued FASB Interpretation No. (“FIN”) 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others.”  Among other things, the Interpretation requires guarantors to recognize, at fair value, their obligations to stand ready to perform under certain guarantees.  FIN 45 is effective for guarantees issued or modified on or after January 1, 2003.  The Company does not expect the adoption of this pronouncement to have a material impact to the Company’s financial position or results of operations.

In January 2003, the FASB issued FIN 46, “Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin (“ARB”) No. 51.”  This interpretation clarifies the application of ARB No. 51, “Consolidated Financial Statements”, to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties.  In December 2003, the FASB revised FASB Interpretation No. 46 (“FIN 46R”), which allowed companies with certain types of variable interest entities to defer implementation until March 31, 2004.  The Company does not expect the adoption of this pronouncement to have a material impact to the Company’s financial position or results of operations.

In April 2003, the FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.”  SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under Statement 133.  SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003.  The guidance should be applied prospectively.  The Company does not expect the adoption of SFAS No. 149 to have a material impact on its consolidated financial position, results of operations or stockholders’ equity.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.”  SFAS No. 150 clarifies the accounting treatment for certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position.  SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003.  The Company does not expect the adoption of SFAS No. 150 to have a material impact on its consolidated financial position, results of operations or stockholders’ equity.

In December 2003, the FASB issued Summary of Statement No. 132 (revised 2003), “Employer’s Disclosures about Pensions and Other Post Retirement Benefits – an amendment to FASB Statements No. 87, 88, and 106.”   This statement revises employers’ disclosures about pension plans and other postretirement benefit plans.  However, it does not change the measurement or recognition of those plans as required by FASB Statements No. 87, “Employers’ Accounting for Pensions”, No. 88, “Employers’ Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits”, and No. 106, “Employers’ Accounting for Postretirement Benefits Other Than Pensions.”  This statement requires additional disclosures to those in the original Statement 132 about the assets, obligations, cash flows, and net periodic benefit cost.  This statement also calls for certain information to be disclosed in financial statements for interim period.  The disclosures required by this statement are effective for fiscal year ending after December 15, 2003.  The Company does not expect the adoption of this pronouncement to have a material impact on its consolidated financial position or results of operations.

In January 2004, the FASB issued FASB Staff Position No. FAS 106-1 (“FSP 106-1”), “Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernation Act of 2003,” (the “Act”). FSP 106-1 addresses the accounting impact of the Act, which was signed into law on December 8, 2003.  Among other features, the Act introduces a prescription drug benefit under Medicare Part D and a federal subsidy to sponsors of retiree health care plans that provide a benefit that is at least actuarially equivalent to Medicare Part D.  Companies sponsoring affected postretirement benefit plans may elect to defer recognition of the impact of the Act until (1) final FASB guidance on accounting for the federal subsidy provision of the Act is issued, or (2) a significant event calling for remeasurement of a plan’s assets and obligations occurs.  FSP 106-1 is effective for interim or annual financial statements of fiscal years ending after December 7, 2003.  The adoption of this accounting interpretation is not expected to have a material impact on the Company’s consolidated financial statements.

HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

YEARS ENDED DECEMBER 31, 2003 AND 2002

NOTE 3 – BUSINESS ACQUISITION

On February 25, 2003, effective January 1, 2003, the Company formed a new subsidiary, Quality Botanical Ingredients, Inc., a Delaware corporation that purchased substantially all assets and assumed certain liabilities of Quality Botanical Ingredients, Inc., a New Jersey corporation (now known as AAA Health Products, Inc.)  (“AAA”) pursuant to an Asset Purchase Agreement (the “Agreement”) for approximately $1.5 million.  Included in the purchase price was the issuance of 1,200,000 shares of the Company’s Common Stock, which includes 433,333 shares placed in an escrow account and 200,000 shares issued to consultants for services provided to the Company relating to the acquisition as well as approximately $394,000 paid to attorneys and a business acquisition firm for due diligence services related to the acquisition of QBI.  Pursuant to the Agreement, the Company contributed $200,000 to AAA, which was used as payment to AAA’s creditors.  The value of the 1,200,000 shares totaled $972,000 and was determined based on the average closing market price of the Company’s Common Stock over the two-day period before and after the terms of the acquisition were agreed to and announced.  Shares placed in escrow totaling 333,333 are subject to set-off of any accounts receivable remaining after 150 days from the closing date.  The remaining 100,000 shares, valued at approximately $81,000, are subject to settlement of any indemnity claims.  Additional shares, not to exceed 1,250,000, of the Company’s Common Stock will be issued to the seller should the closing price of the Company’s Common Stock not achieve certain levels after 1 year from the closing date.  In January 2004, the Company and AAA entered into an Amendment Agreement to limit the maximum amount of additional shares to 750,000, a decrease of 500,000 shares.  An additional 200,000 shares shall be issued to the seller upon reaching certain levels of gross revenues and gross operating margins as compared to its 2001 financial results.  The Company also contributed $400,000 to AAA, of which, $350,000 was used to pay down AAA’s line of credit and the remaining $50,000 was paid as a loan fee.

In February 2003, the newly formed subsidiary entered into a loan agreement with a financial institution for a maximum line of credit totaling $4 million, pursuant to the purchase agreement (Note 9).  The funds were used to payoff AAA’s line of credit with the same institution.  Additionally, the newly formed subsidiary assumed notes payable of $387,481 and $63,194 with a financial institution (Note 10).

In keeping with the Company’s focus to be an integrated provider of innovative products and services to the nutraceutical, pharmaceutical, and cosmeceutical industries, the assets and business purchased from QBI allows the Company to process domestic and imported botanical and nutraceutical raw materials into nutritional supplement components which are sold to manufactures throughout the world.  The acquisition has been accounted for as a purchase transaction pursuant to SFAS 141 and accordingly, the acquired assets and liabilities assumed being recorded at their estimated fair values at the date of acquisition.  The net book value of the acquired assets and liabilities assumed approximated the fair value at the date of purchase.  Therefore, there was no excess of cost over net book value recorded.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition:

At January 31, 2003

Current assets

$

6,484,289

Machinery, furniture and equipment

1,504,748

Other long-term assets

   113,071

Total assets acquired

8,102,108

Current liabilities

(6,155,387)

Long-term debt

   (461,646)

Total liabilities assumed

(6,617,033)

Net assets acquired

$               1,485,075

HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

YEARS ENDED DECEMBER 31, 2003 AND 2002

NOTE 3 – BUSINESS ACQUISITION (CONTINUED)

The following pro-forma summary presents the consolidated results of operations of the Company as if the acquisition had occurred at the beginning of 2003 and 2002 fiscal years.  Amounts are in thousands, except per share amounts.

For the year ended

For the year ended

December 31, 2003

December 31, 2002

(audited)

(unaudited)

Net sales

$

17,771

$

19,856

Gross profit

2,277

4,967

Net loss attributable to common shareholders

(8,447)

(4,187)

Net loss per available to common shareholders

(0.76)

(0.72)

NOTE 4 – STOCK OPTIONS ISSUED TO EMPLOYEES

The Company has adopted the 2001 Employee Stock Option Plan (the “Plan”).  The Plan authorizes the issuance of up to 2,000,000 shares of the Company’s Common Stock pursuant to the exercise of options granted there under.  The Board of Directors administers the Plan, selects recipients to whom options are granted and determines the number of shares to be awarded. Options granted under the Plan are exercisable at a price determined by the Board of Directors at the time of grant, but in no event less than fair market value.

Pro forma information regarding the effects on operations as required by SFAS No. 123 and SFAS No. 148, has been determined as if the Company had accounted for its employee stock options under the fair value method of those statements.  As allowed under the guidance of SFAS No. 123, the Company has elected to follow Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB No. 25) and related interpretations in accounting for its employee stock options.  Employee stock option compensation expense totaled approximately $60,000 for the year ended December 31, 2002.  The amount was calculated by taking the difference between the fair market value of the options and the exercise price at the date of grant.  There was no employee stock option compensation expense required to be recognized under APB 25 for the year ended December 31, 2002 because the exercise price of the Company’s employee stock options equals the market price of the underlying stock on the date of grant.

The number and weighted average exercise prices of options granted are as follows:

December 31, 2003

December 31, 2002

Average

Average

Exercise

Exercise

Number

Price

Number

Price

Outstanding at beginning of the year

751,000

$

0.68

500,000

$

0.25

Granted during the year

1,905,000

1.73

766,000

0.69

Exercised during the year

–

–

500,000

0.25

Terminated during the year

950,000

0.90

15,000

1.40

Exercisable at end of the year

1,336,000

1.54

731,000

0.61

Outstanding at end of the year

1,706,000

0.98

751,000

0.68

HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

YEARS ENDED DECEMBER 31, 2003 AND 2002

NOTE 4 – STOCK OPTIONS ISSUED TO EMPLOYEES (CONTINUED)

A summary of  the options by ranges at December 31, 2003 are as follows:

Weighted-

Weighted-

Weighted-

Weighted

Range of

Remaining

Average

Average

Average

Average

Exercise

Number

Contractual

Fair

Number

Exercise

Prices

Outstanding

Life (Years)

Value

Exercisable

Price

$0 to $1

750,000

2.0

$

0.58

700,000

$

0.55

1 to 2

926,000

2.8

1.24

616,000

1.30

2 to 3

        –

                            –

–

–

–

3 to 4

30,000

1.2

3.10

20,000

3.10

A summary of the options by ranges at December 31, 2003 are as follows:

Weighted-

Weighted-

Weighted-

Weighted

Range of

Remaining

Average

Average

Average

Average

Exercise

Number

Contractual

Fair

Number

Exercise

Prices

Outstanding

Life (Years)

Value

Exercisable

Price

$0 to $1

700,000

3.0

$

0.47

700,000

$

0.55

1 to 2

21,000

9.7

1.14

21,000

1.33

2 to 3

–

–

–

–

–

3 to 4

30,000

2.3

2.67

10,000

3.10

NOTE 5 – ACCOUNTS RECEIVABLE

A summary is as follows:

December 31, 2003

December 31, 2002

Accounts receivable

$

2,160,402

$

650,477

Less allowances for doubtful

  accounts and contractual allowances

                 306,063

83,430

$                  1,854,339

$                  567,047

Bad debt expense charged to operations totaled approximately $252,000 for the year ended December 31, 2003.  The Company had no bad debt expense for the year ended December 31, 2002.

NOTE 6 – INVENTORY

A summary is as follows:

December 31,

December 31,

2003

2002

Raw materials

$

1,525,421

$

–

Work in process

18,525

–

Finished goods

949,738

–

Pharmaceutical and over-the-counter medications

142,432

156,953

2,636,116

156,953

Less reserves

     49,377

          –

$        2,586,739

$

          156,953

Included in cost of goods sold for the year ended December 31, 2003 is approximately $500,000 of permanent markdowns and obsolete inventory related to its purchased raw materials and finished goods.  The Company had no markdowns or obsolete inventory for the year ended December 31, 2002.

HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

YEARS ENDED DECEMBER 31, 2003 AND 2002

NOTE 7 – MACHINERY, FURNITURE AND EQUIPMENT

A summary is as follows:

December 31,

December 31

2003

2002

Machinery and equipment

$

655,243

$

–

Machinery and vehicles held under capital leases

248,023

50,000

Furniture and office equipment

159,069

48,612

Computer software and equipment

130,478

47,095

Leasehold improvements

   582,239

  79,505

1,775,052

225,212

Less accumulated depreciation, including

  approximately $139,000 and $18,000 for

  equipment and vehicles held under capital leases

   358,825

   93,416

$        1,416,227

$           131,796

Depreciation expense charged to operations totaled approximately $268,000 and $85,000, including approximately $121,000 and $17,000 for equipment and vehicles held under capital lease obligations, for the years ended December 31, 2003 and 2002, respectively.

NOTE 8 – INTANGIBLE ASSETS

A summary is as follows:

December 31,

December 31,

2003

2002

Patents

$

3,300,000

$

3,300,000

Formulas

680,000

680,000

Agreements not-to-compete

390,000

390,000

Website development

     77,288

     77,288

4,447,288

4,447,288

Less accumulated amortization

   451,575

   227,384

$        3,995,713

$        4,219,904

Amortization expense totaled approximately $224,000 and $198,000 for the years ended December 31, 2003 and 2002, respectively.  Amortization expense for the years ending December 31, 2004 and 2005 is estimated to be approximately $228,000 and $157,000, respectively, $179,000 for each of the subsequent years ending through December 31, 2016 and approximately $133,000 thereafter.

Patents

Patents consist of the assigned fair market value at the date of acquisition arising from the purchase of BioSelect.  Patent costs are amortized on a straight-line basis over their economic lives of approximately 19 years and are reviewed for impairment whenever the facts and circumstances indicate that the carrying amount may not be recoverable.

Formulas

Formulas consist of the assigned fair market value at the date of acquisition arising from the purchase of XCEL.  Formulas are amortized on a straight-line basis over their estimated economic lives of 15 years and are reviewed for impairment whenever the facts and circumstances indicate that the carrying amount may not be recoverable.

HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

YEARS ENDED DECEMBER 31, 2003 AND 2002

NOTE 8 – INTANGIBLE ASSETS (CONTINUED)

Agreements Not-to-Compete

Certain stockholders and former employees of the Company entered into non-competition agreements.  The agreements have been recorded at their fair market value at the date of purchase of XCEL.  The agreements are amortized on a straight-line basis over their estimated economic lives of 3 years.

Website Development

The Company capitalizes certain software development costs, which are amortized using the straight-line method over the estimated useful lives of the software, not to exceed three years.

NOTE 9 – LINES OF CREDIT

In February 2003, QBI entered into an Amended and Restated Loan and Security Agreement (the “Loan Agreement”) with a finance institution for a maximum line of credit totaling $4,000,000.  Interest is due monthly on the outstanding balance at a rate of 1.50% above the prime rate as published in the Wall Street Journal.  At December 31, 2003, the interest rate was 5.5%.  The Loan Agreement expires in October 2004 and is secured by substantially all assets of QBI.  The financial institution will make advances on the loan agreement up to 80% of QBI’s accounts receivable to a maximum of $4 million and 55% of QBI’s inventory to a maximum $1.8 million.  The borrowings are guaranteed by the Company and personally guaranteed by the majority shareholders of the Company.  The credit line is limited as to use by QBI.  At December 31, 2003, the balance of the credit line totaled approximately $2,791,000.

QBI must maintain the following financial ratios:

•

Net income

> $500,000 *

•

Net worth

> $1,700,000 *

*  QBI is in default of these covenants at December 31, 2003 and has entered into a forbearance agreement  (Note 18).

In February 2003, XCEL entered into a Loan and Security Agreement (the “Loan Agreement”) with a finance company for a maximum line of credit totaling $750,000.  Interest is due monthly on the outstanding balance at a rate of 3.75% above XCEL’s reference rate.  At December 31, 2003, the interest rate was 7.85%.  The Loan Agreement expires in February 2006 and is secured by substantially all assets of XCEL.  The finance company will make advances on the loan agreement up to 75% of XCEL’s eligible accounts receivable.  The borrowings are guaranteed by the Company and personally guaranteed by the majority shareholders of the Company.  The credit line is limited as to use by XCEL.  At December 31, 2003, the balance of the credit line totaled approximately $135,000.

XCEL must maintain the following financial ratio and covenant:

•

Minimum working capital ratio

.75 to 1

•

XCEL must be profitable*

*  XCEL is in default of this covenant at December 31, 2003.

Additionally, the Company paid $37,500 and issued 30,000 stock purchase warrants to a consultant for services relating to the line of credit.  Each warrant entitles the holder to purchase one share of the Company’s Common Stock at an exercise price of $0.95.  The warrants expire February 2008.  The estimated value of the warrants totaled approximately $24,000 at the date of issuance and is included in loan fees.  The value of the warrants was estimated using the Black-Scholes option pricing model with the following assumptions:  average risk-free interest of 2.75%; dividend yield of 0%; volatility factor of the expected market price of the Company’s Common Stock of 142%; and a term of 5 years.

HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

YEARS ENDED DECEMBER 31, 2003 AND 2002

NOTE 9 – LINES OF CREDIT (CONTINUED)

In additional to the loan agreement with the finance company, XCEL may borrow up to $75,000 under a revolving line of credit agreement with a financial institution, which has an automatic annual renewal, expiring in March 2005. The line can be withdrawn at the financial institutions option.  Interest is payable at 2.5% above the prime interest rate.  At December 31, 2003, the interest rate was 6.5%.  Certain stockholders of the Company guarantee the agreement.  At December 31, 2003 and 2002, the balance was $73,150.

Interest expense on the lines of credit totaled approximately $201,000 and $5,000 for the years ended December 31, 2003 and 2002, respectively.

NOTE 10 – NOTES PAYABLE

A summary is as follows:

December 31,

December 31,

2003

2002

Note payable, financial institution, secured by

  substantially all assets of QBI, monthly payments

  of $22,793 plus interest at the prime rate plus 2.5%

  per annum, 6.5% at December 31, 2003, through

  July 2004 (Notes 3 and 18)

$

159,551

$

–

Note payable, individual, interest at 11% per annum,

  unsecured, subordinated to a $750,000 line of credit

  agreement (Note 9)

116,146

116,146

Note payable, consulting firm, interest at 10% per

  annum, unsecured, due in monthly installments of

  $12,000 through February 2004

23,178

126,000

Note payable, financial institution, secured by

  substantially all assets of QBI, monthly payments

  of $4,861 plus interest at the prime rate plus 3%

  per annum, 7.0%, at December 31, 2003, through

  March 2004 (Note 3)

14,583

–

Note payable, individual, interest at 10% per annum,

  unsecured, subordinated to a $750,000 line of credit

  agreement (Note 9)

7,755

9,915

Note payable, individual, interest at 13% per annum,

  unsecured, due May 2002

–

55,000

Note payable with stock purchase warrants (Note 14),

  less discount of $20,500, individual, stated interest

  at 12% per annum, unsecured, due February 2003,

  guaranteed by the officers and major stockholders

  of the Company

–

44,750

Note payable with stock purchase warrants (Note 14),

  less discount of $8,200, individual, stated interest at

  12% per annum, unsecured, due March 2003,

  guaranteed by the officers and major stockholders

  of the Company

–

16,533

Note payable, individual, interest at 12% per annum,

  unsecured, due September 2003

–

15,000

321,213

383,344

Less current maturities

197,313

217,572

$           123,900

$          165,772

HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

YEARS ENDED DECEMBER 31, 2003 AND 2002

NOTE 10 – NOTES PAYABLE (CONTINUED)

The following is a summary of the principal amounts payable over the next two years:

Years ending

December 31

2004

$

197,313

2005

123,900

$          321,213

Interest expense on notes payable totaled approximately $63,000 and $51,000 including amortization of discounts on notes payable totaling approximately $16,000 and $13,000 for the years ended December 31, 2003 and 2002, respectively.

NOTE 11 – OBLIGATIONS UNDER CAPITALIZED LEASES

The Company incurred capital lease obligations for equipment and vehicles.  Aggregate monthly payments of $16,532, including average interest at 13.2% per annum, are due through various dates expiring through July 2004, and are secured by the related equipment and vehicles.

The following is a summary of the principal amounts payable over the next year:

Total minimum lease payments through December 31, 2004

$

113,545

Less amount representing interest

7,959

Present value of net minimum lease payments

105,586

Less current maturities

105,586

$                            –

Interest expense totaled approximately $34,000 and $4,000 for the years ended December 31, 2003 and 2002, respectively.

NOTE 12 – CONVERTIBLE DEBENTURES

12% Convertible Debenture, Principal Amount $300,000

In February 2003, the Company sold $300,000 of convertible debentures pursuant to a Securities Purchase Agreement.  Additionally, the Company issued 571,428 of Common Stock purchase warrants to the debenture holders.  Each warrant entitles the holder to purchase one share of Common Stock at an exercise price of $0.60.  The warrants expire in February 2008.  The debentures accrue interest at 12% per annum.  The unpaid principal and accrued interest was due on February 24, 2004.  In January 2004, the Company and debenture holder entered into an amendment agreement to extend the due date of the convertible debentures to February 24, 2005.  The notes are collateralized by a second position in substantially all assets of the Company and shares owned by the officers and major shareholders of the Company.  Commencing July 24, 2003, the debentures can be converted at $0.525 per share.  The proceeds were allocated first to the warrants based on their relative fair value, which totaled approximately $174,000 using Black-Scholes option pricing model.  The remainder of approximately $126,000 was allocated to the beneficial conversion feature.

The discount attributable to the value of the warrants as calculated using the Black-Scholes pricing model and the value of the equity conversion features exceeded the face value of the convertible notes.  As a result, the notes were fully discounted and the discount was recorded as additional paid-in capital.  The discount will be amortized using the effective interest rate method over one year resulting in an effective interest rate in excess of 100%.  Upon conversion of the debt, any unamortized debt issue costs will be charged to expense.

HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

YEARS ENDED DECEMBER 31, 2003 AND 2002

NOTE 12 – CONVERTIBLE DEBENTURES (CONTINUED)

12% Convertible Debenture, Principal Amount $300,000, Continued

Additionally, the Company granted 85,712 stock purchase warrants to two consultants for services relating to these convertible debentures sold by the Company.  Each warrant entitles the holder to purchase one share of Common Stock at an exercise price of $0.60.  The warrants expire in February 2008.  The estimated value of the warrants totaled approximately $71,000 at the date of issuance and is included in loan fees.  The value of the warrants was estimated using the Black-Scholes option pricing model with the following assumptions:  average risk-free interest of 2.82%; dividend yield of 0%; volatility factor of the expected market price of the Company’s Common Stock of 142%; and a term of 5 years.

In November 2003, the Company issued 19,636 shares of its Common Stock to the debenture holder for penalties due.  The value of the shares totaled approximately $30,000 and is included in selling, general and administrative expenses.  The penalty payment was due as the Company did not obtain an effective registration statement in the time frame required in the agreement.  The registration statement became effective in October 2003.

In November 2003, one of the consultants exercised stock purchase warrants resulting in the issuance of 14,286 of the Company’s Common Stock in exchange for a subscription receivable.  Net proceeds totaled approximately $9,000 and was received in 2004.

In November 2003, the debenture holder converted $27,500 of the note payable into 50,000 shares of the Company’s Common Stock.  As a result, approximately $7,000 of unamortized discount relating to the portion of the note converted was expensed at the date of conversion and is included in interest expense.

12% Convertible Debenture, Principal Amount $500,000

In May 2003, the Company sold $500,000 of convertible debentures pursuant to a Securities Purchase Agreement.  Additionally, the Company issued 588,235 of Common Stock purchase warrants to the debenture holders.  Each warrant entitles the holder to purchase one share of Common Stock at an exercise price of $1.25.  The warrants expire in May 2008.  The debentures accrue interest at 12% per annum.  The unpaid principal and accrued interest was due on May 21, 2004.  In January 2004, the Company and debenture holder entered into an amendment agreement to extend the due date of the convertible debentures to May 21, 2005.  The notes are collateralized by substantially all assets of the Company, subject to all prior liens and security interests.  Commencing October 18, 2004, the debentures can be converted at the daily volume weighted average price of the Company’s Common Stock for the 5 days prior to the conversion date but not lower than $0.85 per share.  The proceeds were allocated first to the warrants based on their relative fair value, which totaled approximately $229,000 using Black-Scholes option pricing model.  The remainder of approximately $271,000 was allocated to the beneficial conversion feature.

The discount attributable to the value of the warrants as calculated using the Black-Scholes pricing model and the value of the equity conversion features exceeded the face value of the convertible notes.  As a result, the notes were fully discounted and the discount was recorded as additional paid-in capital.  The discount will be amortized using the effective interest rate method over one year resulting in an effective interest rate in excess of 100%.  Upon conversion of the debt, any unamortized debt issue costs will be charged to expense.

Additionally, the Company granted 88,235 stock purchase warrants to a consultant for services relating to these convertible debentures sold by the Company.  Each warrant entitles the holder to purchase one share of Common Stock at an exercise price of $1.25.  The warrants expire in May 2008.  The estimated value of the warrants totaled approximately $72,000 at the date of issuance and is included in loan fees.  The value of the warrants was estimated using the Black-Scholes option pricing model with the following assumptions:  average risk-free interest of 2.58%; dividend yield of 0%; volatility factor of the expected market price of the Company’s Common Stock of 134%; and a term of 5 years.

HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

YEARS ENDED DECEMBER 31, 2003 AND 2002

NOTE 12 – CONVERTIBLE DEBENTURES (CONTINUED)

12% Convertible Debenture, Principal Amount $500,000, Continued

The warrants issued to all debenture holders and consultants require the Company to settle the contracts by the delivery of registered shares.  At the date of issuance, the Company did not have an effective registration statement related to the shares that could be issued should the warrant holders exercise the warrants.  As the contracts must be settled by the delivery of registered shares and the delivery of the registered shares are not controlled by the Company, pursuant to EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, the relative net value of the warrants at the date of issuance was recorded as a warrant liability on the balance sheet and the change in fair value from the date of issuance to the date the registration statement became effective, which was October 2003, is included in other (expense) income.  The value of the warrants on the date the registration statement became effective totaled approximately $651,000 and was reclassified from warrant liability to additional paid-in capital as required by the EITF.  The change in fair value of the warrants from the date of issuance to October 2003 increased by approximately $114,000.

In November 2003, the debenture holder converted $42,500 of the note payable into 50,000 shares of the Company’s Common Stock.  As a result, approximately $21,000 of unamortized discount relating to the portion converted was expensed at the date of conversion and is included in interest expense.

Interest expense on the convertible debentures totaled approximately $649,000, including amortization of discounts on convertible debentures payable totaling approximately $582,000 for the year ended December 31, 2003.  The Company had no interest expense relating to the convertible debentures for the year ended December 31, 2002.

NOTE 13 – EMPLOYEE BENEFIT PLAN

XCEL sponsors an employee benefit plan, pursuant to Section 401(k) of the Internal Revenue Code, whereby participants may contribute a percentage of compensation, but not in excess of the maximum allowed under the Code.  The plan allows the Company to make matching contribution totaling 3% of the participants’ contribution and an additional percentage at the discretion of the Board of Directors.  Matching contributions totaled approximately $1,000 and $25,300 for the year ended December 31, 2003 and 2002, respectively.

NOTE 14 – STOCKHOLDERS’ EQUITY

Convertible Preferred Stock

Private Placement – Series A Convertible Preferred Stock

In July 2003, the Company commenced a Private Placement to accredited investors, which closed in September 2003, for the sale 2,352,948 units of the Company’s Series A Convertible Preferred Stock (“Series A Preferred”) and one warrant to purchase one share of Common Stock at a purchase price of $0.85.  As a result, the Company issued 2,352,948 shares of its 5,000,000 authorized shares of preferred stock, which has a par value of $0.001.  The Series A Preferred stock shall convert into shares of the Company’s Common Stock at the purchase price per unit on the earlier of 1) the request of the Holder; 2) three years from the closing date; or 3) if, after two years from the closing date, the Company’s Common Stock trades at a closing bid price greater than $4.00 for 20 consecutive days.  The Holders of the Series A Preferred stock shall be entitled to receive dividends at 8% per annum at the end of each calendar quarter and three years from the date of closing payable in cash or, at the Company’s sole discretion, in registered shares of the Company’s Common Stock.  Each warrant entitles the holder to purchase one share of the Company’s Common Stock at an exercise price of $1.10 per share.  The warrants expire three years from the date of closing.  This Private Placement was fully subscribed and the Company issued approximately 2,352,948 units, which generated net proceeds totaling approximately $1,663,000.

The proceeds were first allocated to the warrants based on their relative fair value, which totaled approximately $991,000 using the Black-Scholes option pricing model.  The remainder of approximately $1,009,000 was allocated to the beneficial conversion feature.

HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

YEARS ENDED DECEMBER 31, 2003 AND 2002

NOTE 14 – STOCKHOLDERS’ EQUITY (CONTINUED)

Convertible Preferred Stock, Continued

Private Placement – Series A Convertible Preferred Stock, Continued

The discount attributable to the value of the warrants as calculated using the Black-Scholes pricing model and the value of the beneficial conversion feature exceeded the sales price of the shares.  As a result, the preferred shares were fully discounted.  The shares are convertible at the option of the holder at issuance and, pursuant to EITF 98-5, “Accounting for Convertible Securities with Beneficial Conversation Features or Contingently Adjustable Conversion Ratios”, the discount attributable to the beneficial conversation feature of approximately $1,009,000 was immediately expensed in a manner similar to a dividend at the date of issuance and is included in preferred dividends on the face of the statement of operations.  The remaining discount, attributable to the warrants, will be amortized using the effective interest rate method over 3 years.  The amortization of discounts on the issuance of the convertible preferred stock totaled approximately $122,000 at December 31, 2003 and is included in interest expense.

Further, the preferred shares are convertible into registered shares of the Company’s Common Stock.  Pursuant to EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, approximately $794,000, the net value of the shares at December 31, 2003, has been recorded as a long term liability until the Company has obtained an effective registration statement relating to these shares.  Upon the completion of the registration statement, the net value of the shares shall be recorded as additional paid-in capital.

The Company granted 941,177 stock purchase warrants to a consultant for services relating to the sale of the preferred stock.  Each warrant entitles the holder to purchase one share of Common Stock at an average exercise price of $1.03.  The warrants expire in August 2008.  The estimated value of the warrants totaled approximately $845,000 at the date of issuance.  The value of the warrants was estimated using the Black-Scholes option pricing model with the following assumptions:  average risk-free interest of 3.17%; dividend yield of 0%; average volatility factor of the expected market price of the Company’s Common Stock of 133%; and a term of 5 years.

The warrants issued to all preferred shareholders and consultants require the Company to settle the contracts by the delivery of registered shares.  A registration statement was filed with the SEC in January 2004 and is currently being reviewed.  However, from the date of issuance, the Company did not have an effective registration statement related to the shares that could be issued should the warrant holders exercise the warrants.  As the contracts must be settled by the delivery of registered shares and the delivery of the registered shares are not controlled by the Company, pursuant to EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, the net value of the warrants at the date of issuance was recorded as a warrant liability on the balance sheet and the change in fair value from the date of issuance to December 31, 2003 has been included in other (expense) income.  The change in fair value of the warrants increased by approximately $564,000 for the year ended December 31, 2003.

Dividends earned through December 31, 2003 totaled approximately $59,000.  In December 2003, the Company issued 29,683 shares of its Common Stock to preferred shareholders for dividends due. The value of the shares totaled $40,000 and was based on the Company’s closing market price at the date of issuance.

Additionally in December 2003, the Company issued 95,987 shares of its Common Stock to preferred shareholders for penalties due.  The value of the shares totaled approximately $130,000, was based on the Company’s closing market price at the date of issuance and is included in selling, general and administrative expenses.  The penalty payment was due as the Company did not obtain an effective registration statement in the time frame required in the agreement with the shareholders.

HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

YEARS ENDED DECEMBER 31, 2003 AND 2002

NOTE 14 – STOCKHOLDERS’ EQUITY (CONTINUED)

Common Stock

Return of Common Stock for Investment in Equity Securities

In September 2001 and October 2001, the Company purchased 8,753,797 shares (approximately 24.34%) of Common Stock of Biofarm S.A. (“Biofarm”), a listed pharmaceutical company on the Romanian Stock Exchange, from International Pharmaceutical Group, LLC (“IPG”) in exchange for 1,700,000 shares of the Company’s Common Stock.  Subsequently, Biofarm issued new shares by incorporating revaluation reserves, which were calculated in accordance with Romanian accounting law.  As a result, the total number of shares owned by the Company increased from 8,753,797 shares to 14,432,064 shares.

The purchase of the stock was accomplished by an exchange of Common Stock between the Company and its major shareholder.  Therefore, the value of the transaction was recorded at the historical cost of the major shareholder pursuant to APB No. 29.

On January 1, 2002, the Company and IPG agreed to rescind the Stock Purchase Agreement previously executed on September 7, 2001.  Pursuant to the Rescission Agreement, the Company and IPG determined that Mr. Harry S. Branch, the Managing Member of IPG, either individually or through an affiliate, could not facilitate the acquisition of the remaining outstanding shares of Biofarm by the Company.  Also, with respect to the deployment of the Company’s new strategic direction, Branch was unable to provide operational or advisory services.  On April 26, 2002, IPG returned the 1,700,000 shares of its Common Stock valued at approximately $845,000 to the Company who retired the shares as part of the Stock Purchase Agreement.  In accordance with APB No. 29, paragraph 23, the rescission was accounted for as a nonreciprocal transfer and the value of the transaction was determined using the net book value of the investment being returned, which included the original value of the Company’s common shares issued valued at approximately $698,000 plus additional cash and income earned from the investment totaling approximately $147,000.  As this is a non-monetary transaction between related parties, no gain or loss was recorded.

Securities Sold

In June 2002, the Company entered into a Securities Purchase Agreement providing for the sale of 100,000 units, comprised of 100,000 shares of the Company’s Common Stock and 100,000 Common Stock purchase warrants at $1.75 per unit.  The shares are restricted pursuant to Rule 144 of the Securities Act of 1933.  Each warrant entitles the holder to purchase one share of Common Stock at an exercise price of $3.00.  The warrants expire on June 9, 2004.  Proceeds from the sale of shares and warrants totaled $175,000.  The purchase agreement calls for additional issuances of shares if at any time through December 2002 the Company issues additional shares of Common Stock in a capital raising transaction at a price less than $1.75 per unit. Consequently, an additional 94,444 shares of Common Stock was issued.  The value of the additional shares was determined based on the Company’s closing market price on the date of the transaction, which totaled approximately $93,000 and is included in interest expense.

In September 2002, the Company commenced a Private Placement of 100,000 units of the Company’s Common Stock and warrants at a purchase price of $0.90 per unit.  The Private Placement is exempt from the registration provisions of the Securities Act of 1933 and is being offered and sold only to accredited investors.  To date, the Company issued 111,111 units, which generated net proceeds totaling $100,000.  Each warrant entitles the holder to purchase one share of Common Stock at an exercise price of $1.30.  The warrants expire three years from the date of grant.

In December 2002, the Company issued 181,818 shares of its Common Stock and warrants at a purchase price of $0.55 per share.  The issuance is exempt from the registration provisions of the Securities Act of 1933 and is being offered and sold only to accredited investors.  The shares are restricted pursuant to Rule 144 of the Securities Act of 1933.  The sale generated net proceeds of $100,000.  Each warrant entitles the holder to purchase one share of Common Stock at an exercise price of $1.00.  The warrants expire three years from the date of grant.

In February and March 2003, the Company entered into Securities Purchase Agreements providing for the sale of 224,546 units, comprised of 224,546 shares of the Company’s Common Stock and 224,546 Common Stock purchase warrants at $0.55 per unit.  The shares are restricted pursuant to Rule 144 of the Securities Act of 1933.  Each warrant entitles the holder to purchase one share of Common Stock at an exercise price of $1.00.  The warrants expire three years from the date of grant.  Proceeds from the sale of shares and warrants totaled $123,500.

HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

YEARS ENDED DECEMBER 31, 2003 AND 2002

NOTE 14 – STOCKHOLDERS’ EQUITY (CONTINUED)

Common Stock, Continued

Securities Sold, Continued

During the second quarter of 2003, the Company entered into Security Purchase Agreements providing for the sale of 194,551 units comprised of 194,551 shares of the Company’s Common Stock and 194,551 Common Stock purchase warrants at an average price of $1.06 per unit.  The shares are restricted pursuant to Rule 144 of the Securities Act of 1933.  Each warrant entitles the holder to purchase one share of Common Stock at an average exercise price of $1.23. The warrants expire three years from the date of grant.  Net proceeds from the sale of shares and warrants totaled $158,800.

In July 2003, the Company entered into Security Purchase Agreements providing for the sale of 58,823 units comprised of 58,823 shares of the Company’s Common Stock and 58,823 Common Stock purchase warrants at $0.85 per unit.  The shares are restricted pursuant to Rule 144 of the Securities Act of 1933.  Each warrants entitles the holder to purchase one share of Common Stock at an exercise price of $1.25.  The warrants expire three years from the date of grant.  Net proceeds from the sale of shares and warrants totaled $50,000.

Stock Retirement

In December 2003, the Company repurchased and retired 5,507 shares of its Common Stock for approximately $5,000.

Stock Issuances to Professionals

In February and March 2002, the Company issued 101,500 shares of Common Stock to a business development firm in exchange for business development, acquisition and administrative services valued at $369,500.  Of this amount, $234,500 was expensed in the current year, $101,000 is assigned to the acquisition costs of QBI and $34,000 is assigned to the acquisition costs of XCEL and BSI as they represents payments to a consultants for the valuation of the three subsidiaries.  The shares have been recorded based on the Company’s closing market price on the date of issuance.

In April and May 2002, the Company issued 406,000 shares of Common Stock to a business development firm in exchange for business development, acquisition and investor relation services valued at approximately $1,280,000.  Of this amount, approximately $1,190,000 has been expensed in the year ended December 31, 2002 and approximately $90,000 has been assigned to the acquisition of QBI.  The shares were recorded based on the Company’s closing market price on the date of issuance.

In November 2002, the Company issued 125,000 shares of Common Stock to a public and financial relations firm for services.  The shares are restricted pursuant to Rule 144 of the Securities Act of 1933.  The value of the shares totaled approximately $88,000 and was determined based on the Company’s fair market value on the date of issuance.

In December 2002, the Company issued 38,418 shares of its Common Stock to two consultants for legal and consulting services.  The shares were valued at approximately $32,000 based on the Company’s closing market price on the date of issuance.

In February 2003, the Company issued 8,761 shares of Common Stock to a business development firm for services.  The value of the shares totaled approximately $5,300 at the date of issuance and was determined based on the fair market value of the Company’s Common Stock at the date of issuance.

In February 2003, the Company issued 162,201 shares of Common Stock to an attorney for services, of which 153,632 shares are restricted pursuant to Rule 144 of the Securities Act of 1933.  The value of the shares totaled approximately $91,000, determined based on the fair market value of the Company’s Common Stock at the date of issuance.  Of this amount, approximately $56,000 is capitalized as loan costs and the remainder of approximately $35,000 has been expensed.

HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

YEARS ENDED DECEMBER 31, 2003 AND 2002

NOTE 14 – STOCKHOLDERS’ EQUITY (CONTINUED)

Common Stock, Continued

Stock Issuances to Professionals, Continued

In March 2003, the Company entered into an agreement with an investor relations firm to provide services through September 11, 2003.  The Company issued 90,000 shares of the restricted Common Stock to the consultant as consideration for the services to be provided.  The value of the shares issued totaled approximately $66,000 at the date of issuance and was determined based on the fair market value of the Company’s Common Stock at the date of issuance.  The value of the shares is included in selling, general and administrative expenses.

In June 2003, the Company issued 12,041 shares of Common Stock to two business development firms for services.  The shares are restricted pursuant to Rule 144 of the Securities Act of 1933.  The value of the shares totaled approximately $7,000 at the date of issuance, was determined based on the fair market value of the Company’s Common Stock at the date of issuance and is included in selling, general and administrative expenses.

In July 2003, the Company issued 10,000 shares of Common Stock to a business development firm for services.  The shares are restricted pursuant to Rule 144 of the Securities Act of 1933.  The value of the shares totaled approximately $11,000 at the date of issuance and was determined based on the fair market value of the Company’s Common Stock at the date of issuance.

In September 2003, the Company issued 501,200 shares of Common Stock to an attorney and a business development and financing firm for services.  The shares are restricted pursuant to Rule 144 of the Securities Act of 1933.  The value of the shares totaled approximately $451,000 at the date of issuance and was determined based on the fair market value of the Company’s Common Stock at the date of issuance.  Of this amount, approximately $95,000 was expensed for the year ended December 31, 2003 and approximately $356,000 is included in prepaid compensation expense as this relates to business development and financing services to be provided through August 2006.

In October 2003, the Company issued 58,822 shares of its Common Stock to two law firms for services provided to the Company.   Restricted shares totaled 29,411 pursuant to Rule 144 of the Securities Act of 1933.  The remainder of 29,411 was issued as free trading shares.  The value of the shares totaled approximately $68,000 at the date of issuance and was determined based on the fair market value of the Company’s Common Stock at the date of issuance.

In October 2003, the Company issued 12,000 shares of its Common Stock to a business development firm for services.  The shares are restricted pursuant to Rule 144 of the Securities Act of 1933.  The value of the shares totaled approximately $12,000 and was determined based on the closing price of the Company’s Common Stock at the date of issuance.

In November 2003, the Company issued 15,000 shares of its Common Stock to a business development consultant for services.  The value of the shares totaled approximately $23,000 and was determined based on the closing price of the Company’s Common Stock at the date of issuance.  Of this amount, approximately $8,000 was expensed in the year ended December 31, 2003 and approximately $15,000 is included in prepaid compensation expense as this relates to business development services to be provided in 2004.

In December 2003, the Company issued 750 shares of its Common Stock to Company office support staff for services.  The value of the shares totaled approximately $1,100 at the date of issuance and was determined based on the closing price of the Company’s Common Stock at the date of issuance.

In December 2003, the Company issued 50,000 shares of its Common Stock to a law corporation for legal services provided to the Company.  The value of the shares totaled approximately $69,000 on the date of issuance and was determined based on the fair value of the company’s Common Stock at the date of issuance.

HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

YEARS ENDED DECEMBER 31, 2003 AND 2002

NOTE 14 – STOCKHOLDERS’ EQUITY (CONTINUED)

Common Stock, Continued

Conversion of Notes Payable

In December 31, 2002, the Company entered into an agreement to issue 193,066 shares of Common Stock in exchange for a note payable totaling $164,106.  The value of the shares was determined based on the closing price of the Company’s Common Stock on the date of issuance.

In March 2003, the Company issued 40,000 shares of Common Stock in exchange for a note payable due an individual totaling $25,200 including interest expense totaling $3,000.  The shares are restricted pursuant to Rule 144 of the Securities Act of 1933.  The value of the shares was determined based on the fair market value of the Company’s Common Stock at the date of issuance.

Settlement Agreement

In October 2002, the Company issued 500,000 shares of Common Stock to a former consultant for public and financial relations pursuant to a Settlement and Release Agreement entered into in September 2002.  Pursuant to the agreement, the former consultant is entitled to receive up to 200,000 additional shares of the Company’s Common Stock based on 8% of shares issued subsequent to the date of the agreement.  As a result, an additional 148,295 shares of Common Stock was issued to the consultant in 2002 and the remaining 51,705 shares of Common Stock were issued in June 2003.  The shares are restricted pursuant to Rule 144 of the Securities Act of 1933.  Moreover, the settlement agreement limits the number of shares that the consultant may sell in any calendar month to 0.33% of the outstanding shares of the Company at the date of sale.  The value of the shares issued in 2002 and 2003 totaled approximately $401,000 and $32,000, respectively, and was estimated based on the Company’s closing market price on the date the shares were due the consultant.

Stock Issuances to Officers

In May 2002, Messrs. Tannous and Glaser, officer/shareholders of the Company, exercised 100,000 options to purchase Common Stock.  The options were exercised on a “cashless” basis and as a result, the Company issued 91,962 shares of its Common Stock.

In November 2002, Messrs. Tannous and Glaser exercised 400,000 options to purchase Common Stock at an exercise price of $0.25 in exchange for a reduction of obligation due the officer/shareholders totaling $100,000.

In December 2002, the Company issued 707,229 shares of its Common Stock to Messrs. Tannous and Glaser in exchange for notes payable due the officer/shareholders totaling $338,000 plus interest expense totaling approximately $51,000.  The shares are restricted pursuant to Rule 144 of the Securities Act of 1933.  The value of the shares was determined based on the price of the most recent private placement for similar instruments issued by the Company to non-employees, which approximates the closing price of the Company’s Common Stock on the date of issuance, less a discount for the restrictive nature of the Common Stock.

In December 2002, the Company issued 744,056 shares of its Common Stock to Messrs. Tannous and Glaser in lieu of cash as compensation and benefits earned, which totaled approximately $409,000 at December 31, 2002.  The shares are restricted pursuant to Rule 144 of the Securities Act of 1933.  The value of the shares was determined based on the price of the most recent private placement for similar instruments issued by the Company to non-employees, which approximates the closing price of the Company’s Common Stock on the date of issuance, less a discount for the restrictive nature of the stock.

In October 2003, the Company issued 300,000 shares of its Common Stock to Messrs. Tannous and Glaser as compensation and benefits earned.  The value of the shares totaled $300,000 based on the Company’s fair value at the date of issuance.  The shares are restricted pursuant to Rule 144 of the Securities Act of 1933.

HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

YEARS ENDED DECEMBER 31, 2003 AND 2002

NOTE 14 – STOCKHOLDERS’ EQUITY (CONTINUED)

Common Stock, Continued

Stock Issuances to Employees

In July 2002, the Company issued 5,000 shares of its Common Stock to an employee for services rendered.  The shares were valued at $6,500 based on the Company’s closing market price on the date of issuance.

In November 2002, the Company issued 2,600 shares of its Common Stock to employees for services rendered.  The shares were valued at approximately $2,000 based on the Company’s closing market price on the date of issuance.

In January 2003, the Company issued 19,250 shares of its Common Stock to two employees as compensation.  Of the total amount of shares issued, 6,250 shares are restricted pursuant to Rule 144 of the Securities Act of 1933.  The value of the shares totaled approximately $14,000 and was determined based on the fair market value of the Company’s Common Stock at the date of issuance.

In February 2003, an employee exercised options and the Company issued 132,507 shares of its Common Stock to the employee for services performed in 2003. The value of shares totaled approximately $113,000 and was determined based on the fair market value of the Company’s stock at the date of issuance.  In September 2003, the employee returned 50,000 shares of Common Stock to the Company.  The shares, which were valued at $52,500, are placed in treasury.  The treasury shares were valued based on the fair market value of the Company’s Common Stock at the date of the return.  The remainder, of approximately $60,500, is included in selling, general and administrative expenses for the year ended December 31, 2003.

In October 2003, the Company issued 131,852 shares of its Common Stock to two employees for services provided.  The value of the shares totaled approximately $129,000, which was determined based on the fair value of the Company’s Common Stock at the date of issuance.   The shares are restricted pursuant to Rule 144 of the Securities Act of 1933.

In December 2003, the Company issued 35,000 shares of its Common Stock to an employee for services.  The value of the shares totaled $49,000, which was the determined based on the fair value of the Company’s Common Stock at the date of issuance.

Warrants Issued to Note holders

In December 2002, the Company issued 70,000 stock purchase warrants to two note holders (Note 10).  The warrants entitle the holders to purchase 70,000 shares of the Company’s Common Stock at an exercise price of $1.00.  The warrants are exercisable immediately and expire in December 2005.  The estimated value of the warrants totaled approximately $49,000 at the date of issuance and is included in additional paid-in capital.  The value of the warrants was estimated using the Black-Scholes option pricing model with the following assumptions:  average risk-free interest of 2.39%; dividend yield of 0%; volatility factor of the expected market price of the Company’s Common Stock of 167%; and a term of 3 years.  The value of the warrants was allocated to the notes based on the relative fair value of the proceeds received, which totaled $28,700.  This amount is recorded as a discount on notes payable and is being amortized over the period the obligation is outstanding, using a method that approximates the effective interest method.  Amortization of notes payable discount totaled approximately $16,000 and $13,000 for the years ended December 31, 2003 and 2002, respectively, and is included in interest expense.

HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

YEARS ENDED DECEMBER 31, 2003 AND 2002

NOTE 14 – STOCKHOLDERS’ EQUITY (CONTINUED)

Common Stock, Continued

Options and Warrants Issued to Professionals

On April 9, 2002, the Company granted three business development and operations consultants each an option to purchase 25,000 shares of its Common Stock at an exercise price of $1.25 per share in consideration of services provided to the Company through April 8, 2003.  The estimated value of the options totaled approximately $120,000 at the date of grant.  Of this amount, approximately $90,000 was expensed in 2002 and approximately $30,000 was expensed in 2003.  The value of the options was estimated using the Black-Scholes option pricing model with the following assumptions:  risk-free interest of 2.55%; dividend yield of 0%; volatility factor of the expected market price of the Company’s Common Stock of 116%; and a term of 1 month.  The options were exercised in April 2002, which generated net proceeds to the Company totaling $93,750.

In July 2002, the Company granted a financial communications firm and attorney options to purchase a total of 255,000 shares of its Common Stock at exercise prices ranging between $0.83 and $6.17, in consideration of services provided to the Company through April 2003.  The estimated value of the options totaled approximately $429,000 at the date of grant.  The value of the options was estimated using the Black-Scholes option pricing model with the following assumptions:  average risk-free interest of 3.06%; dividend yield of 0%; volatility factor of the expected market price of the Company’s Common Stock of 143%; and a term of 2 years.  Approximately $185,000 and $244,000 were expensed in the years ended December 31, 2003 and 2002, respectively.  In December 2002, the Company terminated the agreement with the financial communications firm.  As a result, 100,000 options, originally valued at approximately $185,000, were cancelled.  In July 2002, a consultant exercised options in exchange for 30,000 shares of the Company’s Common Stock, which generated net proceeds totaling $25,000.

In August 2002, the Company granted a general advisory consultant options to purchase 66,666 shares of its Common Stock at an exercise price of $0.96, in consideration of services provided to the Company. The estimated value of the options totaled approximately $59,000 at the date of grant.  The value of the options was estimated using the Black-Scholes option pricing model with the following assumptions:  risk-free interest of 2.19%; dividend yield of 0%; volatility factor of the expected market price of the Company’s Common Stock of 143%; and a term of 2 years.

In September 2002, the Company granted an investor relations firm options to purchase 500,000 shares of its Common Stock at an exercise price of $1.00, in consideration of services provided to the Company through February 2004.  The estimated value of the options totaled approximately $424,000 at the date of grant.  The value of the options was estimated using the Black-Scholes option pricing model with the following assumptions: risk-free interest of 2.14%; dividend yield of 0%; volatility factor of the expected market price of the Company’s Common Stock of 143%; and a term of 5 years.  In December 2002, the Company terminated the agreement.  As a result, 300,000 options, valued at approximately $233,000, were cancelled.  Approximately $191,000 was expensed in the year ended December 31, 2002, which represents 200,000 options that remain outstanding.

In January 2003, the Company entered into an agreement with a financial relations firm to provide services through July 2003.  The agreement grants the consultant options to purchase 125,000 shares of the Company’s Common Stock at an exercise price of $0.55 per share.  The options vest equally over a six month period and expire three years from the date of grant.  The estimated value of the options totaled approximately $54,000 and is included in selling, general and administrative expenses.  The value of the options was estimated using the Black-Scholes option pricing model with the following assumptions:  average risk-free interest of 2.00%; dividend yield of 0%; volatility factor of the expected market price of the Company’s Common Stock of 140%; and a term of 3 years.

HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

YEARS ENDED DECEMBER 31, 2003 AND 2002

NOTE 14 – STOCKHOLDERS’ EQUITY (CONTINUED)

Common Stock, Continued

Options and Warrants Issued to Professionals, Continued

In February 2003, the Company issued 30,000 stock purchase warrants to a consultant for services relating to XCEL’s line of credit (Note 9).  Each warrant entitles the holder to purchase one share of Common Stock at an exercise price of $0.95.  The warrants expire February 2008.  The estimated value of the warrants totaled approximately $24,000 at the date of issuance.  The value of the warrants was estimated using the Black-Scholes option pricing model with the following assumptions:  average risk-free interest of 2.75%; dividend yield of 0%; volatility factor of the expected market price of the Company’s Common Stock of 142%; and a term of 5 years.

In May 2003, the Company entered into an agreement with a business development firm to provide services through May 2004.  The Company issued options to purchase 25,000 shares of the Company’s Common Stock at an exercise price of $1.25 per share.  The options vested on the date of issuance and expire three years from the date of grant.  The estimated value of the options total approximately $22,000.  Of this amount, approximately $14,000 was expensed in the year ended December 31, 2003 and approximately $8,000 is included in prepaid compensation expense as this relates to services to be provided in 2004.  The value of the options was estimated using the Black-Scholes option pricing model with the following assumptions:  average risk-free interest of 1.93%; dividend yield of 0%; volatility factor of the expected market price of the Company’s Common Stock of 136%; and a term of 3 years.

In May 2003, the Company entered into an agreement with a financial advisory and investment banking firm to provide services through May 2004.  Pursuant to the agreement, the Company issued stock purchase warrants to purchase 125,000 shares of the Company’s Common Stock at an exercise price of $0.001 per share.  The warrants vested in May 2003 and expire five years from the date of grant.  The estimated value of the warrants total approximately $122,000.  Further, the Company issued additional stock purchase warrants to purchase 58,400 shares of the Company’s Common Stock at an exercise price of $0.001 per share.  The value of the warrants totaled approximately $59,000.  The value of the warrants was estimated using the Black-Scholes option pricing model with the following assumptions:  average risk-free interest of 2.58%; dividend yield of 0%; volatility factor of the expected market price of the Company’s Common Stock of 160%; and a term of 5 years.    In December 2003, the Company terminated its agreement with the firm.

In June 2003, the Company entered into an agreement with a business development firm to provide services through August 2003.  Pursuant to the agreement, the Company issued stock purchase warrants to purchase 50,000 shares of the Company’s Common Stock at an exercise price of $1.00 per share.  The warrants vest equally over a three month period and expire three years from the date of grant.  The estimated value of the warrants total approximately $30,000 and is included in selling, general and administrative expenses for the year ended December 31, 2003.  The value of the warrants was estimated using the Black-Scholes option pricing model with the following assumptions:  average risk-free interest of 1.58%; dividend yield of 0%; volatility factor of the expected market price of the Company’s Common Stock of 135%; and a term of 3 years.

In October 2003, the Company issued stock purchase warrants to an attorney for legal services to purchase 150,000 shares of its Common Stock at an exercise price of $1.21 per share in consideration of services provided to the Company.  The estimated value of the options totaled approximately $176,000 at the date of grant and is included in selling, general and administrative expenses for the year ended December 31, 2003.  The value of the options was estimated using the Black-Scholes option pricing model with the following assumptions:  risk-free interest of 3.17%; dividend yield of 0%; volatility factor of the expected market price of the Company’s Common Stock of 131%; and a term of 10 years.  In December 2003, a portion of the warrants were exercised and, as a result, the Company issued 112,000 shares of its Common Stock, which generated net proceeds to the Company totaling approximately $136,000.

HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

YEARS ENDED DECEMBER 31, 2003 AND 2002

NOTE 14 – STOCKHOLDERS’ EQUITY (CONTINUED)

Common Stock (Continued)

Options and Warrants Issued to Consultants (Continued)

In October 2003, the Company issued stock purchase warrants to a business development, acquisition and strategic planning consultant to purchase 500,000 shares of the its Common Stock at an exercise price of $1.25 in consideration for services provided to the Company.  The estimated value of the options totaled approximately $471,000 at the date of grant and is included in selling, general and administrative expenses for the year ended December 31, 2003.  The value of the options was estimated using the Black-Scholes option pricing model with the following assumptions:  risk-free interest of 2.36%; dividend yield of 0%; volatility factor of the expected market price of the Company’s Common Stock of 131%; and a term of 3 years.

In November 2003, the Company issued stock purchase warrants to a financial public relations firm to purchase 144,000 shares of the its Common Stock at an exercise price of $1.00 in consideration for services provided to the Company through October 31, 2004.  The estimated value of the options totaled approximately $153,000 at the date of grant.  Of this amount, approximately $17,000 was expensed in the year ended December 31, 2003 and approximately $136,000 is included in prepaid compensation expense as this relates to services to be provided in 2004.  The value of the options was estimated using the Black-Scholes option pricing model with the following assumptions:  risk-free interest of 1.35%; dividend yield of 0%; volatility factor of the expected market price of the Company’s Common Stock of 131%; and a term of 3 years.

The number and weighted average exercise prices of the options and warrants issued to consultants are as follows:

December 31, 2003

December 31, 2002

Average

Average

Exercise

Exercise

Number

Price

Number

Price

Outstanding at beginning of the year

854,596

$

1.66

–

$

–

Granted during the year

6,317,492

1.01

1,492,929

1.71

Exercised during the year

126,286

1.14

105,000

1.13

Terminated during the year

        183,400

       –

533,333

1.89

Exercisable at end of the year

6,862,402

1.08

854,596

1.66

Outstanding at end of the year

6,862,402

1.07

854,596

1.66

The following table summarizes information on stock options and warrants outstanding and exercisable issued to consultants at December 31, 2003:

Weighted-

Weighted-

Weighted-

Range of

Remaining

Average

Average

Average

Exercise

Number

Contractual

Fair

Exercise

Prices

Outstanding

Life (Years)

Value

Price

$0 to $1

2,507,402

3.1

$

.82

$

.89

1 to 2

4,255,000

3.2

1.15

1.23

2 to 3

–

–

–

–

3 to 4

50,000

.3

3.86

3.86

4 to 5

50,000

.3

4.63

4.63

HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

YEARS ENDED DECEMBER 31, 2003 AND 2002

NOTE 14 – STOCKHOLDERS’ EQUITY (CONTINUED)

Common Stock (Continued)

Options and Warrants Issued to Consultants (Continued)

The following table summarizes information on stock options and warrants outstanding and exercisable issued to consultants at December 31, 2002:

Weighted-

Weighted-

Weighted-

Weighted-

Range of

Remaining

Average

Average

Average

Exercise

Number

Contractual

Fair

Exercise

Prices

Outstanding

Life (Years)

Value

Price

$0 to $1

66,667

.7

$

0.67

$

0.96

1 to 2

587,929

3.5

0.52

0.86

2 to 3

–

–

–

–

3 to 4

150,000

1.5

1.19

3.29

4 to 5

50,000

1.6

1.97

4.63

NOTE 15 – INCOME TAXES

For federal income tax return purposes, the Company has available net operating loss carryforwards of approximately $7,899,000, which expire through 2023 and are available to offset future income tax liabilities.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  Significant components of the Company’s deferred tax assets and liabilities at December 31, 2003 are as follows:

Deferred tax asset –

  net operating loss carry forwards

$

3,159,600

Deferred tax liabilities –

  intangible assets

(1,523,000)

Net deferred assets before valuation allowance

1,636,600

Valuation allowance

(1,636,600)

 Net deferred tax asset

$

                –

The reconciliation of the effective income tax rate to the Federal statutory rate is as follows:

December 31,

December 31,

2003

2002

Federal and state income tax rate

(34.0%)

(34.0%)

State income taxes, net federal benefit

(6.0%)

(6.0%)

Total expected provision

(40.0%)

(40.0%)

Permanent differences (discounts associated with warrants

  and beneficial conversion feature amortization and

  change in fair value of  warrant liability)

9.6%

1.9%

Loss for which no benefit is available

30.4%

38.1%

Effective income tax rate

 0.0%

 0.0%

HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

YEARS ENDED DECEMBER 31, 2003 AND 2002

NOTE 16 – COMMITMENTS AND CONTINGENCIES

Leases

The Company leases its office and warehouse facilities under various lease agreements expiring through April 2022.  Only one of these agreements extend greater than one year.  This agreement calls for minimum monthly rental payments of approximately $21,000 with escalation clauses based on the Consumer Price Index effective during certain milestone dates of the lease agreement.  Rental expense under Company’s rental the operating leases totaled $368,000 and $56,000 for the years ended December 31, 2003 and 2002, respectively.

The following is a schedule by years of approximate future minimum rental payments required under operating leases that have initial or remaining lease terms in excess of one year as of December 31, 2003:

Year ending December 31,

2004

$

233,000

2005

233,000

2006

233,000

2007

233,000

2008

233,000

Thereafter

        2,814,000

$         3,979,000

Employment Agreements

In December 2001, XCEL and BSI entered into employment agreements with 3 stockholders of the Company to pay an annual base salary of $125,000, $125,000 and $85,000 through December 2004.  The agreements include provisions for salary increases and stock options based on earnings growth the XCEL and BSI may achieve.  The agreements were terminated during 2003.  Under these agreements, salary expense totaled approximately $370,000 and $392,000 for the years ended December 31, 2003 and 2002, respectively.

Effective January 1, 2002, the Company entered into employment agreements with its corporate officers/stockholders of the Company to pay an annual base salary of $190,000 plus a bonus based on key milestone’s the Company may achieve.  The agreements expire December 31, 2005.  In 2003, under the agreements, salary expense for the officers/stockholders totaled approximately $684,000, including 300,000 shares of the Company’s Common Stock valued at $300,000.  The officers/stockholders converted the amount due at December 31, 2002 to 744,056 shares of Common Stock, which was valued at approximately $409,000 (Note 14).

In February 2003, QBI entered into an employment agreement with an officer of QBI to pay an annual base salary of $150,000 plus a bonus based on the performance of QBI through February 2006.  The agreement also included provisions for salary increases and stock options based on earnings growth the Company may achieve.  Under this agreement, salary expense totaled approximately $221,000, which includes the issuance of stock options valued at approximately $60,000 for the year ended December 31, 2003.  In February 2004, this agreement was terminated.

In August 2003, the Company entered into an employment agreement with an individual to pay an annual base salary of $150,000 through December 2005 plus a bonus of 2% based on the earnings of QBI before the computation of income taxes and based on the performance of the employee.  The agreement also includes provisions for salary increases and stock options based on earnings growth the Company may achieve.  Under this agreement, salary expense totaled approximately $151,000, including 100,000 shares of the Company’s Common Stock valued at $101,000 for the year ended December 31, 2003 (Note 14).

HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

YEARS ENDED DECEMBER 31, 2003 AND 2002

NOTE 16 – COMMITMENTS AND CONTINGENCIES (CONTINUED)

Legal Proceedings

On March 24, 2003, First Mirage, Inc. filed an action against the Company, Bill Glaser and Transfer Online,  Inc., in the United States District Court, District of Oregon (CV 03 382 KI).  The complaint contains claims for declaratory judgment, breach of state statutory obligations, conversion, intentional interference with economic relations, breach of fiduciary duty, and negligence.  The complaint alleges that the defendants wrongfully prevented First Mirage from completing its sale of 66,337 shares of the Company's Common Stock on the open market by refusing to reissue the stock certificate representing those shares without a restrictive legend. The complaint seeks damages in an amount subject to proof at trial, but not less than $90,000.  The complaint also seeks pre and post-judgment interest, punitive damages, and injunctive relief.

The Company believes that because the shares at issue had been sold to First Mirage by an affiliate of the Company, they were subject to the one-year holding period set forth in Rule 144 (promulgated under the Securities Act of 1933), which had not expired at the time of the proposed sale.  The Company thus believes that the complaint is without merit and intends to defend the lawsuit vigorously.  The Company, moreover, has agreed to provide a defense for Mr. Glaser and Transfer Online, Inc.

This litigation is in its early stages and discovery has not commenced.  Therefore, the Company is unable to opine as to the probable outcome of this matter at this time nor has any amount been accrued for possible loss.

QBI is a defendant in a suit seeking $400,000 in damages brought by Fortress Systems, Inc., (“FSI”) Bankruptcy Trustee.  The suit which is pending in the U.S. Bankruptcy Court in Omaha, Nebraska alleges that certain products sold by QBI did not meet specifications of FSI.  While the outcome of the litigation cannot be predicted at this time, the Company is seeking through negotiations with the Sellers of the QBI assets to offset the $400,000 claim against 400,000 shares of its Common Stock which were issued to the Sellers of the QBI assets as part of the consideration for the purchase of the QBI assets by the Company under the QBI Asset Purchase Agreement of November 30, 2003 (Note 3).

NOTE 17 – SEGMENT INFORMATION

The Company has four business units that have separate management and reporting infrastructures that offer different products and services.  The business units have been aggregated into four reportable segments:  Corporate, Nutraceutical, Pharmaceutical, and Research and Development.  The Corporate group is the holding company and oversees the operations of the other business units.  The Corporate group also arranges financing and strategic guidance for the entire organization.  The Nutraceutical group processes domestic and imported botanical raw materials into nutritional supplement components, which are sold to manufacturers primarily in the United States.  The Pharmaceutical group provides in-home pharmaceutical products, primarily in Southern California.  The Research and Development group develops future and present products in the fields of drug delivery, vitamins and minerals, and cosmetic pharmaceuticals.

The accounting policies of the segments are the same as those described in the summary of significant accounting policies (Note 2).  The Company had no intersegment sales for the years ended December 31, 2003 and 2002.  The Company’s reportable segments are strategic business units that offer different products and services.  They are managed separately because each business requires different technology and marketing strategies.  The Company evaluates the performance of its operating segments based on income from operations, before income taxes, accounting changes, non-recurring items and interest income and expense.

HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

YEARS ENDED DECEMBER 31, 2003 AND 2002

NOTE 17 – SEGMENT INFORMATION, CONTINUED

Summarized financial information concerning the Company’s reportable segments is shown in the following table for the year ended December 31, 2003 (in thousands):

Research and

Corporate

Nutraceutical

Pharmaceutical

Development

Consolidated

Sales, net

$

–

$

12,406

$

5,365

$

–

$

17,771

Loss before income taxes

$

(4,785)

$

(2,051)

$

(491)

$

(92)

$

(7,419)

Deprec. and amort.

$

213

$

218

$

304

$

24

$

759

Interest expense, net

$

795

$

232

$

47

$

–

$

1,074

Identifiable Assets

$

230

$

5,599

$

1,915

$

3,156

$

10,900

Summarized financial information concerning the Company’s reportable segments is shown in the following table for the year ended December 31, 2002 (in thousands):

Research and

Corporate

Nutraceutical

Pharmaceutical

Development

Consolidated

Sales, net

$

–

$

–

$

5,538

$

–

$

5,538

Loss before income taxes

$

(4,031)

$

–

$

(225)

$

(28)

$

(4,284)

Deprec. and amort.

$

18

$

–

$

274

$

–

$

292

Interest expense, net

$

166

$

–

$

38

$

–

$

204

Identifiable Assets

$

459

$

–

$

2,212

$

3,300

$

5,971

NOTE 18 – SUBSEQUENT EVENTS

Loans Payable – Officer/Stockholders

Two officers/stockholders loaned a total of $20,000 to the Company through February 29, 2004.  These loans accrue interest at 8% per annum.  The principal and any unpaid interest are due on demand.

Options and Warrants Exercised for Cash

In January 2004, a business development firm exercised 125,000 options to purchase shares of the Company’s Common Stock.  Options totaling 62,500 were exercised on a “cashless basis” and, as a result, the Company issued 39,583 shares of its Common Stock.  The remaining 62,500 options generated net proceeds totaling approximately $34,000 and resulted in the issuance of 62,500 shares of the Company’s Common Stock.

In February 2004, an individual exercised warrants to purchase 305,555 share of the Company’s Common Stock at an exercise price of $0.90 per share.  The transaction generated net proceeds totaling $275,000.

Forbearance Agreement

In March 2004, QBI entered into a forbearance agreement, which is in the process of being signed with a financial institution as to certain obligations under a credit facility (Notes 9 and 10).  The financial institution had previously expressed its desire to no longer service accounts with credit facilities that are less than five million dollars and operate in QBI’s industry sector.  Pursuant to the agreement, the financial institution will forbear from exercising its rights and remedies as a result of all existing and continuing defaults through August 31, 2004 at which time, all amounts due the financial institution are due and payable.  The financial institution may reduce the maximum line of credit by $1 million to $3 million and may reduce the maximum amount related to the inventory by $100,000 to $1.7 million.  The financial institution has not exercised its right to impose these restrictions on QBI.  Additionally, the monthly payment due to the financial institution on a note payable shall be increased to $30,000 from $22,793.  The interest rates on all current obligations will increase by 2% per annum in excess of the rates that would otherwise be applicable.  The Company is currently in discussions with several financial sources for a replacement credit facility.

HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

YEARS ENDED DECEMBER 31, 2003 AND 2002

NOTE 18 – SUBSEQUENT EVENTS, Continued

Amendment to Loan and Security Agreement

In March 2004, XCEL entered into a First Amendment to Loan and Security Agreement with a finance company.  Pursuant to the agreement, the maximum line of credit has been reduced by $450,000 to $300,000 and the advance rate was increased by 5% to 80% of XCEL’s eligible accounts receivable.  The eligible accounts receivable has been extended 30 days to 150 days from the date of service.  The interest rate increased from 3.75% above XCEL’s reference rate to approximately 12.8% per annum.  Certain other fees were reduced, which offset the increased interest rate.

NOTE 19 – SUBSEQUENT EVENTS (UNAUDITED)

Consulting Agreements

In October 2004, the Company entered into an agreement with a business development company to provide services for a period of one year.  In November, the Company issued approximately 294,000 shares of common stock as consideration.  The value of the shares totaled approximately $206,000 and was determined based on the fair market value of the Company’s common stock at the date of issuance.

Conversion of Preferred Stock

In October 2004, the Company issued 58,824 shares of common stock upon a conversion request made by the holder of 58,824 shares of the Company’s Series A Convertible Preferred Stock.  The instrument’s conversion floor was $0.85 per share valuing the common stock issued at approximately $50,000.

Acquisition of Polymann Technologies, Inc.

In October 2004, the Company acquired Polymann Technologies, Inc. (PTI), a wholly-owned subsidiary of UTEK Corporation in a tax-free stock-for-stock exchange.  PTI holds a license to a patented technology known as Low Molecular Weight Polymannuronate (“Polymann”).  The Company issued 1,160,000 unregistered shares of its common stock valued at $810,000, based on the fair market value of the Company’s common stock at the date of issuance, to UTEK Corporation in exchange for 100% of the issued and outstanding shares of capital stock of PTI.  The shares issued in the exchange are restricted and may only be resold pursuant to the requirements of the Securities Act of 1933.  The amount of consideration was determined by arms-length negotiations between the parties and the exchange was consummated in accordance with applicable law.

The acquisition of PTI provides the Company with an exclusive worldwide (excluding Korea) licensing right for Polymann, a nutraceutical product derived, in part, from sea mustard and kelp.  Polymann has been shown to reduce serum and liver cholesterol and control serum and liver triglyceride levels in humans and animals.  Polymann can be used in a variety of compositions including capsules, beverages, candy and powdered drink mixes.  It is anticipated that all compositions of Polymann will be GRAS-certified (Generally Recognized as Safe).

Proforma financial information as if the transaction took place at the beginning of the period presented has not been included as PTI does not qualify as a significant acquisition.

Notice of Default on Loan Agreement

In October 2004, the Company received a letter from LaSalle Business Credit, LLC (LaSalle) that declared the Company’s subsidiary, Quality Botanical Ingredients (QBI), in default of a Loan Agreement for failure to adhere to certain covenants. LaSalle made a demand for repayment of the outstanding principal balance of $2,067,990, plus approximately $10,543 in accrued interest and fees.  The outstanding balance bears interest at a rate which is two percent per annum in excess of the rate which would otherwise be applicable until payment in full.  The demand was made pursuant to terms outlined in an Amended Loan and Security Agreement dated as of February 21, 2003 between QBI and LaSalle.  The Company is a guarantor of the obligations of QBI pursuant to a Continuing Unconditional Corporate Guaranty dated as of February 21, 2003.

Discontinued Operations of Wholly-Owned Subsidiary

In October 2004, the Board of Directors of the Company elected to discontinue operations of its wholly-owned subsidiary, Quality Botanical Ingredients, Inc.  Possession of and control over QBI’s assets were turned over to La Salle Business Credit, LLC, QBI’s primary secured lender, for liquidation.  Proceeds from the sale of such assets will be used to repay QBI’s creditors for outstanding obligations.  At this time, management is unable to make a determination of the expected completion date and costs expected to be incurred in connection with such action.

HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

YEARS ENDED DECEMBER 31, 2003 AND 2002

NOTE 19 – SUBSEQUENT EVENTS (UNAUDITED), Continued

The Company is a guarantor of the obligations of QBI pursuant to a Continuing Unconditional Corporate Guaranty dated as of February 21, 2003.  The current amount of obligations in which the Registrant is a guarantor is approximately $2 million.  However, the sales of QBI’s assets and collection of outstanding receivables is expected to significantly reduce this amount.  At this time, management can not provide an accurate estimate of the expected proceeds from the sale of such assets.  Management believes the Company’s continuing operations will not be adversely affected by this action.

The subsidiary has not been presented as discontinued operations in the accompanying condensed and consolidated financial statements as the events which led up to, and management’s decision to discontinue operations occurred after period end.

Share Cancellation

In November 2004, an agreement between the Company, as the employer, and the holder, as the former employee, canceled approximately 6,000 shares of common stock based upon performance criteria.  The Company recognized a reduction of paid-in-capital of approximately $5,000 based upon the fair market value of the Company’s common stock on the date of issuance.

Claim of Wrongful Termination

In November 2004, an attorney for Jacob Engel, wrote a letter to the Company alleging that Health Sciences Group, Inc. failed to pay Mr. Engel his salary since January 1, 2004 at the rate of $150,000 per annum and wrongfully terminated his participation in the Company’s health insurance coverage leaving him uninsured for three months during which he incurred medical expenses which would have been covered and compelling his acceptance, with a reservation of rights of COBRA coverage for which he has been obliged to pay premiums since September 2004.  The letter stated that in the event cure is not fully effected by December 5, 2004, Mr. Engel will terminate his Employment Agreement for Good Reason pursuant to the Employment Agreement.  The letter further stated that unless the defaults are fully cured prior to December 5, 2004, in addition to all unpaid base salary since January 1, 2004 through the date of termination and the reimbursement of COBRA payments made by Mr. Engel, the Company will be obligated to pay Mr. Engel one year of his base salary and all accrued vacation pay and to restore Mr. Engel to coverage under the health insurance plan.  The letter further stated that in addition, Mr. Engel is entitled to have his rights in his stock options until December 5, 2005 and that Mr. Engel is owed $18,000 for legal expenses; has a claim for breach of the agreement between him and the Company by which he agreed to accept shares of the Company’s stock in lieu of $100,000 of his 2004 salary and has a claim for the automobile allowance of $350 per month which the Company agreed to provide him.

The Company does not agree with the allegations made and is prepared to vigorously assert its position and is seeking to cancel 100,000 shares of common stock issued to Mr. Engel for future services deemed unearned.

HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

September 30, 2004 and December 31, 2003

(Unaudited)

September 30,

December 31,

2004

2003

ASSETS

Current assets:

  Cash

$

96,538

$

265,060

  Accounts receivable, net of contractual allowance and

     allowance for doubtful accounts totaling $188,764 and $181,932

713,207

1,854,339

  Inventory

1,508,884

2,586,739

  Prepaid expenses

     29,290

     95,992

            Total current assets

2,347,919

4,802,130

Machinery, furniture and equipment, net of accumulated

  depreciation and amortization

881,216

1,416,227

Security deposits held

20,168

92,890

Loan fees, net of accumulated amortization

129,439

242,515

Excess of cost over fair value of net assets acquired

350,546

350,546

Intangible assets, net of accumulated amortization

3,799,798

3,995,713

$

7,529,086

$

10,900,021

LIABILITIES

Current liabilities:

  Accounts payable and accrued expenses

$

2,641,959

$

2,560,495

  Lines of credit

2,116,514

3,101,097

  Current maturities of notes payable

258,753

199,113

  Obligations under capitalized leases

66,564

105,586

  Current maturities of convertible debentures payable,

    net of unamortized discount

577,928

–

  Delinquent payroll tax liability, including penalties and interest

230,623

99,584

  Dividends payable

118,825

19,362

  Other current liabilities

–

146,386

  Loans payable, stockholders

    17,000

             –

            Total current liabilities

6,028,166

6,231,623

Convertible debentures payable, net of unamortized discount,

    less current maturities

–

512,206

Notes payable, less current maturities

–

123,900

Warrant liability

2,374,684

2,319,169

Series A convertible preferred stock, net of unamortized

  discount of $621,873

862,588

794,197

Series B convertible preferred stock, net of unamortized

  discount of $376,553

   139,192

              –

          Total liabilities

9,404,630

9,981,095

The accompanying notes are an integral part of these condensed consolidated financial statements

HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)

September 30, 2004 and December 31, 2003

STOCKHOLDERS’ (DEFICIT) EQUITY

(Unaudited)

September 30,

December 31,

2004

2003

Stockholders’ (deficit) equity:

  Common stock; $0.001 par value, 50,000,000 shares

    authorized, 14,689,291 and 12,739,277 shares issued

    and outstanding at September 30, 2004 and December 31,

    2003, respectively

14,689

12,739

  Additional paid-in capital

14,778,687

13,947,598

  Cost of treasury shares

(52,500)

(52,500)

  Prepaid compensation expense

(253,136)

(515,170)

  Accumulated deficit

(16,363,284)

(12,473,741)

          Total stockholders’ (deficit) equity

(1,875,544)

     918,926

$

7,529,086

$

10,900,021

The accompanying notes are an integral part of these condensed consolidated financial statements

HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF

OPERATIONS AND OTHER COMPREHENSIVE LOSS

For the Quarters Ended September 30, 2004 and 2003 (unaudited)

Nine Months

Nine Months

Quarter Ended

Quarter Ended

Ended

Ended

September 30, 2004

September 30, 2003

September 30, 2004

September 30, 2003

Sales, net

$

1,815,923

$

4,293,373

$

7,727,083

$

13,996,765

Cost of goods sold

1,776,578

3,381,197

6,859,581

11,351,974

Gross profit

    39,345

  912,176

   867,502

  2,644,791

Selling, general and

    administrative expenses:

Salary expenses

352,147

647,968

1,331,558

2,020,569

Professional, legal and

    accounting expenses

550,355

452,885

1,631,403

1,072,637

Depreciation and amortization

122,467

190,886

373,592

443,590

Research and development

3,373

14,807

4,021

34,786

Other selling, general and

    administrative expenses

  580,698

  454,112

1,564,493

1,372,690

Total selling, general and

    administrative expenses

1,609,040

1,760,658

4,905,067

4,944,272

Loss from operations

(1,569,695)

(848,482)

(4,037,565)

(2,299,481)

Other (expense) income

  Interest expense recorded as

    amortization of discounts on

    convertible debentures

(28,290)

(201,643)

(142,351)

(360,000)

  Interest expense recorded as

    amortization of discounts on

    convertible preferred stock

(102,705)

(38,670)

(283,267)

(38,670)

  Interest expense and financing costs

    on all other obligations, net

(81,501)

(50,196)

(385,194)

(242,806)

  Change in fair value of

    warrant liability

(389,281)

164,776

974,522

247,850

  Non-compete

–

–

(24,999)

–

  Other expense

–

(18,906)

(35,464)

(128,908)

  Other income

             –

           –

      44,775

      14,224

Total other (expense) income

  (601,777)

(144,639)

  148,022

  (508,310)

Loss before income taxes

(2,171,472)

(993,121)

(3,889,543)

(2,807,791)

Provision for income taxes

              –

            –

              –

                –

Net loss

(2,171,472)

(993,121)

(3,889,543)

(2,807,791)

The accompanying notes are an integral part of these condensed consolidated financial statements

HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF

OPERATIONS AND OTHER COMPREHENSIVE LOSS

For the Quarters Ended September 30, 2004 and 2003 (unaudited)

Nine Months

Nine Months

Quarter Ended

Quarter Ended

Ended

Ended

September 30, 2004

September 30, 2003

September 30, 2004

September 30, 2003

Preferred dividends

     (51,051)

(1,027,886)

   (456,341)

(1,027,886)

Net loss attributable to

  common shareholders

$

     (2,222,523)

$

   (2,021,007)

$

(4,345,884)

$

  (3,835,677)

Net loss per share

  attributable to common

  shareholders - basic and diluted

$

            (0.15)

$

        (0.18)

$

        (0.33)

$

         (0.36)

Weighted average common shares

  outstanding - basic and diluted

    14,605,902

11,263,623

13,359,215

10,760,379

The accompanying notes are an integral part of these condensed consolidated financial statements

HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Quarters Ended September 30, 2004 and 2003 (unaudited)

Nine Months Ended

Nine Months Ended

September 30, 2004

September 30, 2003

Cash flows used for operating activities:

  Net loss

$

(3,889,543)

$

(2,807,791)

  Adjustments to reconcile net loss to net cash

    used for operating activities:

      Provision for contractual allowance and allowance

        for doubtful accounts

75,608

81,063

      Depreciation and amortization

490,607

628,295

      Amortization of discounts on notes and debentures payable

135,722

375,717

      Amortization of discounts on preferred stock

283,267

38,670

      Realized loss on investment in marketable securities

–

3,319

      Purchased inventory expensed in current period

–

546,046

      Issuance of common stock options and warrants for services rendered

182,802

220,958

      Issuance of common stock for services rendered

655,958

259,746

      Issuance of common stock as financing costs

6,000

3,200

      Issuance of common stock to preferred shareholders for penalties

169,410

–

      Issuance of common stock to preferred shareholders for interest

40,000

–

      Issuance of common stock to debenture holders for interest

162,739

–

      Irrecoverable security deposits and prepaid expenses

134,846

–

      Additional discount on debenture warrants due to revaluation

6,629

–

      Adjustment to purchase price through share return

370,804

–

      Cancellation of shares issued

(440,877)

–

      Change in fair value of warrant liability

   (974,522)

   (247,850)

          Total adjustments

1,298,993

1,909,164

  Changes in assets and liabilities:

    (Increase) decrease in assets:

      Accounts receivable

1,065,524

266,036

      Inventory

1,077,855

30,326

      Prepaid expenses

4,578

61,290

      Other current assets

–

4,592

    Increase (decrease) in liabilities:

      Accounts payable and accrued expenses

110,224

294,637

      Other current liabilities

(12,938)

35,190

      Other long-term liabilities

          –

(135,858)

          Net cash used for operating activities

(345,307)

(342,414)

Cash flows used for investing activities:

  Purchase of furniture and equipment

(17,409)

(37,391)

  Investment in QBI

          –

(242,292)

          Net cash used for investing activities

(17,409)

(279,683)

The accompanying notes are an integral part of these condensed consolidated financial statements

HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

For the Quarters Ended September 30, 2004 and 2003 (unaudited)

Nine Months Ended

Nine Months Ended

September 30, 2004

September 30, 2003

Cash flows provided by (used for) financing activities:

  Payments on lines of credit

(882,997)

(171,954)

  Payments on capital lease obligations

(39,022)

(153,310)

  Payments on notes payable

(197,016)

(432,682)

  Loan fees

–

(267,571)

  Proceeds from stockholders

17,000

–

  Proceeds from convertible debentures

–

800,000

  Proceeds from the issuance of common stock

551,981

332,300

  Proceeds from the issuance of common stock warrants

116,964

–

  Proceeds from issuance of Series A Preferred Stock

–

1,666,914

  Proceeds from issuance of Series B Preferred Stock

627,284

             –

          Net cash provided by financing activities

194,194

1,773,697

Net (decrease) increase in cash and cash equivalents

(168,522)

1,151,600

Cash and cash equivalents, beginning of period

265,060

  169,024

Cash and cash equivalents, end of period

$

  96,538

$

1,320,624

Supplemental disclosure of cash flow information:

  Interest paid

$

190,072

$

233,899

  Taxes paid

$

          –

$

          –

Supplemental disclosure of non-cash investing and financing activities:

  Value of common stock issued for QBI

$

          –

$

891,000

  Value of warrants and beneficial conversion

     feature issued to debenture holders

$

          –

$

800,000

  Value of common stock issued for services

$

655,958

$

759,007

  Value of warrants issued to consultants as loan fees

$

          –

$

167,685

  Value of common stock options granted in exchange for services

$

130,109

$

1,186,403

  Value of common stock issued per settlement agreement

$

          –

$

   31,757

  Notes payable converted to common stock

$

          –

$

   22,000

  Value of common stock issued as finance costs

$

6,000

$

     3,200

  Debentures converted into common stock

$

70,000

$

           –

  Value of common stock issued to preferred shareholders as interest

$

40,000

$

           –

  Value of warrants issued for services related to preferred stock offering

$

91,658

$

           –

  Value of beneficial conversion feature

     issued to series B preferred stockholders

$

337,516

$

           –

  Value of warrants issued to series B preferred stockholders

$

412,484

$

           –

  Issuance of common stock to preferred shareholders for penalties

$

169,410

$

           –

  Issuance of common stock to preferred shareholders for dividends

$

  40,000

$

           –

  Issuance of common stock to debenture holders for interest

$

162,739

$

           –

  Irrecoverable security deposits and prepaid expenses

$

134,846

$

           –

  Additional discount on debenture warrants due to revaluation

$

   6,629

$

           –

  Adjustment to purchase price through share return

$

370,804

$

           –

The accompanying notes are an integral part of these condensed consolidated financial statements

HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

For the Quarters Ended September 30, 2004 and 2003 (unaudited)

NOTE 1 – ORGANIZATION

Health Sciences Group, Inc. (the “Company”) was incorporated in the state of Colorado on June 13, 1996 as Centurion Properties Development Corporation. The Company remained dormant until October 16, 2000 when its name was changed to iGoHealthy.com, Inc.  On September 10, 2001, the Company changed its name to Health Sciences Group, Inc.  Health Sciences Group, Inc. is an integrated provider of innovative, science-based products and ingredients to customers in the nutrition, skin care, and food and beverage industries.

Effective December 14, 2001, the Company acquired 100% of the outstanding stock of XCEL Healthcare, Inc., a California corporation and the outstanding shares of BioSelect Innovations, Inc., a Nevada corporation for approximately $4.4 million.

On February 25, 2003, effective January 1, 2003, the Company completed its acquisition of Quality Botanical Ingredients, Inc. pursuant to an Asset Purchase Agreement for approximately $1.5 million.  Quality Botanical Ingredients is a manufacturer and contract processor of bulk botanical materials and nutritional ingredients supplied to buyers in various industries including pharmaceutical, nutraceutical and cosmetics.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

These condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Quality Botanical Ingredients, Inc. (“QBI”), XCEL Healthcare, Inc. (“XCEL”) and BioSelect Innovations, Inc. (“BioSelect”).  All material inter-company accounts have been eliminated in consolidation.

Basis of Presentation

The unaudited condensed consolidated financial statements have been prepared by Health Sciences Group, pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).  The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments), which are, in the opinion of management, necessary to fairly represent the operating results for the respective periods.  Certain information and footnote disclosures normally present in annual condensed consolidated financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such SEC rules and regulations; nevertheless, the Company believes that the disclosures are adequate to make the information presented not misleading.  The results for the quarter and nine months ended September 30, 2004 are not necessarily indicative of the results to be expected for the full year ending December 31, 2004.  These condensed consolidated financial statements and the notes hereto should be read in conjunction with the Company's condensed consolidated audited financial statements and related footnotes for the year ended December 31, 2003 included in the Company's annual report on Form 10-KSB which was filed April 15, 2004.

HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

For the Quarters Ended September 30, 2004 and 2003 (unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

Going Concern

As reflected in the accompanying condensed consolidated financial statements, the Company has losses from operations, negative cash flows from operations and a working capital deficit.  These matters raise substantial doubt about the Company’s ability to continue as a going concern.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying condensed consolidated balance sheet is dependent upon continued operations of the Company, which, in turn, is dependent upon the Company's ability to continue to raise capital and generate positive cash flows from operations.  The condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classifications of liabilities that might be necessary should the Company be unable to continue its existence.

In September 2004, the Company received Form 668(y)(c) Notice of Federal Tax Lien from the Internal Revenue Service (IRS) giving notice that taxes (including penalties and interest) in the amount of $106,576 have been assessed against the Company for delinquent payroll taxes and that there is a lien in favor of the United States on all property and rights to property belonging to the Company for the amount due. Management is currently working with the IRS to expeditiously resolve this matter.

Management plans to take, or has taken, the following steps that it believes will be sufficient to provide the Company with the ability to continue in existence:

•

Through September 30, 2004, the Company has raised approximately $1,288,000 from the sale of equity funds. In addition, the Company has secured an equity line agreement with an investment group whereupon through the sale of equity, under defined criterion, the Company has access to funds, up to $5,000,000.

•

Management anticipates raising additional equity funds that will be used to fund any capital shortfalls.

•

Management is decreasing expenses by using internal resources to perform due diligence and other acquisition related duties on future acquisitions.

•

Management has streamlined its operations and is developing new products, which are anticipated to have increased gross profit margins.

Comprehensive Income

The Company has no components of Other Comprehensive Income/Loss, and accordingly no Statement of Comprehensive Income/Loss has been included in the accompanying condensed consolidated financial statements.

Recent Accounting Pronouncements

In December 2003, the Securities and Exchange Commission (the "SEC") issued Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition." SAB 104 supersedes SAB 101, "Revenue Recognition in Financial Statements." SAB No. 104, which was effective upon issuance, rescinded certain guidance contained in SAB No. 101 related to multiple element revenue arrangements, and replaced such guidance with that contained in EITF 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables." Additionally, SAB No. 104 rescinded the SEC's Revenue Recognition in Financial Statements Frequently Asked Questions and Answers issued with SAB No. 101. The revenue recognition principles of SAB No. 101 remain largely unchanged by the issuance of SAB No. 104, and therefore the adoption of SAB No. 104 did not have a material effect on the Company's results of operations or financial condition.

HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

For the Quarters Ended September 30, 2004 and 2003 (unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

Recent Accounting Pronouncements, continued

In March 2004, the Financial Accounting Standards Board (FASB) approved the consensus reached on the Emerging Issues Task Force (EITF) Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments." The objective of this Issue is to provide guidance for identifying impaired investments. EITF 03-1 also provides new disclosure requirements for investments that are deemed to be temporarily impaired. The accounting provisions of EITF 03-1 are effective for all reporting periods beginning after June 15, 2004, while the disclosure requirements for certain investments are effective for annual periods ending after December 15, 2003, and for other investments such disclosure requirements are effective for annual periods ending after June 15, 2004.

Changes In Accounting Policies

There have been no changes in accounting policies used by the Company during the nine months ended September 30, 2004.

NOTE 3 – STOCK OPTIONS ISSUED TO EMPLOYEES

Pro Forma Information for Stock Options Issued to Employees

SFAS No. 123, “Accounting for Stock-Based Compensation,” establishes and encourages the use of the fair value based method of accounting for stock-based compensation arrangements under which compensation cost is determined using the fair value on the date of grant and is recognized over the periods in which the related services are rendered.  The statement also permits companies to elect to continue using the current intrinsic value accounting method specified in Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” to account for stock-based compensation.  The Company has elected to use the intrinsic value based method and has disclosed the pro forma effect of using the fair value based method to account for its stock-based compensation for employees.  The Company uses the fair value method for options granted to non-employees.

If the Company had elected to recognize compensation expense based upon the fair value at the grant date for awards under the Stock Option Plan consistent with the methodology prescribed by SFAS No. 123, the Company’s net loss and loss per share would be reduced to the pro forma amounts indicated below for the fiscal quarters and nine months ended September 30, 2004 and 2003:

Quarter Ended

Quarter Ended

September 30, 2004

September 30, 2003

Net loss attributable to common

  shareholders, as reported

$

(2,222,523)

$

(2,021,007)

Stock compensation calculated under APB 25

$

–

$

–

Stock compensation calculated under SFAS 123

$

(137,784)

$

(24,269)

Pro forma net loss attributable to

  common shareholders

$

(2,360,307)

$

(2,045,276)

Net loss per share available to common

  shareholders – basic and diluted

     As reported

$

(0.15)

$

(0.18)

     Pro forma

$

(0.16)

$

(0.18)

Nine Months

Nine Months

Ended

Ended

September 30, 2004

September 30, 2003

Net loss attributable to common

  shareholders, as reported

$

(4,345,884)

$

(3,835,677)

Stock compensation calculated under APB 25

$

–

$

–

Stock compensation calculated under SFAS 123

$

(239,456)

$

(60,106)

Pro forma net loss attributable to

  common shareholders

$

(4,585,340)

$

(3,895,783)

Net loss per share available to common

  shareholders – basic and diluted

     As reported

$

(0.33)

$

(0.36)

     Pro forma

$

(0.34)

$

(0.36)

Pro forma information using the Black-Scholes method at the date of grant is based on the following assumptions:  average risk free interest rate of 3.7% for 2004 and 2.1% for 2003; dividend yield of 0.0% for each of the years 2004 and 2003; average volatility factor of the expected market price of the Company’s common stock of 122.1% for 2004 and 133.6% for 2003; and an expected life of 8 years and 3 years for 2004 and 2003 respectively.

The Black-Scholes option valuation model requires input of highly subjective assumptions.  Because the Company’s employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value of estimate, in management’s opinion, the existing model does not necessarily provide a reliable single measure of fair value of its employee stock options.

NOTE 4 – INTANGIBLE ASSETS

A summary is as follows:

September 30, 2004

Patents

$

3,300,000

Formulas

680,000

Agreements not-to-compete

390,000

Website development

    50,000

4,420,000

Less accumulated amortization

  (620,202)

$

3,799,798

Amortization expense for intangible assets totaled approximately $196,000 for the nine months ended September 30, 2004.  Amortization expense for the years ending December 31, 2004 and 2005 is estimated to be approximately $345,000 and $210,000, respectively, $210,000 for each of the subsequent years ending through December 31, 2016 and approximately $165,000 thereafter.

Patents

Patents consist of the assigned fair market value at the date of acquisition arising from the purchase of BioSelect.  Patent costs are amortized on a straight-line basis over their economic lives of approximately 19 years and are reviewed for impairment whenever the facts and circumstances indicate that the carrying amount may not be recoverable.

HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

For the Quarters Ended September 30, 2004 and 2003 (unaudited)

NOTE 4 – INTANGIBLE ASSETS, CONTINUTED

Formulas

Formulas consist of the assigned fair market value at the date of acquisition arising from the purchase of XCEL.  Formulas are amortized on a straight-line basis over their estimated economic lives of 15 years and are reviewed for impairment whenever the facts and circumstances indicate that the carrying amount may not be recoverable.

Agreements Not-to-Compete

Certain stockholders and former employees of the Company entered into non-competition agreements.  The agreements have been recorded at their fair market value at the date of purchase of XCEL.  The agreements are amortized on a straight-line basis over their estimated economic lives of three years.

Website Development

The Company capitalizes certain software development costs, which are amortized using the straight-line method over the estimated useful lives of the software, not to exceed three years.

NOTE 5 – WARRANT LIABILITY

In conjunction with raising capital through the sale of equity, the Company has issued various warrants that have registration rights for the underlying shares.  As the contracts must be settled by the delivery of registered shares and the delivery of the registered shares is not controlled by the Company, pursuant to EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, the net value of the warrants at the date of issuance was recorded as a warrant liability on the balance sheet and the change in fair value from the date of issuance to September 30, 2004 has been included in other (expense) income.

For the nine months ended September 30, 2004 the change in fair value of all warrants issued with registration rights for the underlying shares, including those warrants issued with the Series A Preferred and Series B Preferred, decreased by approximately $975,000 and is recognized in other income.

HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

For the Quarters Ended September 30, 2004 and 2003 (unaudited)

NOTE 6 – STOCKHOLDERS’ EQUITY

Consulting Agreements

In February 2004, the Company entered into an agreement with a media services firm to provide broadcast services for a period of three months.  The Company issued 30,000 shares of restricted common stock to the consultant as consideration.  The value of the shares issued totaled approximately $37,500 and was determined based on the fair market value of the Company’s common stock at the date of issuance.

In March 2004, the Company issued 100,000 shares of unregistered common stock to a business development company for services to be performed through March 2005 relating to technology transfer opportunities.  These shares vest monthly in arrears. The value of the shares totaled approximately $125,000 and was determined based on the fair market value of the Company’s common stock at the date of issuance.

In April 2004, the Company issued 3,000 shares of restricted common stock to an employee for services provided.  The value of the shares issued totaled approximately $3,750 and was determined based on the fair market value of the Company’s common stock at the date of issuance.

In April 2004, the Company issued 31,275 shares of restricted common stock to a financial consulting firm in lieu of cash. The value of the shares issued totaled approximately $37,200 and was determined based on the fair market value of the Company’s common stock at the date of issuance.

In May 2004, the Company entered into an agreement with a financial consulting and marketing firm to provide services through November 2004 for consideration totaling 15,000 shares of common stock.  Upon execution of the agreement the Company issued 5,000 of the 15,000 agreed upon shares, totaling approximately $4,700, with subsequent 5,000 share distributions to be delivered in July and September 2004.  The value of the shares is determined and recorded at the fair market value of the Company’s common stock at the date of issuance.

In June 2004, the Company entered into a consulting agreement with a business development company for two options to purchase, in aggregate, 500,000 shares of common stock for services rendered through September 2004. The options were issued in two tranches. The first granted the holder an option to purchase 160,000 shares of common stock at an exercise price of $0.85 per share. The second granted the holder an option to purchase 340,000 shares of common stock at an exercise price of $0.50 per share. The value of the options on the date of grant, as determined by Black-Scholes, totaled approximately $77,000. In June 2004, the holder exercised both options. The first, on a cash basis at $0.85 per share and the Company received proceeds of $136,000. The second, on a cash-less basis at $0.50 per share and the Company issued 140,000 shares based upon the fair market value of the Company’s common stock at the date of issuance for an aggregate total issuance of 300,000 shares.

In June 2004, the Company entered into an agreement with a business development consultant to provide investor relationship services for a period of six months.  The Company issued 37,100 shares of common stock to the consultant as consideration.  The value of the shares issued totaled approximately $29,700 and was determined based on the fair market value of the Company’s common stock at the date of issuance.

In August 2004, the Company satisfied an obligation due a legal services firm by issuing 134,400 shares of common stock as consideration.  The value of the shares issued totaled approximately $78,000 and was determined based on the fair market value of the Company’s common stock at the date of issuance.

HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

For the Quarters Ended September 30, 2004 and 2003 (unaudited)

NOTE 6 – STOCKHOLDERS’ EQUITY, Continued

Consulting Agreements, Continued

In September 2004, the Company issued 10,000 shares of common stock to a shareholder as consideration for a short-term loan.  The value of the shares issued totaled approximately $6,000 and was determined based on the fair market value of the Company’s common stock at the date of issuance.

In September 2004, the Company extended an existing agreement with a business development company to provide services from September 2004 to March 2005.  The Company issued 25,000 shares of common stock to the firm as consideration.  The value of the shares issued totaled approximately $15,000 and was determined based on the fair market value of the Company’s common stock at the date of issuance.

In September 2004, the Company entered into an agreement with a business development company to provide services for a period of one month.  The Company issued 5,700 shares of common stock to the firm as consideration.  The value of the shares issued totaled approximately $4,700 and was determined based on the fair market value of the Company’s common stock at the date of issuance.

In September 2004, the Company extended an existing agreement with a business development consultant to provide services from December 2004 to June 2005.  The Company issued 46,300 shares of common stock to the consultant as consideration.  The value of the shares issued totaled approximately $40,700 and was determined based on the fair market value of the Company’s common stock at the date of issuance.

In September 2004, the Company satisfied an obligation due a financial consulting and marketing firm to provide services from May 2004 to November 2004.  The Company issued 15,000 shares of common stock to the firm as consideration. Of those shares, 10,000 were attributable to the original contract and 5,000 were for additional services provided outside the scope of the original agreement.  The value of the shares issued totaled approximately $13,200 and was determined based on the fair market value of the Company’s common stock at the date of issuance.

Common Shares Issued

In September 2004, the Company issued 5,000 shares of common stock to an employee as a bonus.  The value of the shares issued totaled approximately $4,500 and was determined based on the fair market value of the Company’s common stock at the date of issuance.

Securities Sold

In September 2004, the Company entered into a Securities Purchase Agreement providing for the sale of 294,118 shares of common stock at a purchase price of $0.85 per share.  For each share purchased, the buyer also received one warrant.  Each warrant entitles the holder to purchase one share of common stock at an exercise price of $1.10 within five years from the date of grant.  This private placement was offered and sold only to accredited investors. All shares and warrants related to this transaction are restricted under Rule 144 and exempt from the registration provisions pursuant to the Securities Act of 1933.  This financing also includes a “Green Shoe” provision entitling the investors to purchase up to an additional $250,000 of common stock and attached warrant on the same terms for a period one hundred and twenty days following the effective date of closing.

In May 2003, the Company issued convertible debentures and 588,235 common stock warrants to this same investor group.  In connection with the September 2004 Security Purchase Agreement, the Company has restated the per warrant exercise price for all 588,235 warrants previously issued and held by those investors from $1.25 to $1.10.  Per SFAS No. 123 “Accounting for Stock-Based Compensation” the Company effectively repurchased the original warrant and concurrently issued a new warrant under the terms of the original agreement. The Company calculated the difference in value of the new warrant versus the value of the original warrant on the transaction date using the Black-Scholes model and recognized the difference of approximately $7,000 as debenture obligation with an equal discount that will be amortized over the remaining life of the instrument.

HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

For the Quarters Ended September 30, 2004 and 2003 (unaudited)

NOTE 6 – STOCKHOLDERS’ EQUITY, Continued

Securities Sold, Continued

The Company is obligated to file with the Securities and Exchange Commission (SEC) a registration statement registering for resale the shares granted and those shares underlying the warrants issued within forty-five days of the transaction’s closing date. In addition, the Company is obligated to use its reasonable best efforts to cause such registration statement to be declared effective within 120 days after the closing date. Failure to adhere to each of the filing requirements the Company will incur penalties of two percent, 2%, of the purchase price.

As the registration statement has not been filed and pursuant to EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, approximately $142,000 has been recorded as warrant liability until the Company obtains an effective registration statement.  Upon the completion of the registration statement, the net value of the shares shall be recorded as additional paid-in capital.

Equity Line

In September 2004, the Company entered into a Equity Line Purchase Agreement, valid for three years, with an accredited investor pursuant one or more of the exemptions from the registration requirements and rules of the Securities Act of 1933, whereby the Company may issue and sell to the investor shares of common stock for an aggregate purchase price of up to five million dollars.

Upon execution of the agreement the Company issued the investor a commitment fee of 572,000 shares of common stock and granted 672,000 stock purchase warrants. The value of the shares issued totaled approximately $514,800 and was determined based on the fair market value of the Company’s common stock at the date of issuance. Each warrant enables the investor to purchase one share of common stock at $1.10 per share, and expires five years from the transaction date. In addition, on the date the Company’s issues its first put with the investor, the Company will pay the investor a one time consulting fee of 250,000 shares of common stock, plus $5,000 of fixed legal expenses and a five percent transaction fee on the value of the put placement. For each subsequent closing date only the five percent transaction fee will be required.

The Company is obligated to file with the Securities and Exchange Commission (SEC) a registration statement registering for resale the shares granted and those shares underlying the warrants issued within forty-five days of the transaction’s closing date. In addition, the Company is obligated to use its reasonable best efforts to cause such registration statement to be declared effective within 120 days after the closing date. Prior to each filing date, the Company shall prepare and file with the SEC a registration statement covering the sale of all registrable securities for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act of 1933.

As the registration statement has not been filed and pursuant to EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, approximately $532,000 has been recorded as warrant liability until the Company obtains an effective registration statement.  Upon the completion of the registration statement, the net value of the shares shall be recorded as additional paid-in capital.

Warrant Exercises

In February 2004, the Company issued an aggregate total of 102,083 shares of common stock to an individual upon the exercise of a stock purchase warrant.  One half of the warrant was exercised on a cashless basis resulting in 39,583 shares being issued while the balance of 62,500 shares were purchased resulting in proceeds to the Company in the amount of $34,375.

In March 2004, the Company issued an aggregate total of 305,555 shares of common stock to an individual upon the exercise of stock purchase warrants with the exercise price of $0.90 per share.  Proceeds to the Company from the warrant exercise totaled approximately $275,000.

HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

For the Quarters Ended September 30, 2004 and 2003 (unaudited)

NOTE 6 – STOCKHOLDERS’ EQUITY, Continued

Convertible Debentures

In January 2004, the Company issued 100,000 shares of common stock to debenture holders upon a conversion request.

In March 2004, the Company issued 65,455 shares of common stock to its debenture holders as payment, in lieu of cash, for interest accrued on the unconverted portion of the debenture.  The shares were valued at approximately $85,000 based on the fair market value of the Company’s common stock on the date the interest was due.

In May 2004, the Company issued 70,588 shares of common stock to its debenture holders as a payment, in lieu of cash, for interest accrued on the unconverted portion of the debenture. The shares were valued at approximately $77,700 based on the fair market value of the Company’s common stock on the date the interest was due.

Options Granted

In May 2004, the Company issued a stock option for 500,000 shares of common stock to each of its two officers.  Each option entitles the holder to purchase one share of common stock at an exercise price of $0.85 per share.  The warrants are 100% vested at the time of issuance and expire in May 2014.  As the exercise price of the options equaled the market value on the date of grant, no expense was recognized.

In July 2004, the Company granted stock options to three employees for 100,000 shares of common stock each. Each option entitles the holder to purchase one share of common stock at an exercise price of $0.75 per share. The options expire in July 2014 and vest between one and two years. The estimated value of the options approximated $215,000 at the date of issuance.

In September 2004, the Company granted 200,000 shares of common stock options to a provider of legal services.  Each option entitles the holder to purchase one share of common stock at an exercise price of $0.55 per share. Half of the options vest immediately while the remainder vests in February 2005.  The estimated value of the options approximated $105,000 at the date of issuance.

In September 2004, the Company issued a stock option for 500,000 shares of common stock to each of its two officers.  Each option entitles the holder to purchase one share of common stock at an exercise price of $0.55 per share.  The warrants are 100% vested at the time of issuance and expire in September 2014.  As the exercise price of the options equaled the market value on the date of grant, no expense was recognized.

In September 2004, the Company granted stock options to two employees for 100,000 shares of common stock each. Each option entitles the holder to purchase one share of common stock at an exercise price of $0.55 per share. The options expire in July 2014 and vest between one and two years. The estimated value of the options approximated $105,000 at the date of issuance.

Convertible Preferred Stock

Private Placement – Series B Convertible Preferred Stock

In April 2004, the Company commenced a Private Placement to two institutional investors for the sale of 30 units, of its 130 authorized shares, of Series B Convertible Preferred Stock (“Series B Preferred”) which has a par value of $0.001 per share and a face value of $25,000 per share. Each unit includes one share of preferred stock convertible into 29,412 shares of common stock, one warrant to purchase 14,706 shares of common stock at a purchase price of $1.25 per share (“Series B Warrants”) and one warrant to purchase 14,706 shares of common stock at a purchase price of $1.50 per share (“Series C Warrants”).  The Series B Preferred has no voting rights. The common stock into which the Series B Preferred is convertible shall, upon issuance, have all of the voting rights as the Company’s other issued and outstanding Common Stock.

HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

For the Quarters Ended September 30, 2004 and 2003 (unaudited)

NOTE 6 – STOCKHOLDERS’ EQUITY, Continued

Private Placement – Series B Convertible Preferred Stock, Continued

The Series B Preferred stock shall convert into shares of the Company’s common stock at the purchase price per unit on the earlier of 1) the request of the Holder; 2) three years from the date of closing; or 3) if, beginning on 180 days from the date of closing, the Company’s common stock trades at a closing bid price greater than $2.125 for twenty consecutive days and the daily trading volume is greater than 150,000 shares per day.  The Holders of the Series B Preferred stock shall be entitled to receive dividends at 6% per annum payable in cash or, at the Company’s sole discretion, in registered shares of the Company’s common stock, at the end of each calendar quarter for three years from the date of closing.  Beginning ninety days following the effective date of closing, if the closing bid price of the Company’s common stock exceeds $3.00 for a period of twenty consecutive trading days and the daily volume is greater than 125,000 shares per day, the Series B Warrants may be redeemed by the Company at $0.01 per warrant and beginning one hundred eighty days following the effective date of closing, if the closing bid price of the Company’s common stock exceeds $3.75 for a period of twenty consecutive trading days and the daily volume is greater than 125,000 shares per day, the Series C Warrants may be redeemed by the Company at $0.01 per warrant.  The Series B and C Warrants expire five years from the date of closing.

The Company is required to file a registration statement covering the common shares underlying the Series B Preferred and the Series B and C Warrants no later than forty five days after the date of closing. This Private Placement was fully subscribed and the Company issued 30 units, which generated net proceeds totaling approximately $627,300.

The proceeds were first allocated to the warrants based on their relative fair value, which totaled approximately $412,500 using the Black-Scholes option pricing model.  The remainder of approximately $337,500 was allocated to the beneficial conversion feature.

The Series B Preferred shares are convertible at the option of the holder at issuance and were fully discounted as the value of the warrants, calculated using the Black-Scholes pricing model, and the value of the beneficial conversion feature exceeded the sales price of the shares.  Pursuant to EITF 98-5, “Accounting for Convertible Securities with Beneficial Conversation Features or Contingently Adjustable Conversion Ratios”, the discount attributable to the beneficial conversation feature, approximately $337,500, must be immediately expensed in a manner similar to a dividend at the date of issuance and is included in preferred dividends on the face of the statement of operations.  The remaining discount, attributable to the warrants, will be amortized using the effective interest rate method over five years.  The amortization of discounts on the issuance of the Series B Preferred stock totaled approximately $36,000 at September 30, 2004 and is included in interest expense.

Further, the preferred shares are convertible into registered shares of the Company’s common stock.  Pursuant to EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, approximately $139,000, the net value of the shares at September 30, 2004, has been recorded as a warrant liability until the Company has obtained an effective registration statement.  Upon the completion of the registration statement, the net value of the shares shall be recorded as additional paid-in capital.

The Company granted 44,118 Series B Warrants and 44,117 Series C Warrants to various consultants for services relating to the sale of the preferred stock.  Each Series B Warrant entitles the holder to purchase one share of common stock at an exercise price of $1.25 per share. Each Series C Warrant entitles the holder to purchase one share of common stock at an exercise price of $1.50 per share.  Both the Series B and C Warrants expire in April 2009.  The estimated value of the warrants totaled approximately $92,000 at the date of issuance.  The value of the warrants was estimated using the Black-Scholes option pricing model with the following assumptions:  average risk-free interest of 3.52%; dividend yield of 0%; average volatility factor of the expected market price of the Company’s common stock of 121%; and a term of 5 years.

HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

For the Quarters Ended September 30, 2004 and 2003 (unaudited)

NOTE 6 – STOCKHOLDERS’ EQUITY, Continued

Private Placement – Series B Convertible Preferred Stock, Continued

The warrants issued to all preferred shareholders and consultants require the Company to settle the contracts by the delivery of registered shares.  A registration statement is currently being drafted and as has not been filed with the Securities and Exchange Commission.  However, from the date of issuance, the Company did not have an effective registration statement related to the shares that could be issued should the warrant holders exercise the warrants.  As the contracts must be settled by the delivery of registered shares and the delivery of the registered shares are not controlled by the Company, pursuant to EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, the net value of the warrants at the date of issuance was recorded as a warrant liability on the balance sheet and the change in fair value from the date of issuance to September 30, 2004 has been included in other (expense) income.

Share Cancellations

In April 2004, an agreement between the Company, as the buyer, and the holders, as the seller, canceled approximately 441,400 shares of common stock based upon performance criteria related to the 2003 QBI acquisition.  As there was no goodwill related to the acquisition, nor remaining step up in fair value of assets acquired on the books of QBI, the return of shares adjusted the original purchase price in a manner similar to recording an excess of assets acquired over acquisition price.  In accordance with SFAS No. 141, “Business Combinations,” paragraph 44, which states that when the sum of the amounts assigned to assets acquired and liabilities assumed exceeds the cost of the acquired entity the excess shall be allocated pro-rata to certain non-current assets.  The company recognized a reduction of paid-in-capital of approximately $370,800 and reduced the original purchase price investment in QBI.  QBI therefore reduced the fixed assets of QBI by the value of the returned shares.

In April 2004, an agreement between the Company, as the employer, and the holder, as the employee, canceled approximately 44,000 shares of common stock based upon performance criteria.  The Company recognized a reduction of paid-in-capital of approximately $37,400 based upon the fair market value of the Company’s common stock on the date of issuance.

In May 2004, an advisor to the Company canceled 30,000 shares of previously issued common stock. The Company recognized a reduction of paid-in-capital of $32,700 based upon the fair market value of the Company’s common stock on the date of cancellation.

NOTE 7 – SEGMENT INFORMATION

The Company has four business units that have separate management and reporting infrastructures that offer different products and services.  The business units have been aggregated into four reportable segments:  Corporate, Nutraceutical, Pharmaceutical, and Research and Development.  The Corporate group is the holding company and oversees the operations of the other business units.  The Corporate group also arranges financing and strategic guidance for the entire organization.  The Nutraceutical group processes domestic and imported botanical raw materials into nutritional supplement components, which are sold to manufacturers primarily in the United States.  The Pharmaceutical group provides in-home pharmaceutical products, primarily in Southern California.  The Research and Development group develops future and present products in the fields of drug delivery, vitamins and minerals, and cosmetic pharmaceuticals.

The Company has no inter-segment sales for the fiscal quarters and nine months ended September 30, 2004 and 2003.  The Company’s reportable segments are strategic business units that offer different products and services.  They are managed separately because each business requires different technology and marketing strategies.  The Company evaluates the performance of its operating segments based on income from operations, before income taxes, accounting changes, non-recurring items and interest income and expense.

HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

For the Quarters Ended June 30, 2004 and 2003 (unaudited)

NOTE 7 – SEGMENT INFORMATION, Continued

Summarized financial information concerning the Company’s reportable segments is shown in the following table for the quarter ended September 30, 2004 (in thousands):

Research and

Corporate

Nutraceutical

Pharmaceutical

Development

Consolidated

Sales, net

$

–

$

955

$

815

$

46

$

1,816

Loss before income taxes

$

1,490

$

531

$

97

$

53

$

2,171

Depreciation

    and amortization

$

10

$

53

$

59

$

39

$

161

Interest expense, net

$

161

$

39

$

12

$

–

$

212

Summarized financial information concerning the Company’s reportable segments is shown in the following table for the quarter ended September 30, 2003 (in thousands):

Research and

Corporate

Nutraceutical

Pharmaceutical

Development

Consolidated

Sales, net

$

–

$

2,937

$

1,356

$

–

$

4,293

(Loss) Income

    before income taxes

$

(817)

$

19

$

(179)

$

(16)

$

(993)

Depreciation

    and amortization

$

79

$

84

$

91

$

–

$

254

Interest expense, net

$

257

$

63

$

11

$

–

$

331

Summarized financial information concerning the Company’s reportable segments is shown in the following table for the nine months ended September 30, 2004 (in thousands):

Research and

Corporate

Nutraceutical

Pharmaceutical

Development

Consolidated

Sales, net

$

–

$

4,891

$

2,766

$

70

$

7,727

Loss before income taxes

$

2,222

$

1,273

$

281

$

114

$

3,890

Depreciation

    and amortization

$

61

$

161

$

180

$

87

$

489

Interest expense, net

$

611

$

155

$

45

$

–

$

811

Summarized financial information concerning the Company’s reportable segments is shown in the following table for the nine months ended September 30, 2003 (in thousands):

Research and

Corporate

Nutraceutical

Pharmaceutical

Development

Consolidated

Sales, net

$

–

$

9,851

$

4,146

$

–

$

13,997

Loss before income taxes

$

1,943

$

549

$

267

$

49

$

2,808

Depreciation

    and amortization

$

140

$

249

$

239

$

–

$

628

Interest expense, net

$

453

$

192

$

37

$

–

$

682

HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

For the Quarters Ended September 30, 2004 and 2003 (unaudited)

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Legal Proceedings

On March 24, 2003, First Mirage, Inc. filed an action against the Company, Bill Glaser and Transfer Online,  Inc., in the United States District Court, District of Oregon (CV 03 382 KI).  The complaint contains claims for declaratory judgment, breach of state statutory obligations, conversion, intentional interference with economic relations, breach of fiduciary duty, and negligence.  The complaint alleges that the defendants wrongfully prevented First Mirage from completing its sale of 66,337 shares of the Company’s Common Stock on the open market by refusing to reissue the stock certificate representing those shares without a restrictive legend. The complaint seeks damages in an amount subject to proof at trial, but not less than $90,000.  The complaint also seeks pre and post-judgment interest, punitive damages, and injunctive relief.

The Company believes that because the shares at issue had been sold to First Mirage by an affiliate of the Company, they were subject to the one-year holding period set forth in Rule 144 (promulgated under the Securities Act of 1933), which had not expired at the time of the proposed sale.  The Company thus believes that the complaint is without merit and intends to defend the lawsuit vigorously.  The Company, moreover, has agreed to provide a defense for Mr. Glaser and Transfer Online, Inc.

In September 2004, First Mirage, Inc. released and forever discharges the Company of and from any and all manner of action or actions, cause or causes of action, in law or in equity, and any suits, debts, liens, claims, complaints, obligations, demands, damages, losses, costs, or expenses, of any nature whatsoever, known or unknown, fixed or contingent, that First Mirage, Inc. now has or may have against the Company.

Letter of Intent to Acquire Entity

In August 2004, the Company entered into a Letter of Intent to purchase Swiss Research, Inc., a privately-owned wellness product manufacturer.  Swiss Research’s products include weight and cholesterol management, arthritis and diabetes relief and immune support.  Terms of the acquisition are currently under negotiation.

Notice of Federal Tax Lien

In September 2004, the Company received Form 668(y)(c) Notice of Federal Tax Lien from the Internal Revenue Service (IRS) giving notice that taxes (including penalties and interest) in the amount of $106,576 have been assessed against the Company for delinquent payroll taxes and that there is a lien in favor of the United States on all property and rights to property belonging to the Company for the amount due. Management is currently working with the IRS to expeditiously resolve this matter.

NOTE 9 – SUBSEQUENT EVENTS

Consulting Agreements

In October 2004, the Company entered into an agreement with a business development company to provide services for a period of one year.  In November, the Company issued approximately 294,000 shares of common stock as consideration.  The value of the shares totaled approximately $206,000 and was determined based on the fair market value of the Company’s common stock at the date of issuance.

Conversion of Preferred Stock

In October 2004, the Company issued 58,824 shares of common stock upon a conversion request made by the holder of 58,824 shares of the Company’s Series A Convertible Preferred Stock.  The instrument’s conversion floor was $0.85 per share valuing the common stock issued at approximately $50,000.

HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

For the Quarters Ended September 30, 2004 and 2003 (unaudited)

NOTE 9 – SUBSEQUENT EVENTS, Continued

Acquisition of Polymann Technologies, Inc.

In October 2004, the Company acquired Polymann Technologies, Inc. (PTI), a wholly-owned subsidiary of UTEK Corporation in a tax-free stock-for-stock exchange.  PTI holds a license to a patented technology known as Low Molecular Weight Polymannuronate (“Polymann”).  The Company issued 1,160,000 unregistered shares of its common stock valued at $810,000, based on the fair market value of the Company’s common stock at the date of issuance, to UTEK Corporation in exchange for 100% of the issued and outstanding shares of capital stock of PTI.  The shares issued in the exchange are restricted and may only be resold pursuant to the requirements of the Securities Act of 1933.  The amount of consideration was determined by arms-length negotiations between the parties and the exchange was consummated in accordance with applicable law.

The acquisition of PTI provides the Company with an exclusive worldwide (excluding Korea) licensing right for Polymann, a nutraceutical product derived, in part, from sea mustard and kelp.  Polymann has been shown to reduce serum and liver cholesterol and control serum and liver triglyceride levels in humans and animals.  Polymann can be used in a variety of compositions including capsules, beverages, candy and powdered drink mixes.  It is anticipated that all compositions of Polymann will be GRAS-certified (Generally Recognized as Safe).  Proforma financial information as if the transaction took place at the beginning of the period presented has not been included as PTI does not qualify as a significant acquisition.

Notice of Default on Loan Agreement

In October 2004, the Company received a letter from LaSalle Business Credit, LLC (LaSalle) that declared the Company’s subsidiary, Quality Botanical Ingredients (QBI), in default of a Loan Agreement for failure to adhere to certain covenants. LaSalle made a demand for repayment of the outstanding principal balance of $2,067,990, plus approximately $10,543 in accrued interest and fees.  The outstanding balance bears interest at a rate which is two percent per annum in excess of the rate which would otherwise be applicable until payment in full.  The demand was made pursuant to terms outlined in an Amended Loan and Security Agreement dated as of February 21, 2003 between QBI and LaSalle.  The Company is a guarantor of the obligations of QBI pursuant to a Continuing Unconditional Corporate Guaranty dated as of February 21, 2003.

Discontinued Operations of Wholly-Owned Subsidiary

In October 2004, the Board of Directors of the Company elected to discontinue operations of its wholly-owned subsidiary, Quality Botanical Ingredients, Inc.  Possession of and control over QBI’s assets were turned over to La Salle Business Credit, LLC, QBI’s primary secured lender, for liquidation.  Proceeds from the sale of such assets will be used to repay QBI’s creditors for outstanding obligations.  At this time, management is unable to make a determination of the expected completion date and costs expected to be incurred in connection with such action.

The Company is a guarantor of the obligations of QBI pursuant to a Continuing Unconditional Corporate Guaranty dated as of February 21, 2003.  The current amount of obligations in which the Registrant is a guarantor is approximately $2 million.  However, the sales of QBI’s assets and collection of outstanding receivables is expected to significantly reduce this amount.  At this time, management can not provide an accurate estimate of the expected proceeds from the sale of such assets.  Management believes the Company’s continuing operations will not be adversely affected by this action.

The subsidiary has not been presented as discontinued operations in the accompanying condensed and consolidated financial statements as the events which led up to, and management’s decision to discontinue operations occurred after period end.

Share Cancellation

In November 2004, an agreement between the Company, as the employer, and the holder, as the former employee, canceled approximately 6,000 shares of common stock based upon performance criteria.  The Company recognized a reduction of paid-in-capital of approximately $5,000 based upon the fair market value of the Company’s common stock on the date of issuance.

HEALTH SCIENCES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

For the Quarters Ended September 30, 2004 and 2003 (unaudited)

NOTE 9 – SUBSEQUENT EVENTS, Continued

Claim of Wrongful Termination

In November 2004, an attorney for Jacob Engel, wrote a letter to the Company alleging that Health Sciences Group, Inc. failed to pay Mr. Engel his salary since January 1, 2004 at the rate of $150,000 per annum and wrongfully terminated his participation in the Company’s health insurance coverage leaving him uninsured for three months during which he incurred medical expenses which would have been covered and compelling his acceptance, with a reservation of rights of COBRA coverage for which he has been obliged to pay premiums since September 2004.  The letter stated that in the event cure is not fully effected by December 5, 2004, Mr. Engel will terminate his Employment Agreement for Good Reason pursuant to the Employment Agreement.  The letter further stated that unless the defaults are fully cured prior to December 5, 2004, in addition to all unpaid base salary since January 1, 2004 through the date of termination and the reimbursement of COBRA payments made by Mr. Engel, the Company will be obligated to pay Mr. Engel one year of his base salary and all accrued vacation pay and to restore Mr. Engel to coverage under the health insurance plan.  The letter further stated that in addition, Mr. Engel is entitled to have his rights in his stock options until December 5, 2005 and that Mr. Engel is owed $18,000 for legal expenses; has a claim for breach of the agreement between him and the Company by which he agreed to accept shares of the Company’s stock in lieu of $100,000 of his 2003 salary and has a claim for the automobile allowance of $350 per month which the Company agreed to provide him.

The Company does not agree with the allegations made and is prepared to vigorously assert its position.

OUTSIDE BACK COVER PAGE OF PROSPECTUS

Until ________, 2004 (40 days after the date of this prospectus), all dealers effecting transactions in these securities may be required to deliver a prospectus, even if they do not participate in this offering.  This is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

i

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.   Indemnification of Directors and Officers

Under the General Corporation Law of the State of Colorado, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).  Our certificate of incorporation provides that, pursuant to Colorado law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders.  This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Colorado law.  In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Colorado law.  The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our bylaws provide for the indemnification of our directors and officers to the fullest extent permitted by the Colorado General Corporation Law.  We are not, however, required to indemnify any director or officer in connection with any (a) unlawful misappropriation of corporate assets, (b) disclosure of confidential information or (c) any other breach of such director or executive officer’s duty to us or our stockholders.  We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our bylaws or otherwise.

Item 25.    Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, if any, payable by the Registrant relating to the sale of common stock being registered.  All amounts are estimates except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$ 873
Printing and engraving expenses	15,000
Legal fees and expenses	100,127
Accounting fees and expenses	10,000
Transfer agent and registrar’s fees and expenses	5,000
Miscellaneous expenses	4,000
Total	$ 135,000

Item 26.    Recent Sales of Unregistered Securities

During the last three years, we have issued unregistered securities to the persons, as described below.  None of these transactions involved any underwriters, underwriting discounts or commissions, except as specified below, or any public offering, and we believe that each transaction was exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof and/or Regulation D promulgated thereunder.  All recipients had adequate access, through their relationships with us, to information about us.

Shares Issued to Insiders

In October 2000, we  issued an aggregate of 10,000 shares of common stock to three individuals, two of which are related to Fred E. Tannous, as partial payment, in addition to cash, for services rendered:  David E. Tannous, the brother, and Naser J. Khoury,  the cousin, of our CEO, Fred E. Tannous.  The Company believes that the transaction was exempt from registration pursuant to Section 4(2) of the Securities Act as transactions by an Issuer not involving a public offering.

In July 2001, we issued an aggregate of 1 million shares to Messrs. Fred E. Tannous and Bill Glaser in consideration of $250,000 in services rendered.  These shares were issued pursuant to Section 4(2) of the Act.

In December 2002 we issued an aggregate of 707,229 shares of common stock to Fred E. Tannous and Bill Glaser in consideration of the cancellation of promissory notes and accrued interest aggregating $388,976.  These shares were issued pursuant to Section 4(2) of the Act.

In December 2002, we issued an aggregate of 744,056 shares to Messrs. Fred E. Tannous and Bill Glaser in consideration of $409,231 in services rendered.  These shares were issued pursuant to Section 4(2) of the Act.

Shares Issued As Stock Bonuses To Employees

In July 2002 and January 2003 we issued an aggregate of 11,250 shares to two of our employees as stock bonuses for services of $11,500.

Stock Issued To Outside Consultants

We issued an aggregate of 1,711,632 shares to nine consultants who provided marketing services, research services, investor relation services and legal services for an aggregate of $1,965,722 in services provided by such consultants:  American Financial Communications, Inc. (“AFC”), Steve Davis, The Research Works, Liviakis Financial Communications, Redwood Consultants, LLC, Eric Richardson, and XXR Consulting, LLC.   These shares were issued pursuant to Section 4(2) of the Act.  Pursuant to Settlement and Release Agreement dated September 19, 2002 we were also required to issue an additional 200,000 shares of common stock to AFC in consideration of the settlement.

Shares Issued to Third Parties For Conversion of Notes

In February 2001 and December 2002, we issued 213,066 shares to two parties, H.S. Branch and Brindley Mill Capital, LLC and for the cancellation of $169,126 of Promissory Notes.  In connection with these transactions we issued to Brindley Mill Capital, LLC, a warrant to purchase 193,066 shares of common stock at an exercise price of $1.00 per share.  These securities were issued pursuant to Section 4(2) of the Act.

Shares Issued in Private Placement Transactions

October 2000 Private Placement

In October 2000 we sold an aggregate of 300,000 shares for an aggregate consideration of $37,500 to five individual investors in a private placement.  The transaction was entered into pursuant to Section 4(2) of the Act.

Ritger Private Placement

From June 2002 through July 2003, we sold an aggregate of 584,596 shares of common stock to William Ritger for an aggregate consideration of $372,640 pursuant to Section 4(2) of the Act and issued Mr. Ritger warrants to purchase an aggregate 510,902 shares at $0.90 per share.  We also issued 6,944 shares for $3,902 to Michael Ritger, Mr. William Ritger’s son, on the same exemption.

January though March 2003 Private Placement

From January through March 2003 we issued 264,546 shares of common stock to four investors in a private placement, Larry Dubb, Seaside Partners LP, Michael Pisani and Joe Hines, for aggregate consideration of $148,700 which sum includes a $25,200 note and interest converted by Joseph Hines.  We also issued warrants to these investors to purchase an aggregate of 264,546 shares of common stock at $1.00 per share.  These securities were issued pursuant to Section 4(2) of the Act.

April 2003 Private Placement

In April 2003 we issued 132,727 shares of common stock to three investors, Michael Weiss, Michael Pisani and Robert Bisgeier for aggregate consideration of $106,100.  We also issued to these investors warrants to purchase an aggregate of 132,727 shares at prices ranging from $1.00 to $1.25 per share.

In May and June 2003, we issued 61,824 units, comprised of 61,824 shares of its common stock and 61,824 common stock purchase warrants, at prices ranging from $0.90 to $1.25 per unit.  The units were issued pursuant to Security Purchase Agreements for net proceeds totaling $52,700.  The transactions described above were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

In July 2003, the Company entered into Security Purchase Agreements providing for the sale of 58,823 units comprised of 58,823 shares of the Company’s common stock and 58,823 common stock purchase warrants at $0.85 per unit.  Each warrant entitles the holder to purchase one share of common stock at $1.25 per share.  The warrants are for a term of three years.  Net proceeds from the sale of the units totaled $50,000.  The units were sold to a few accredited investors under Section 4(2) of the Securities Act of 1933.

In September 2004, the Company entered into a Security Purchase Agreement providing for the sale of 294,118 units comprised of 294,118 shares of the Company’s common stock and 294,118 common stock purchase warrants at $0.85 per unit.  Each warrant entitles the holder to purchase one share of common stock at $1.10 per share.  The warrants are for a term of five years.  Net proceeds from the sale of the units totaled $215,000.  The units were sold to an accredited investor under Section 4(2) of the Securities Act of 1933.

In September 2004, the Company entered into an Equity Line Purchase Agreement providing for the sale of up to $5,000,000 of the Company’s common stock.  The Agreement provides the Company with the right to exercise a put option of up to $500,000 per week subject to certain conditions.  The Company issued 572,000 shares of common stock as a commitment fee for the Agreement.  The Agreement was entered into with an accredited investor under Section 4(2) of the Securities Act of 1933.

The above private placements should not be integrated with this offering because they are not part of the same plan of financing as this offering is not designed to raise capital for the registrant.

Shares Issued in Connection with Business Acquisitions

In December 2001, we acquired XCEL Healthcare, Inc. and BioSelect Innovations, Inc. from its shareholders, consisting of three individuals, in return for 855,000 shares of our unregistered common stock and other consideration.  These shares were issued pursuant to Section 4(2) of the Act.  The shares were valued at $3,902,464 in the aggregate.  We also issued 46,000 shares of common stock to a finder in connection with the acquisition, valued at $209,760.

In February 2003, effective January 1, 2003, we purchased substantially all assets and assumed certain liabilities of Quality Botanical Ingredients, Inc., a New Jersey corporation (now known as AAA Health Products, Inc.) (“AAA”) pursuant to an Asset Purchase Agreement for 1,200,000 shares of the Company’s common stock, which includes 433,333 shares placed in an escrow account and 200,000 shares issued to consultants for services provided to the Company relating to the acquisition.  The value of the shares was determined based on the average closing market price of the Company’s common stock over the two-day period before and after the terms of the acquisition were agreed to and announced.  Shares placed in escrow totaling 433,333 are subject to set-off of any accounts receivable remaining after 150 days from the closing date.  The remaining 100,000 shares are subject to settlement of any indemnity claims.  Additional shares, not to exceed 1,250,000 of the Company’s common stock were to be issued to the seller should the closing price of the Company’s common stock not achieve certain levels after one year from the closing date.  An additional 200,000 shares shall be issued to the seller upon reaching certain levels of gross revenues and gross operating margins as compared to its 2001 financial results.  Pursuant to the Agreement, we contributed $200,000 to AAA, which was used as payment to AAA’s creditors.  We also contributed $400,000 to AAA, of which, $350,000 was used to pay down QBI’s line of credit and the remaining $50,000 was paid as a loan fee.  Within 90 days from the date of close, we were required to contribute and additional $100,000 to QBI to be used to pay down debt assumed during the acquisition.

In October 2004, pursuant to the terms of an Agreement and Plan of Acquisition by and between the Company, Polymann Technologies, Inc., and UTEK Corporation, the Company issued 1,160,000 shares of common stock to UTEK Corporation upon the closing of the acquisition described in Item 2.01 above.  The shares were issued in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder.

Shares Issued in Connection with Consulting Agreements

In January 2003, we entered into an agreement with a consultant, unrelated to us, to provide financial relations services.  The agreement required us to grant the consultant options to purchase 125,000 shares of the Company’s common stock at an exercise price of $0.55 per share.  We terminated the agreement in May 2003.  The estimated value of the options total approximately $54,000.  The value of the options was estimated using the Black-Scholes option pricing model with the following assumptions:  average risk-free interest of 2.00%; dividend yield of 0%; volatility factor of the expected market price of the Company’s common stock of 140%; and a term of three years.

In February 2003, we issued 8,761 shares of common stock to a consultant for public relations services.  The value of the shares totaled approximately $3,500 at the date of issuance and was determined based on the fair market value of the Company’s common stock at the date of issuance.

In March 2003, we entered into an agreement with a consultant to provide investor relations services through September 11, 2003.  We issued a total of 90,000 shares of the restricted common stock to the consultant as consideration for the services to be provided.  The value of the shares issued totaled approximately $66,000 at the date of issuance and was determined based on the fair market value of the Company’s common stock at the date of issuance.

In June 2003, the Company issued 12,041 shares of its common stock to two consultants for business development services.  The shares were valued at approximately $7,000.

In June 2003, the Company issued 51,705 shares of its common stock to a former consultant pursuant to a Settlement and Release Agreement.  The shares were valued at approximately $32,000.

In September 2004, we issued 25,000 shares of common stock to a consultant for public relations services.  The value of the shares totaled approximately $15,000 at the date of issuance and was determined based on the fair market value of the Company’s common stock at the date of issuance.  This transaction was entered into pursuant to Section 4(2) of the Act.

Shares Issued in Connection with Convertible Debentures

In February 2003, we sold $300,000 of convertible debentures pursuant to a Securities Purchase Agreement with Brivis/Stranco, which was assigned to Cedar Crescent Holdings, Ltd., a selling shareholder.  Additionally, we issued 571,428 of common stock purchase warrants to the debenture holders.  Each warrant entitles the holder to purchase one share of common stock at an exercise price of $0.60.  The warrants expire in February 2008.  The debentures accrue interest at 12% per annum.  The unpaid principal and accrued interest is due on February 24, 2005.  The notes are collateralized by a second position in substantially all assets of the Company and shares owned by the officers and major shareholders of the Company.  Commencing July 24, 2003, the debentures can be converted at $0.525 per share.  We will also issue 79,637 shares to the Debenture holder in payment of interest on the Debentures and other charges.  The estimated relative fair value of the warrants totaled approximately $174,000 at the date of issuance.  The value of the warrants was estimated using the Black-Scholes option pricing model with the following assumptions:  average risk-free interest of 2.82%; dividend yield of 0%; volatility factor of the expected market price of the Company’s common stock of 142%; and a term of five years.

Additionally, we granted 85,712 stock purchase warrants to two consultants as consulting services relating to the convertible debentures sold by the Company.  Each warrant entitles the holder to purchase one share of common stock at an exercise price of $0.60.  The warrants expire in February 2008.  The estimated value of the warrants totaled approximately $71,000 at the date of issuance.  The value of the warrants was estimated using the Black-Scholes option pricing model with the following assumptions:  average risk-free interest of 2.82%; dividend yield of 0%; volatility factor of the expected market price of the Company’s common stock of 142%; and a term of five years.

In May 2003 we issued a 12% $500,000 convertible debenture with warrants to Castlerigg Master Investments, Ltd., a selling shareholder.  The debenture is due May 21, 2005 and is convertible into 588,235 shares of our common stock and the warrants exercisable for 588,235 shares of our common stock at $1.25 per share.  We will also issue 70,588 shares in lieu of cash interest to the debenture holder.  As part of this transaction we issued 88,235 identical warrants to Vestcom.

Shares Issued in Connection with Series A and B Convertible Preferred Offerings

In September 2003 we closed on a private placement of Units consisting of one share of Series A Convertible Preferred Stock and one warrant to buy a share of common stock.  We sold $2,000,000 of Units at $.85 per Unit.  Spencer Trask Ventures, Inc. acted as introducing Agent and received a commission of 10% gross proceeds, 3% non-accountable expense allowance, warrants for 20% of the underlying shares sold and 500,000 shares of common stock for acting as our Consultant through August 2005.  The offering was limited to accredited investors.  We estimate that the Series A Convertible Preferred Stock and the warrants are convertible and exercisable, respectively on a one-for-one basis, into our common stock.

In the spring of 2004, we closed on a $750,000 institutional private placement of Series B Convertible Preferred Stock.  882,353 shares of common stock are issuable upon conversion of the Series B Preferred Stock at a conversion price of $0.85 per share.  In this transaction, we also issued: 88,235 shares of common stock issuable upon exercise of a warrant held by First Montauk Securities (“Montauk”), a placement agent, exercisable at $.85 per share, issued in connection with the private placement of Series B Convertible Preferred Stock; (i) 441,180 shares issuable upon exercise of a Series B warrant at $1.25 per share issued to the purchasers of the Series B Convertible Preferred Stock; (ii) 441,180 shares issuable upon exercise of a Series C warrant at $1.50 per share issued to the purchasers of the Series B Convertible Preferred Stock; (iii) 441,180 shares issuable upon exercise of a Series D warrant at $1.25 per share issued to the purchasers of the Series B Convertible Preferred Stock if the purchaser invests $750,000 in additional shares of Series B Preferred Stock within 90 days of April 21, 2004; (iv) 441,180 shares issuable upon exercise of a Series E warrant at $1.50 per share issued to the purchasers of the Series B Convertible Preferred Stock if the purchaser invests $750,000 in additional shares of Series B Preferred Stock within 90 days of April 21, 2004.  Montauk also received cash fees of 13% of the gross proceeds of the placement.

Other Issuances

In October 2003 we issued an aggregate of 400,000 shares to certain of our officers and key management and 12,000 shares to a consultant.

The issuances mentioned above involve “restricted securities” because the issuances were made in reliance upon the exemption from registration provided by Section 4(2) of the 1933 Act for private placements.

Item 27.  Exhibits

Exhibit

No.

Description of Exhibit

2.1(10)

Asset Purchase Agreement between QBI Delaware, the Company, QBI New Jersey, Corrola and Schortz dated November 30, 2002

2.2(10)

First Amendment to the Asset Purchase Agreement dated December 30, 2002

2.3(10)

Second Amendment to the Asset Purchase Agreement dated January 31, 2003

2.4(10)

Third Amendment to the Asset Purchase Agreement dated February 20, 2003

2.4.1(12)

QBI Amendments, September 26, 2003

2.4.2(12)

QBI Amendments, March 10 2004

3.1(1)

Articles of Incorporation

3.2(1)

By-laws

3.3(1)

Amendment to the Articles of Incorporation of iGoHealthy.com

3.4(11)

Certificate of Designation, Series A Convertible Preferred Stock

3.4.2

Certificate of Designation of Series B Convertible Preferred Stock

4.1(1)

Specimen of common stock Certificate

5

Opinion and Consent of Koff, Corn & Berger P.C. regarding legality of the shares being registered, to be supplied by amendment

10.1(1)

Contract for Services Agreement between Stephen Davis and iGoHealthy.com, Inc.

10.1.1(10)

Continuing Unconditional Corporate Guaranty of the Company dated February 25, 2003.

10.2(1)

Domain Name Sale and Assignment Agreement between HealthyUSA, Inc. and iGoHealthy.com, Inc.

10.3(1)

Promissory Note between HealthyUSA, Inc. and iGoHealthy.com, Inc.

10.4(1)

Web Site Development and Services Agreement between Fluidesign and iGoHealthy.com, Inc.

10.6*

Settlement Agreement and Mutual General Release between Founding Advisors, Inc. and Health Sciences group, Inc. dated February 27, 2003

10.7.1*

Securities Purchase Agreement by and between Health Sciences Group, Inc. and Brivis Investments, Ltd. and Stranco Investments, Ltd. dated February 22, 2003

10.7.2*

Convertible Debenture Agreement issued to Brivis Investment, Ltd.

10.7.3*

Convertible Debenture Agreement issued to Stranco Investment, Ltd.

10.7.3B

Amendment Agreement with Cedar Crescent Holdings, Inc. and Castlerigg Master Investments, January 9, 2004

10.7.4*

Stock Purchase Warrant issued to Brivis Investment, Ltd.

10.7.5*

Stock Purchase Warrant issued to Stranco Investment, Ltd.

10.7.6*

Stock Purchase Warrant issued to FCIM Corporation

10.7.7*

Stock Purchase Warrant issued to George Matin

10.7.8*

Registration Rights Agreement

10.7.9*

Security Agreement made by and between Health Sciences Group, Inc., XCEL Healthcare, Inc., BioSelect Innovations, Inc. and Brivis Investments, Ltd., Stranco Investments, Ltd.

10.7.10*

Pledge and Security Agreement by and Between Fred E. Tannous, Bill Glaser and Brivis Investments, Ltd., Stranco Investments, Ltd.

10.7.11*

Escrow Agreement Between Health Sciences Group, Inc. and Brivis Investments, Ltd. and Stranco Investments, Ltd.

10.8.1*

Loan and Security Agreement between XCEL Healthcare, Inc. and Meridian Commercial Healthcare Finance, LLC.

10.8.2*

Indemnification Agreement by Fred E. Tannous

10.8.3*

Indemnification Agreement by Bill Glaser

10.8.4*

Corporate Guaranty made by Health Sciences Group, Inc. in favor of Meridian Commercial Healthcare Finance, LLC.

10.8.5*

Subordination Agreement among XCEL Healthcare, Inc., Mac Rosenstein and Meridian Commercial Healthcare Finance, LLC.

10.8.6*

Subordination Agreement among XCEL Healthcare, Inc., Moe Gelber and Meridian Commercial Healthcare Finance, LLC.

10.8.7*

HIPAA Business Associate Addendum by and between XCEL Healthcare, Inc. and Meridian Commercial Healthcare Finance, LLC.

10.9(11)

Spencer Trask Designee Stock Purchase Warrant, 385,530 shares

10.10(11)

Form of Spencer Trask Stock Purchase Warrant, 385,529 shares

10.11(11)

Spencer Trask Consulting Agreement, July 7, 2003

10.12(11)

Spencer Trask Amendment to Consulting Agreement, No. 1, August 7, 2003

10.12.1(11)

Modification of Spencer Trask Designee Warrants, Form of, August 2003

10.13(11)

Executive Employment Agreement, dated August 11, 2003, with Jacob Engel

10.13.1(11)

Stock Option Agreement, Jacob Engel, 2,000,000 shares, August 11, 2003

10.14(11)

12% Debenture, May 21, 2003, Castlerigg Master Investments, Ltd.

10.15(11)

Securities Purchase Agreement, May 21, 2003, Castlerigg Master Investments, Ltd.

10.16(11)

Registration Rights Agreement, May 21, 2003, Castlerigg Master Investments, Ltd

10.17(11)

Warrant to Purchase 588,235 shares of common stock, Castlerigg Master Investments, Ltd.

10.18(11)

Warrant to Purchase 88,235 shares of common stock, Vestcom

10.19(11)

Security Agreement, May 21, 2003, Castlerigg Master Investments, Ltd.

10.20(11)

Consulting Agreement, August 1, 2003, Steven Antebi

10.21(11)

Warrant Certificate, 2,000,000 shares, Steven Antebi, August 1, 2003

10.22(11)

2003 Stock Option, Deferred Stock & Restricted Stock Plan

10.23(11)

Form of Subscription Agreement for Series A Convertible Preferred Stock

10.24(11)

Registration Rights Agreement for Series A Convertible Preferred Stock, Form of

10.25(11)

common stock Purchase Warrant, Form of, for Series A Convertible Preferred Stock Offering

10.26(11)

Indemnity Agreement, August 1, 2003 with Jacob Engel, Fred Tannous, Bill Glaser and William T. Walker

10.27(12)

Series B Convertible Preferred Stock Purchase Agreement, April 21, 2004

10.28(12)

Registration Rights Agreement pertaining to Series B Stock, April 21, 2004

10.29(12)

Form of Series B warrant pertaining to Series B Stock

10.30(12)

Form of Series C warrant pertaining to Series B Stock

10.31(12)

Form of Series D warrant pertaining to Series B Stock

10.32(12)

Form of Series E warrant pertaining to Series B Stock

10.33(12)

Forbearance Agreement with LaSalle Business Credit, LLC, March 11, 2004

10.34(13)

Acquisition of Polymann Technologies, Inc. dated October 25, 2004 between Health Sciences Group, Inc. and UTEK Corporation

10.35(13)

Acquisition of Apple Peel Technologies, Inc. dated November 22, 2004 between Health Sciences Group, Inc. and UTEK Corporation

10.36(13)

Stock Purchase Agreement between Health Sciences Group, Inc. and Castlerigg Master Investments, Ltd. dated September 14, 2004

10.37(13)

Stock Purchase Warrant for 117,647 shares, Castlerigg Master Investments, Ltd. dated September 14, 2004

10.38(13)

Registration Rights Agreement between Health Sciences Group, Inc. and Castlerigg Master Investments, Ltd. dated September 14, 2004

10.39(13)

Stock Purchase Warrant for 17,647 shares, Vestcom, Ltd. dated September 14, 2004

10.40(13)

Equity Line Purchase Agreement between Health Sciences Group, Inc. and Vestcap International Management, Ltd. dated September 27, 2004

10.41(13)

Stock Purchase Warrant for 672,000 shares, Vestcap International Management, Ltd. dated September 27, 2004

10.42(13)

Registration Rights Agreement between Health Sciences Group, Inc. and Vestcap International Management, Ltd. dated September 27, 2004

16.1(6)

Letter from Singer Lewak Greenbaum and Goldstein, LLP, dated October 31, 2001, to the Securities and Exchange Commission

16.1.1(8)

Recession Agreement between Health Sciences Group and International Pharmaceutical Group, LLC, dated April 6, 2002

16.2(8)

Letter of Resignation from the Board of Directors of Health Sciences Group, Inc. by Harbinder Singh Brach dated April 6, 2002

21.1***

List of subsidiaries

23

Consent of Stonefield Josephson, Inc., Certified Public Accountants

23.2

Consent of Counsel (See Exhibit 5)

99.1(3)

2001 Employee Stock Option Plan for iGoHealthy.com, Inc.

99.1.1(4)

Amendment and Restatement of the 2001 Employee Stock Option Plan for iGoHealthy.com, Inc.

99.1.3(10)

Press Release dated February 26, 2003.

99.1.4(7)

Stock Purchase and Share Exchange Agreement by and among Health Sciences Group, Inc., Fred E. Tannous and Bill Glaser on one hand and XCEL Healthcare, Inc., BioSelect Innovations, Inc. and respective shareholders dated December 14, 2001.

99.2(7)

Employment Agreement by and between XCEL Healthcare, Inc. and Daniel I. Gelber, dated December 14, 2001.

99.3(7)

Employment Agreement by and between XCEL Healthcare, Inc. and Ron A. Gustilo, dated December 14, 2001.

99.4(7)

Employment Agreement by and between XCEL Healthcare, Inc. and Richard L. Kleinberger, dated December 14, 2001.

99.5(7)

Confidentiality and Non-Competition Agreement by and between XCEL Healthcare, Inc. and Daniel I. Gelber, dated December 14, 2001.

99.6(7)

Confidentiality and Non-Competition Agreement by and between XCEL Healthcare, Inc. and Ron A. Gustilo, dated December 14, 2001.

99.7(7)

Confidentiality and Non-Competition Agreement by and between XCEL Healthcare, Inc. and Richard L. Kleinberger, dated December 14, 2001.

99.8(7)

Escrow Agreement by and among Health Sciences Group, Inc., XCEL Healthcare, Inc., BioSelect Innovations, Inc., the respective shareholders, and Pollet & Richardson, dated December 14, 2001.

99.9(7)

Press release dated December 17, 2001.

99.10***

Form of Securities Purchase Agreement dated December 20, 2002 used in connection with private placement.

99.11***

Form of Stock Purchase Warrant used in connection with private placement.

99.12***

Form of Registration Rights Agreement dated December 20, 2002 used in connection with private placement.

99.13***

Term Sheet for April 2003 private placement

99.14***

Form of Registration Rights Agreement for April 2003 private placement

99.15***

Form of Stock Purchase Warrant for April 2003 private placement

99.16***

Form of Subscription Agreement for April 2003 private placement

_______________

(1)

Filed as an exhibit to our registration statement on Form SB-2 filed on December 11, 2000 (File No. 333-51628) and herein incorporated by reference.

(2)

Filed as an exhibit to our registration statement on Form SB-2 filed on January 22, 2001 (File No. 333-51628) and herein incorporated by reference.

(3)

Filed as an exhibit to our registration statement filed on Form S-8 filed on July 16, 2001 and herein incorporated by reference.

(4)

Filed as an exhibit to our Post-Effective Amendment No. 1 to Form S-8 Registration Statement filed on December 14, 2001 and herein incorporated by reference.

(5)

Filed as an exhibit to our current report on Form 8-K filed on October 24, 2001 and herein incorporated by reference.

(6)

Filed as an exhibit to our current report on Form 8-K filed on November 1, 2001 and herein incorporated by reference.

(7)

Filed as an exhibit to our current report on Form 8-K filed on December 31, 2001 and herein incorporated by reference.

(8)

Filed as an exhibit to our current report on Form 8-K filed on May 13, 2002 and herein incorporated by reference.

(9)

Filed as an exhibit to our Post-Effective Amendment No. 2 to Form S-8 Registration Statement filed May 24, 2002 and herein incorporated by reference.

(10)

Filed as an exhibit to our current report on Form 8-K filed on March 11, 2003 and herein incorporated by reference.

(11)

Filed as an exhibit to our Registration Statement (pre-effective Amendment No. 1) on Form SB-2 filed October 16, 2003, Registration Number 333-105407, and herein incorporated by reference.

(12)

Filed as an exhibit to our registration statement on form SB2A filed May 24, 2004, Registration Number 333-111851, and herein incorporated by reference.

(13)

Filed as an exhibit to our registration statement on form SB2A filed December 30, 2004, Registration Number 333-111851, and herein incorporated by reference.

*      Filed as an Exhibit to our Report under Form 10K, for the year ended December 31, 2002, filed on April 16, 2003 and herein incorporated by reference.

***   Filed as an exhibit to our registration statement on Form SB-2 filed May 20, 2003, Registration Number 333-105407, and herein incorporated by reference.

Item 28.

Undertakings

The undersigned Registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a)

to include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)

to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective  amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering  price set forth in the  “Calculation  of the Registration  Fee” table in the effective registration statement.

(c)

to include any material information with respect to the plan of distribution  not previously  disclosed in this Registration  Statement or any material  change to such information in this Registration Statement; provided, however, that the undertakings set forth in paragraph (a) and (b) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in this Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.  For the purpose of determining any liability under the Securities Act of 1933, each post-effective that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this post-effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California, on the 3rd day of January 2005.

Health Sciences Group, Inc.

By:   /s/ Fred E. Tannous

Fred E. Tannous

Chief Executive Officer,

Principal Financial Officer,

and Co-Chairman

Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the issuer in the capacities and on the dates indicated.

January 3, 2005

By:

   /s/ Fred E. Tannous

Fred E. Tannous

Chief Executive Officer,

Principal Financial Officer,

and Co-chairman

January 3, 2005

By:

   /s/ Bill Glaser

Bill Glaser

President, Secretary, and Co-chairman

January 3, 2005

By:

   /s/ Duke Best

Duke Best

Controller